UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14-A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Safeway Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SAFEWAY INC.

5918 Stoneridge Mall Road

Pleasanton, CA 94588-3229

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Safeway Inc., a Delaware corporation, will be held at our corporate offices, 5918 Stoneridge Mall Road, Pleasanton, California, on Thursday, May 19, 2011, at 1:30 p.m., Pacific time, for the following purposes:

1.	To elect as directors the ten nominees named in the attached Proxy Statement to serve for a term of one year and until their successors are elected and qualified;

2.	To consider and vote on an advisory basis on the compensation of our named executive officers;

3.	To consider and vote on an advisory basis on the frequency of a stockholder advisory vote on the compensation of our named executive officers;

4.	To consider and vote on the approval of the Safeway Inc. 2011 Equity and Incentive Award Plan;

5.	To consider and vote on the re-approval of the 2001 Amended and Restated Operating Performance Bonus Plan for Executive Officers of Safeway Inc.;

6.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011;

7.	To consider and vote upon one stockholder proposal, if properly presented at the Annual Meeting, which is opposed by the Board of Directors; and

8.	To transact such other business as may properly come before the meeting and any adjournments or postponements.

Only stockholders of record at the close of business on March 21, 2011 will be entitled to receive this notice and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder present at the Annual Meeting and, for any purpose relevant to the Annual Meeting, for at least ten days prior to the Annual Meeting, during ordinary business hours at our corporate offices at the address indicated above.

Whether or not you plan to attend the Annual Meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote over the Internet as well as by telephone or, if you received printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in the attached Proxy Statement as well as in the Notice of Internet Availability of Proxy Materials received by stockholders in the mail. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

Important Notice regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2011: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended January 1, 2011 are available free of charge at www.safeway.com/investor_relations.

By Order of the Board of Directors,

ROBERT A. GORDON

Secretary

Pleasanton, California

Dated: April 1, 2011

SAFEWAY INC.

5918 Stoneridge Mall Road

Pleasanton, CA 94588-3229

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

This Proxy Statement is furnished to our stockholders on behalf of the Board of Directors of Safeway Inc., a Delaware corporation (“Safeway” or the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at our Annual Meeting of Stockholders, to be held at our corporate offices, 5918 Stoneridge Mall Road, Pleasanton, California, on Thursday, May 19, 2011, at 1:30 p.m., Pacific time, and at any adjournments or postponements. For your convenience, we are also pleased to offer a live webcast of our Annual Meeting on the Investor Relations section of our Web site at www.safeway.com/investor_relations.

The Notice of Annual Meeting and Proxy Statement and form of proxy are being distributed and made available on or about April 1, 2011.

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), this year we have chosen to furnish proxy materials to our stockholders, including this Proxy Statement and our 2010 Annual Report to Stockholders, by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, our stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (the “Notice”) that provides general information about the Annual Meeting, the address of the Web site on which our Proxy Statement and Annual Report are available for review, printing and downloading and instructions on how to submit proxy votes. Stockholders who have elected to receive proxy materials via electronic delivery will receive by e-mail the Proxy Statement, the Annual Report and instructions on how to vote. Certain stockholders who have previously elected to receive proxy materials in hard copy will receive a full set of the materials in the mail. For those who wish to receive a paper or e-mail copy of the proxy materials, the Notice contains instructions on how to do so.

Only stockholders of record at the close of business on March 21, 2011 (the “Record Date”) will be entitled to vote at the meeting. At the close of business on that date, there were 366,989,889 shares of our Common Stock issued and outstanding and entitled to vote. Each such issued and outstanding share of Common Stock is entitled to one vote. A majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

Voting

If shares are not voted in person, they cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy by telephone or over the Internet by following the instructions provided in the Notice, or, if you received printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.

Voting by Telephone or Through the Internet. If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 9 p.m., Pacific time, on May 18, 2011. Please see the Notice for instructions on how to access the telephone and Internet voting systems. If your shares of Common Stock are held in “street name” for your account, your broker, bank or other nominee will advise you whether you may vote by telephone or through the Internet.

Voting by Proxy Card. If you received printed proxy materials, you can vote by mail pursuant to instructions provided on the proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card. If you own Common Stock through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity, you should follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.

For those stockholders who are participants in any of Safeway’s 401(k) plans, your proxy also serves as a voting instruction to the 401(k) Plan Trustee for the Safeway shares held in the 401(k) plans as of the Record Date, provided that instructions are furnished over the Internet or by telephone by 6 a.m., Pacific time, on May 18, 2011, or that a proxy card is signed, returned and received by 6 a.m., Pacific time, on May 18, 2011.

Votes cast at the Annual Meeting will be tabulated by the inspector of election for the Annual Meeting. Shares represented by any proxies marked with abstentions or represented by any “broker non-votes” (as described in the next paragraph) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Broker non-votes occur when a broker, bank or other nominee holding shares for your account does not vote on a particular matter because the nominee does not have discretionary authority to vote on such matter and has not received voting instructions from you.

In uncontested elections of directors, such as this election, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. Similarly, a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote is required for approval of all of the other proposals properly submitted for consideration at the Annual Meeting, with the exception of Proposals 3 and 4. The votes required for the approval of Proposals 3 and 4 are explained in the descriptions of such proposals. A “majority of the votes cast” means that the number of votes cast “for” a director candidate or proposal must exceed the number of votes cast “against” that candidate or proposal. In accordance with our By-Laws, for purposes of determining the outcome of the election of directors or any proposal, shares represented by proxies reflecting abstentions or broker non-votes will be treated as not present and not entitled to vote with respect to such election or proposal. In light of the foregoing considerations, any abstentions or broker non-votes will not affect the election of any candidate or the approval or rejection of any proposal. With respect to the Annual Meeting this year, the New York Stock Exchange (“NYSE”) has confirmed to us that, under its rules, brokers, banks and other nominees will have discretionary authority to vote on Proposal 6, but not on Proposals 1, 2, 3, 4, 5 and 7.

Revocation of Proxy

A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. All shares represented by each properly submitted and unrevoked proxy will be voted unless the proxy is received in such form or at such time as to render it unusable. All shares properly voted in accordance with the procedures set forth in the Notice and this Proxy Statement will be voted in accordance with your instructions.

Solicitation of Proxies

The cost of this solicitation will be borne by the Company. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by a few of our officers and regular employees who will not receive additional compensation for such solicitation. Brokers, banks and other nominees will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of our Common Stock. In addition, we have retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $17,000, plus reimbursement for out-of-pocket expenses.

Annual Meeting Admission

You are entitled to attend the Annual Meeting only if you were a Safeway stockholder or joint holder as of the close of business on March 21, 2011 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through a Safeway benefit plan, your name will be verified against the list of stockholders of record or plan participants as of the Record Date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in “street name”), you should provide proof of your beneficial ownership as of the Record Date, such as your most recent account statement prior to March 21, 2011, a copy of the Notice or voting instruction card, if any, provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

The meeting will begin promptly at 1:30 p.m., Pacific time. Check-in will begin at 12:30 p.m., Pacific time, and you should allow ample time for the check-in procedures.

Other Matters

The purpose of the meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, management knows of no other business to be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to properly submitted proxies with respect to any such other business in accordance with the best judgment of the persons acting under said proxies.

Householding of Annual Meeting Materials

Some banks, brokers and other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice or one set of proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice or proxy materials to you if you contact us at the following address or telephone number: Investor Relations, Safeway Inc., 5918 Stoneridge Mall Road, Pleasanton, California 94588, telephone: (925) 467-3790. If you want to receive separate copies of the Notice or proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee, or you may contact us at the above address or telephone number.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 (the “2010 10-K”) and in our periodic reports on Form 10-Q and Form 8-K.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) to assist in the exercise of its responsibilities in serving our best interests and the best interests of our stockholders. The Guidelines address such matters as director qualification standards, director independence, duties of the Lead Independent Director, size of the Board, selection of new directors, sessions of non-management directors, director compensation, Board access to senior management and independent advisors, stock ownership guidelines and the Board’s annual self-evaluation process. A complete copy of the Guidelines is available on our Web site at www.safeway.com/investor_relations, or in print to any stockholder by calling (925) 467-3790.

Director Independence

As part of the Guidelines, the Board approved Director Independence Standards to assist in determining each director’s “independence.” Our Director Independence Standards are in addition to, and go beyond, the “independent director” standards established by the NYSE. Our Director Independence Standards are as follows:

(a)	A director will not be deemed independent if he or she has any of the following relationships:

(i) the director is, or has been within the preceding eight years, employed by Safeway;

(ii) the director has received, during the current calendar year or any of the three immediately preceding calendar years, remuneration of more than $100,000 for service by the director as an advisor, consultant or legal counsel to Safeway or to an executive officer of Safeway;

(iii) the director holds more than 5% of the equity of an entity that has received, during the current calendar year or any of the three immediately preceding calendar years, remuneration of more than $100,000 for service as an advisor, consultant or legal counsel to Safeway or to an executive officer of Safeway;

(iv) the director is employed or self-employed (other than as a director) by an entity that has received, during the current calendar year or any of the three immediately preceding calendar years, remuneration of more than $100,000 for service as an advisor, consultant or legal counsel to Safeway or to an executive officer of Safeway;

(v) the director has a personal services contract(s) with Safeway, which results in payments of more than $100,000 during the current or preceding calendar year;

(vi) the director has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from Safeway, other than for former service as an interim Chairman or Chief Executive Officer or other executive officer;

(vii) an immediate family member1 of the director has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from Safeway for serving as an executive officer of Safeway;

(viii) an immediate family member of the director was employed by Safeway as an executive officer within the preceding eight years;

(ix) (A) the director or an immediate family member is a current partner of a firm that is Safeway’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Safeway’s audit within that time;

[1]

“Immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home.

(x) a present Safeway executive officer is or was within the past three years on the board of directors of a company which employed the Safeway director or an immediate family member of the director as an executive officer at the same time;

(xi) a Safeway director is a current employee, director, partner and/or holder of a greater than 5% equity interest, or an immediate family member is an executive officer, of another company which, during any of the last three fiscal years, received payments from Safeway, or made payments to Safeway, or was indebted to Safeway, or to which Safeway was indebted, and such payments were more than the greater of $1,000,000 or 1% of the other entity’s consolidated annual gross revenues, or the total amount of either company’s indebtedness to the other is greater than $1,000,000 or 1% of the total consolidated assets of such company; or

(xii) a Safeway director serves as an officer, director or trustee of a charitable organization, and Safeway’s discretionary charitable contributions to the organization, in any of the three preceding fiscal years, were greater than the lesser of $500,000 or 1% of that organization’s total annual charitable receipts.

(b)	For relationships covered by the guidelines in subsection (a) above, compensation received by a director as a director of Safeway (including director and committee fees) and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) shall not be considered in determining independence. Further, the fact that a director of Safeway also serves as a director of one or more of Safeway’s subsidiaries shall not be considered in determining independence, provided that such director is otherwise independent with regard to such subsidiary or subsidiaries in accordance with the guidelines in subsection (a) above and other applicable rules and regulations.

(c)	For relationships not covered by the guidelines in subsection (a) above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsection (a) above. We will specifically explain in our annual proxy statement the basis for any board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of materiality set forth in subsection (a) above.

(d)	References to Safeway in the described standards include any parent or subsidiary in a consolidated group with Safeway.

(e)	References to the director in subsections (ii), (iii), (iv), (v) and (xii) of subsection (a) include immediate family members of the director.

The Board has affirmatively determined that each of the non-employee directors standing for election, Janet E. Grove, Mohan Gyani, Paul Hazen, Frank C. Herringer, Kenneth W. Oder, T. Gary Rogers, Arun Sarin and Michael S. Shannon, has no material relationship with Safeway and is independent under Safeway’s Director Independence Standards and the “independent director” standards of the NYSE. As a result, all but two of our current directors (Steven A. Burd, our Chairman, President and Chief Executive Officer, and William Y. Tauscher, Chief Executive Officer of our subsidiary, Blackhawk Network Holdings, Inc. (“Blackhawk”)) are independent. Our Audit, Executive Compensation and Nominating and Corporate Governance committees are comprised solely of independent directors.

In its determination of independence, the Board evaluated the facts and circumstances relating to the following transactions:

Mr. Gyani is a member of the board of directors of Union BanCal Corporation, which operates through its banking subsidiary, Union Bank of California (of which Mr. Gyani is also a board member). We did business with Union Bank of California in fiscal years 2008, 2009 and 2010. Mr. Gyani is not an employee of either Union BanCal Corporation or Union Bank of California, nor does Mr. Gyani receive any compensation from

Union BanCal Corporation or Union Bank of California other than compensation as a director of each entity. The Board reviewed the payments made to, and received from, Union Bank of California during fiscal years 2008, 2009 and 2010 and determined that such amounts were immaterial pursuant to our Director Independence Standards and the “independent director” standards of the NYSE.

Board Leadership Structure

Currently, the roles of Chairman and Chief Executive Officer of the Company are combined and held by Mr. Burd. Mr. Burd has served as our Chairman since 1998 and as our Chief Executive Officer since 1993. The Guidelines provide that our independent directors will annually elect a Lead Independent Director to perform certain functions. The independent directors elected Paul Hazen to serve as the Lead Independent Director for 2011. In addition to the duties all Board members have, the specific responsibilities of the Lead Independent Director include:

•	Presiding at all meetings of the Board at which the Board’s Chairman is not present, including executive sessions of the independent directors;
•	Serving as a liaison between the Chairman and the independent directors;
•	Approving and including information sent to the Board and working to ensure that the directors have information necessary to perform their duties;
•	Approving agendas for meetings of the Board and its committees (if the Lead Independent Director directs that an item(s) be included on the agenda, such item(s) will be included);
•	Approving schedules for Board meetings to assure that there is sufficient time for discussion of all agenda items;
•	Having the authority to call meetings of the independent directors;
•	Recommending to the Chairman the retention of consultants, as necessary, who report directly to the Board;
•	Assisting the Board or the Nominating and Corporate Governance Committee, as appropriate, and our executives in assuring compliance with and implementation of our Corporate Governance Guidelines;
•	Coordinating, developing the agendas for and moderating executive sessions of the Board’s independent directors;
•	Evaluating, along with the members of the Executive Compensation Committee and the Board, the performance of the Chief Executive Officer, and meeting with the CEO to discuss the Board’s evaluation;
•	Recommending to the Chairman of the Nominating and Corporate Governance Committee the membership of the various Board committees, as well as selection of the committees’ chairs;
•	If requested by large stockholders, ensuring that he or she is available for consultation and direct communication; and
•	Such other duties and rights as the Board may from time to time authorize.

In performing the duties described above, the Lead Independent Director is expected to consult with and solicit the participation of the chairs of the appropriate Board committees. The Lead Independent Director has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Our Board believes that, at the present time, the interests of the Company and our stockholders are best served by the leadership and direction provided by a single Chairman and Chief Executive Officer. Our Board believes that a single person, acting in the capacities of Chairman and CEO, serves as a bridge between the Board and management, helping both to act with a common purpose, and provides critical leadership for carrying out the Company’s strategy and confronting its challenges. Our Board also believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute our strategic initiatives and business plans to maximize stockholder value, with centralized leadership in one person so that there is no ambiguity about accountability. The Board’s current leadership structure is consistent with the practice at many large U.S. companies, which have historically followed a model in which the chief executive officer also serves as chairman of the board; this is particularly true for larger companies, where the complexities of the issues often warrant a combined position to ensure effective and efficient board meetings, information flow, crisis management and long-term planning.

Our Board believes the Company has implemented strong oversight mechanisms that act as a counterweight to the combination of the Chairman and CEO positions. These oversight mechanisms include: having a Board that is predominantly comprised of independent directors, with Mr. Burd and Mr. Tauscher being the only exceptions; having a Lead Independent Director, elected annually by our independent directors, with the responsibilities described above; having an Executive Committee of the Board of Directors with primary responsibility for setting agendas and discussion topics for Board meetings; requiring the Board to hold at least two non-management executive sessions of the Board annually without management directors or management present; and having the Audit, Executive Compensation and Nominating and Corporate Governance committees, each of which is made up entirely of independent directors, perform various oversight functions independent of management.

The Board’s Role in Risk Oversight

Pursuant to a policy adopted by our Board of Directors, the Audit Committee is responsible, on behalf of our Board, for oversight of enterprise risk management for the Company. Management of the Company is responsible for the preparation and implementation of our plans and processes for managing risk. In performance of its oversight responsibility, the Audit Committee, at least annually, reviews these plans and processes, including their scope, our organizational structure for risk management, management’s implementation, monitoring and oversight of our plans and processes for managing risk and our insurance programs. The Audit Committee also receives periodic updates from management with regard to the overall efficacy and results of the enterprise risk management program, significant risk areas for the Company and other risk areas identified from time to time by the Audit Committee. It also reviews management’s processes for identifying, assessing and responding to new risk areas relevant to the Company. The Chair of the Audit Committee periodically updates the full Board with regard to risk management issues as part of the Board’s active consideration of the Company’s risk profile and general risk management strategy.

While our Audit Committee has primary responsibility for overseeing enterprise risk management, each of our other Board committees also considers risk within its area of responsibility. For example, our Executive Compensation Committee considers the risks that may be implicated by our executive compensation programs, our Executive Committee focuses on risks that may result from changes in our corporate strategy and our Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks. Our Board is apprised by the committee chairs of significant risks and management’s response via periodic updates. We believe the leadership structure of our Board supports the Board’s effective oversight of the Company’s risk management.

Interested Party Communications with Directors

The Board of Directors has adopted a policy and procedures for receiving communications from interested parties of the Company. Any interested party may send written correspondence to the Board, the Lead Independent Director, a committee of the Board, the non-management directors or any individual director in his or her capacity as such. The correspondence should be sent to the attention of the General Counsel and include the following information: the name, mailing address and telephone number of the interested party sending the communication, and, if the interested party is a stockholder, the number of Company securities owned by the stockholder and, if the stockholder is not the record owner of our stock, the name of the record owner. The General Counsel will forward correspondence not more suitably directed to management to the Board, the Lead Independent Director, committee or individual director(s), as appropriate. The General Counsel will log and prepare a summary of all correspondence that is not forwarded to the Board, the Lead Independent Director, committee or individual director(s) and will make such log available to the Board.

Board Meetings and Committees

The Board of Directors held five meetings in fiscal 2010. During 2010, each director attended 75% or more of the total number of Board meetings and meetings of Board committees on which the director served during the time such director served on the Board or committees. Each director is expected to attend our Annual Meeting of Stockholders in person, absent extraordinary circumstances. All of the directors who stood for re-election at the 2010 Annual Meeting attended the 2010 Annual Meeting. In 2010, the Board of Directors had the following standing committees: Audit Committee; Executive Compensation Committee; Nominating and Corporate Governance Committee; and Executive Committee. The Board has affirmatively determined that each member of the Audit, Executive Compensation and Nominating and Corporate Governance committees has no material relationship with us and is “independent” under our Director Independence Standards and the “independent director” standards of the NYSE currently in effect. The Audit, Executive Compensation and Nominating and Corporate Governance committees operate pursuant to written charters, available at www.safeway.com/investor_relations, or in print to any stockholder by calling (925) 467-3790.

The current composition of each Board committee is:

Audit Committee	Executive Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Mohan Gyani (Chair)	Michael S. Shannon (Chair)	Frank C. Herringer (Chair)	Steven A. Burd (Chair)
Janet E. Grove	Paul Hazen	Janet E. Grove	T. Gary Rogers
Kenneth W. Oder	Frank C. Herringer	Paul Hazen	Arun Sarin
Arun Sarin	Kenneth W. Oder	Kenneth W. Oder	William Y. Tauscher
Michael S. Shannon

Audit Committee:    The functions of the Audit Committee include selecting, evaluating and, where appropriate, replacing independent auditors engaged by the Company; conferring with the independent auditors regarding their audit of the Company and the independent auditors’ opinions; meeting with the independent auditors and management to review and discuss the Company’s annual and quarterly financial statements, including the Company’s specific disclosure under management’s discussion and analysis of financial condition and results of operations; approving the audit and non-audit services of such auditors and other terms of their engagement; overseeing enterprise risk management for the Company; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; meeting with our internal auditors; reviewing with the independent and internal auditors the results of their examinations; recommending changes in financial policies or procedures as suggested by the auditors; and preparing the report that is required by SEC rules to be included in this Proxy Statement. During fiscal 2010, the Audit Committee held eight meetings.

The Report of the Audit Committee is included in this Proxy Statement.

Audit Committee Financial Experts:    Pursuant to Section 407 of the Sarbanes-Oxley Act, the SEC has adopted rules requiring companies to disclose whether their audit committee has at least one “audit committee financial expert,” as that term is defined in SEC rules. The Board of Directors has determined that each of Mohan Gyani and Michael S. Shannon qualifies as an “audit committee financial expert” and that each of them is “independent,” as noted above.

Executive Compensation Committee:    The Executive Compensation Committee reviews and approves our goals and objectives relevant to compensation of our executive officers, stays informed as to market levels of compensation and, based on evaluations submitted by management, sets compensation levels for our executive officers that correspond to our goals and objectives. With respect to our Executive Vice Presidents, our Chief Executive Officer assesses the individual performance of each such executive and proposes base salaries for each. The Executive Compensation Committee then sets these salaries. The Executive Compensation Committee also evaluates the Company’s goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and makes a recommendation to the Board regarding the Chief Executive Officer’s base salary for the next fiscal year. The Executive Compensation Committee makes recommendations to the Board with respect to incentive compensation plans and equity-based plans. In addition, it approves grants of stock options and other equity awards to our executive officers, including the Chief Executive Officer, in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”). The Executive Compensation Committee also adopts performance goals with respect to performance-based compensation for our executive officers, including the Chief Executive Officer, and certifies whether performance goals are met before performance-based compensation is paid to our executive officers in accordance with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Executive Compensation Committee administers our 1999 Amended and Restated Equity Participation Plan (the “1999 Equity Plan”) and our 2007 Equity and Incentive Award Plan (the “2007 Equity Plan”) and will be responsible for administering our 2011 Equity and Incentive Award Plan, if approved by our stockholders at the Annual Meeting. In making recommendations with respect to executive compensation, the Executive Compensation Committee evaluates the risks that may be implicated by our executive compensation programs. The Committee is also responsible for evaluating and recommending to the Board the compensation of our non-employee directors. During fiscal 2010, the Executive Compensation Committee held four meetings.

The Executive Compensation Committee participates in the preparation of the Compensation Discussion and Analysis for inclusion in this Proxy Statement and our Annual Report on Form 10-K and also produces a Report of the Executive Compensation Committee for inclusion in this Proxy Statement, each in accordance with applicable rules and regulations. The Executive Compensation Committee performs any other action required to be performed by a committee or subcommittee of “non-employee directors” (pursuant to Rule 16b-3) and “outside directors” (pursuant to Section 162(m) of the Code).

The Executive Compensation Committee has retained a compensation consulting firm, Frederic W. Cook & Co., Inc. (“Cook & Co.”), to act as the Committee’s consultant on executive and director compensation matters. Cook & Co. was retained directly by the Committee and reports directly and exclusively to the Committee. With regard to executive and director compensation, Cook & Co. was engaged to advise the Committee on the reasonableness of our compensation levels in comparison with those of other similarly situated companies and on the appropriateness of our compensation program structure in supporting our business objectives. Cook & Co. did not determine or recommend the specific amounts or forms of compensation for executive officers or directors. Cook & Co. does not provide any consulting services to Safeway or our management.

The Executive Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The Report of the Executive Compensation Committee is included in this Proxy Statement.

Nominating and Corporate Governance Committee:    The functions of the Nominating and Corporate Governance Committee are to propose nominees for election to the Board of Directors and consider the qualifications of director nominees, including any stockholder nominees. The Nominating and Corporate Governance Committee recommended to the Board the slate of directors for election at this Annual Meeting. Other duties and responsibilities of the Nominating and Corporate Governance Committee include: reviewing proposals submitted by stockholders; assessing the size and composition of the Board and its committees; overseeing the annual evaluation of the Board; and making recommendations to the Board regarding matters such as our Certificate of Incorporation, By-Laws, Corporate Governance Guidelines and the charters of the Board committees. During fiscal 2010, the Nominating and Corporate Governance Committee held three meetings.

Executive Committee:    The Executive Committee was established in 2004 to provide a forum for regular communication between our Chief Executive Officer and the Board in addition to the regularly scheduled Board meetings. The Executive Committee has the authority to exercise the power of the Board, except as prohibited by

Delaware law, or except as is more appropriately within the duties of the Audit Committee, the Executive Compensation Committee or the Nominating and Corporate Governance Committee of the Board. During fiscal 2010, the Executive Committee held three meetings.

Non-Management Executive Sessions:    The non-management directors meet in executive session on a periodic basis, but no less than two times a year, without management directors or management present. The Lead Independent Director presides at these meetings. In his absence, the non-management directors select a director to preside over the meeting at the beginning of the executive session. During fiscal 2010, the non-management directors held two executive sessions. The Lead Independent Director, Paul Hazen, acted as Chairman of each of those sessions.

Executive Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee is comprised entirely of independent directors.

Consideration of Board Nominees

The Board of Directors has adopted a process for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee may consider candidates recommended by professional search firms, board members, stockholders or other sources. The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder who is and has been, for a period of at least six months, the beneficial owner of more than 1% of our outstanding Common Stock. Candidates nominated by stockholders will be evaluated in the same manner as any other candidate considered by the Nominating and Corporate Governance Committee.

As described in our Corporate Governance Guidelines and in the charter of the Nominating and Corporate Governance Committee, in evaluating such nominations, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board, as well as a diversity of skills, background and experience. The Committee will preliminarily review each potential candidate’s qualifications in light of our standards for overall structure and composition of the Board and the minimum director qualifications, as set forth in our Corporate Governance Guidelines and the Committee’s charter, and the candidate’s independence, as set forth in our Director Independence Standards and the “independent director” standards of the NYSE. Each director candidate must possess the fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. In evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider a candidate’s education and professional background, experience as an officer or director of a publicly held company, experience in corporate governance, expertise in a specific area of our operations and existing commitments to other businesses, as well as any other criteria deemed relevant by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee determines, after a preliminary inquiry, that the potential candidate may be qualified, the Committee will conduct an investigation and interview the potential candidate, as necessary, to make an informed final determination. The Nominating and Corporate Governance Committee will select, by majority vote, the most qualified candidate or candidates, as the case may be, to recommend to the Board for approval as a director nominee.

Any nominations from stockholders should include the nominee’s name and qualifications for Board membership, as well as the additional information specified by our By-Laws, and should be addressed to our Corporate Secretary. Any stockholder who wishes to recommend a candidate for nomination to the Board who would be considered for election at our 2012 Annual Meeting is strongly encouraged to do so no later than the date stockholder proposals satisfying the requirements of SEC Rule 14a-8 are due. See “Stockholder Proposals for 2012 Proxy Statement” later in this Proxy Statement.

Majority Vote Standard and Director Resignation Policy

In 2006, our Board of Directors approved an amendment to our By-Laws that changed the vote standard for the election of directors in uncontested elections from a plurality standard to a “majority of the votes cast” standard. This means each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that director. In a contested election (i.e., where the number of nominees exceeds the number of directors to be elected), the plurality vote standard remains in place.

In addition, the amendment to our By-Laws incorporated the substance of the director resignation policy the Board had adopted in 2005 as part of our Corporate Governance Guidelines. As so incorporated, the By-Laws provide that, following any uncontested election, any incumbent director who did not receive a majority of the votes cast must tender his or her resignation to the Nominating and Corporate Governance Committee for consideration by the Board. (Under Delaware corporation law, any such incumbent director would ordinarily continue as a “holdover” director until his or her successor was elected and qualified.) Within 60 days after certification of the stockholder vote, the Nominating and Corporate Governance Committee must recommend to the Board the action to be taken with respect to the offer of resignation. The Board must act on the Committee’s recommendation within 90 days after certification of the stockholder vote. The Board must, within five business days after reaching its decision, publicly disclose the decision, including, if applicable, the reasons for not accepting a resignation offer, by filing with the SEC a Current Report on Form 8-K. If the Board were to accept all tendered resignations, resulting in the Company having fewer than three directors who were in office before the election, the Board may extend the 90-day period for an additional 90 days, provided it concludes an extension would be in our best interests.

Any director who tenders his or her resignation pursuant to these By-Law provisions cannot participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s determination of whether to accept the resignation offer. If each member of the Nominating and Corporate Governance Committee receives a majority of “against” votes at the same stockholder meeting, the Board must appoint a committee of independent directors who did not receive a majority of “against” votes to consider the resignation offers and make the recommendations to the Board. If no independent directors receive a majority of the votes cast, the Board will act on the resignation offers, provided no director who has received a majority of “against” votes can participate in or vote on the decision whether to accept or reject such director’s resignation offer.

Policy Regarding Stockholder Rights Plans

In 2004, our Board of Directors adopted a policy stating that we would submit any stockholder rights plan (also known as a “poison pill”) to a stockholder vote, subject only to the ability of the Board to act on its own to adopt a rights plan if the Board, exercising its fiduciary duties under Delaware law and with the concurrence of a majority of the independent members of the Board, determines such a submission would not be in the best interests of stockholders under the circumstances. If the Board adopts such a rights plan, it will expire unless ratified by the stockholders within one year of adoption. The policy is contained in our Corporate Governance Guidelines. In 2008, our Board adopted an amendment to our By-Laws providing that the amendment of any stockholder rights plan that has the effect of extending the term of the stockholder rights plan or any rights or options provided thereunder shall require the approval of three quarters of the independent members of the Board, and further providing that any stockholder rights plan adopted after the effective date of the By-Law amendment will expire if not so amended no later than one year following the later of the date of its adoption and the date of its last such amendment. The foregoing provision is not applicable to any stockholder rights plan ratified by our stockholders. We do not currently have a stockholder rights plan in place.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller) and employees that focuses on areas of ethical risk, provides guidance to personnel to help them recognize and deal with ethical issues, provides mechanisms to report unethical conduct and helps foster a culture of honesty and accountability. Our Code of Business Conduct and Ethics is available on our Web site at www.safeway.com/investor_relations, or in print to any stockholder by calling (925) 467-3790.

Policy Regarding Stockholder Proposals that Receive a Majority Vote

Our Board of Directors has adopted a policy that provides that the Nominating and Corporate Governance Committee initially will review and evaluate any stockholder proposal that receives a majority vote at an annual meeting. After such review, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to how to proceed with respect to the proposal. The Board will review the recommendation of the Nominating and Corporate Governance Committee, make a determination as to whether to implement the proposal as presented, discuss the proposal further with the proponent and/or consider the proposal more in depth prior to making a determination. The policy is contained in our Corporate Governance Guidelines.

TRANSACTIONS WITH RELATED PERSONS

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

In 2007, our Board of Directors adopted a written policy and procedures for the review, approval or ratification of “Related Party Transactions.” For purposes of the policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect interest. The policy defines “Related Party” as:

•	Any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
•	Any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
•

Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

•

Any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or is in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Under the policy, the Audit Committee reviews the relevant facts and circumstances of each Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Party’s interest in the transaction, and either approves or disapproves the Related Party Transaction. A Related Party Transaction may be consummated and continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. If advance Audit Committee approval of a Related Party Transaction requiring the Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee, subject to ratification of the transaction by the Committee at the Committee’s next regularly scheduled meeting; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul the transaction. No director may participate in the approval of a Related Party Transaction for which he or she is a Related Party. In 2010, there were no Related Party Transactions that required review by the Audit Committee. The Audit Committee has reviewed and pre-approved certain types of Related Party Transactions, which are deemed approved or ratified, as applicable, under the policy, including the following:

•	Compensation:

•

to an executive officer or director of the Company if the compensation is required to be reported in our proxy statement pursuant to Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934; or

•

to an executive officer of the Company, if such compensation would have been required to be reported under Item 402 of Regulation S-K as compensation earned for services to the Company if the executive was a “named executive officer” in the proxy statement, and such compensation has been approved, or recommended to our Board of Directors for approval, by the Executive Compensation Committee.

•	Transactions that are in our ordinary course of business and where the interest of the Related Party arises only:

•	from the Related Party’s position as a director of another corporation or organization that is a party to the transaction;
•

from the direct or indirect ownership by such Related Party and all other Related Parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction;

•	from both such positions and ownership described above; or
•

from the Related Party’s position as a limited partner in a partnership in which the Related Party and all other Related Parties, in the aggregate, have an interest of less than 5%, and the Related Party is not a general partner of and does not have another position in the partnership.

•

Transactions that are in our ordinary course of business and where the interest of the Related Party arises solely from the ownership of a class of our equity securities and all holders of such class of equity securities will receive the same benefit on a pro rata basis.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of March 21, 2011 by (i) each of our directors, (ii) each of the named executive officers, (iii) all of our executive officers and directors as a group, and (iv) each person believed by us to own beneficially more than 5% of our outstanding shares of Common Stock. Except as indicated by the notes to the following table, the holders listed below have sole voting and investment power over the shares beneficially held by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(1)
Steven A. Burd(2)(3)(4)	4,224,218	1.1%
Janet E. Grove(2)	26,500	*
Mohan Gyani(2)	45,000	*
Paul Hazen(2)	287,980	*
Frank C. Herringer(2)	25,000	*
Kenneth W. Oder(2)	40,000	*
T. Gary Rogers(2)	0	*
Arun Sarin(2)	6,665	*
Michael S. Shannon(2)	19,065	*
William Y. Tauscher(2)	17,167	*
Diane M. Dietz(2)(3)	372,286	*
Robert L. Edwards(2)(3)	962,570	*
Bruce L. Everette(2)(3)	1,092,113	*
Larree M. Renda(2)(3)	1,066,311	*
All executive officers and directors as a group (22 persons)(2)(3)	10,507,228	2.8%
BlackRock, Inc.(5) 40 East 52nd Street, New York, NY 10022	26,273,945	7.1%
FMR LLC(6) 82 Devonshire Street, Boston, MA 02109	23,730,038	6.4%

*	Less than 1%
(1)	For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire as of May 20, 2011 (60 days after March 21, 2011). For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares that such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. For purposes of this table, stock units (into which directors’ fees are deferred under the Deferred Compensation Plan for Safeway Non-Employee Directors II) are not included in directors’ beneficial ownership of our Common Stock. For a discussion of directors’ stock units, see “Director Compensation” later in this Proxy Statement. The address of each of the directors and executive officers included in this table is c/o Safeway Inc., 5918 Stoneridge Mall Road, Pleasanton, CA 94588-3229.
(2)	Includes shares issuable upon the exercise of stock options that are exercisable as of May 20, 2011, as follows: Mr. Burd, 3,029,000; Ms. Grove and each of Messrs. Gyani, Herringer and Oder, 20,000; Mr. Hazen, 6,000; Mr. Rogers, 0; each of Messrs. Sarin and Shannon, 6,665; Mr. Tauscher, 12,700; Ms. Dietz, 279,450; Mr. Edwards, 773,200; Mr. Everette, 902,600; Ms. Renda, 871,450; and all executive officers and directors as a group, 7,787,980.
(3)	In addition to the shares of Safeway Common Stock reflected in the table above, certain of our executive officers hold shares of restricted Common Stock of Blackhawk, as follows: Mr. Burd, 100,000; Ms. Dietz, Mr. Edwards, Mr. Everette and Ms. Renda, 167,000; and all executive officers and directors as a group, 768,000. None of these individuals, nor all executive officers and directors as a group, holds more than 1% of the outstanding Common Stock of Blackhawk.

(4)	200,000 shares are subject to a pledge agreement with Mr. Burd’s broker.
(5)	All information regarding BlackRock, Inc. is based on the Schedule 13G filed with the SEC on February 8, 2011 by BlackRock, Inc. on behalf of itself and its subsidiaries, BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Limited and State Street Research & Management Company. At December 31, 2010, BlackRock, Inc. had sole voting and dispositive power over all 26,273,945 shares.
(6)	All information regarding FMR LLC and its affiliates is based on the Schedule 13G filed with the SEC on February 14, 2011 by FMR LLC and Edward C. Johnson 3d. At December 31, 2010, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, was the beneficial owner of 22,223,266 of such shares as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940, (ii) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC, was the beneficial owner of 484 of such shares in its capacity as an investment adviser to individuals, (iii) Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC, was the beneficial owner of 492,670 of such shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds or investment companies registered under the Investment Company Act of 1940, (iv) Pyramis Global Advisors Trust Company, a bank that is an indirect wholly-owned subsidiary of FMR LLC, was the beneficial owner of 129,393 of such shares as a result of its serving as investment manager of institutional accounts and (v) FIL Limited was the beneficial owner of 884,225 of such shares as a result of its providing investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FMR LLC and Edward C. Johnson 3d each has sole dispositive power over all 23,730,038 of the shares and sole voting power over 1,510,790 of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and holders of more than 10% of our equity securities to file reports of ownership and changes in ownership of our securities (Forms 3, 4 and 5) with the SEC. To the best of our knowledge, based solely on a review of the Section 16(a) reports and written statements from executive officers and directors, for fiscal 2010, all required reports of executive officers and directors were filed on time.

PROPOSAL 1

ELECTION OF DIRECTORS

General

There are ten nominees for election to our Board of Directors this year. All of the nominees, except Mr. Rogers, have served as directors since the last annual meeting. All of the nominees have been nominated for re-election by the Nominating and Corporate Governance Committee, which has determined that each of the nominees possesses the fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility, which are expected of all Safeway Board members.

Proxies may be voted for no more than ten directors. Each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. Each director so elected will serve on the Board of Directors until our next annual meeting of stockholders and until his or her successor has been elected and qualified. Any incumbent director who is not so elected will continue as a “holdover” director under Delaware corporation law until his or her successor has been elected and qualified. However, any such director will be required to submit his or her resignation to the Nominating and Corporate Governance Committee for consideration by the Board. (See “Corporate Governance Principles and Board Matters – Majority Vote Standard and Director Resignation Policy” earlier in this Proxy Statement.)

The Board has determined that each of our current directors standing for re-election, except Mr. Burd and Mr. Tauscher, has no material relationship with Safeway and is independent under our Director Independence Standards and the “independent director” standards of the NYSE currently in effect.

The shares represented by proxies, whether provided by telephone, through the Internet or by proxy card, will be voted for the election of the ten nominees named below unless the proxies direct otherwise. All of the nominees have consented to being named and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly.

The following information sets forth for each of the nominees for election to the Board of Directors such person’s age (as of the Record Date), the date such person became a director of Safeway, such person’s principal occupation, employment and business experience during the past five years, directorships at public companies held by such person currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director of the Company. There are no family relationships among our executive officers and directors.

Our Board recommends a vote “FOR” the election to the Board of each of the following nominees:

STEVEN A. BURD, age 61, has been a member of the Board of Directors since September 7, 1993 and has served as Chairman of the Board of Directors since May 12, 1998. He has been Chief Executive Officer of the Company since April 30, 1993 and President of the Company since October 26, 1992. In addition to his extensive experience leading the Company, Mr. Burd brings considerable directorial and board committee experience to our Board. Mr. Burd is a director of Kohl’s Corporation, where he serves on the Compensation, Executive and Governance and Nominating committees. Mr. Burd also serves as the Lead Independent Director of the Kohl’s board. Mr. Burd holds a B.S. in Economics from Carroll College and a Masters in Economics from the University of Wisconsin.

JANET E. GROVE, age 60, has been a member of the Board of Directors since October 21, 2004. Among many qualifications, Ms. Grove brings to our Board significant retail industry expertise, including experience with private label brands, as well as significant experience as a senior executive of a large company. Ms. Grove was named a Corporate Vice Chair of Macy’s Department Stores, Inc. in February 2003. She served as Chair of Macy’s Merchandising Group, a division of Macy’s Department Stores, Inc., from 1998 until 2009 and as Chief Executive Officer from 1999 until 2009. Macy’s Merchandising Group is the Private Brand design and manufacturing division of Macy’s that is responsible for all Private Brand products in all classifications of merchandise. Prior to her current position, Ms. Grove was Executive Vice President for Center Core, Cosmetics and Ready to Wear. Ms. Grove also serves as a director of a privately held company. Ms. Grove holds a B.S. in Marketing from the California State University at Hayward.

MOHAN GYANI, age 59, has been a member of the Board of Directors since October 21, 2004. Among many qualifications, Mr. Gyani brings to our Board significant experience in finance and accounting as a senior executive of large, global companies. Mr. Gyani has been Vice Chairman of Roamware, Inc. since January 2006, and he was Chairman and Chief Executive Officer of Roamware from May 2005 through December 2005. He served as the President and Chief Executive Officer of AT&T Wireless Mobility Services from 2000 until his retirement from that company in 2003. He was a senior advisor to the Chairman and Chief Executive Officer of AT&T Wireless through December 2004. From 1995 through 1999, he was the Executive Vice President and Chief Financial Officer of AirTouch Communications. Mr. Gyani also brings considerable directorial and board committee experience to the Board. Mr. Gyani is a director of Keynote Systems, Inc., where he serves as lead independent director and also serves on the Compensation Committee. From 2008 until June 2010, Mr. Gyani served as a director of Mobile TeleSystems OJSC, where he was Chair of the Governance Committee and was a member of the Audit and Compensation committees. Mr. Gyani is also a director of UnionBanCal Corporation and its banking subsidiary, Union Bank of California. Mr. Gyani is Chair of the Audit Committee and serves on the Compensation Committee of UnionBanCal Corporation, which was a public company until 2009. In addition, Mr. Gyani serves as a director of a number of other privately held companies. As discussed earlier in this Proxy Statement, Mr. Gyani qualifies as an “audit committee financial expert.” Mr. Gyani holds a B.A. in Business and an MBA in Finance from San Francisco State University.

PAUL HAZEN, age 69, has been a member of the Board of Directors since July 18, 1990. Among many qualifications, Mr. Hazen brings to our Board significant experience in business strategy as a former senior executive of a large company. Mr. Hazen retired from Wells Fargo & Co. in 2001 after serving as Chairman from January 1995 to May 2001 and Chief Executive Officer from January 1995 to November 1998. Mr. Hazen also brings considerable directorial and board committee experience to the Board. Mr. Hazen is Chairman and a director of KKR Financial Corp. He is also Chairman of Accel-KKR and serves as a senior advisor to Kolhberg, Kravis & Roberts Co. (KKR). From May 2000 to May 2010, Mr. Hazen served as a director of Xstrata (Schweiz) AG, listed on the London stock exchange, where he served on the Remuneration Committee. From June 1999 to July 2006, Mr. Hazen served as Deputy Chairman and Lead Independent Director of Vodafone Group Plc, where he also served as Chair of the Audit Committee. From January 2001 to June 2005, Mr. Hazen served as a director of Willis Group Holdings plc, a global insurance broker, and also served on the Audit Committee. In 2001, Mr. Hazen was selected as Outstanding Director of the Year by the Outstanding Directors Exchange (ODX). Mr. Hazen holds a B.S. in Finance from the University of Arizona and an MBA from the University of California at Berkeley.

FRANK C. HERRINGER, age 68, has been a member of the Board of Directors since March 6, 2008. Among many qualifications, Mr. Herringer brings to our Board significant experience in business management, leadership and operations as a former senior executive of a large company. Mr. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1996. He served as Chief Executive Officer of Transamerica from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by AEGON N.V. In these capacities, Mr. Herringer had overall responsibility for strategy, operations, finance and human resources for Transamerica. Mr. Herringer also brings considerable directorial and board committee experience to the Board. Mr. Herringer is a director of Amgen Inc., a biotechnology company, where he currently chairs the Governance and Nominating Committee, serves on the Compensation and Management Development and Executive committees and previously served on the Audit Committee. Mr. Herringer is also a director of The Charles Schwab Corporation, where he serves on the Compensation and Nominating & Corporate Governance

committees. From 2002 to 2005, Mr. Herringer served as a director of AT&T, where he served on the Audit and Human Resources (compensation) committees. In addition, Mr. Herringer has served and currently serves as a director of a number of privately held companies. In 2004, Mr. Herringer was selected as Outstanding Director of the Year by ODX. Mr. Herringer holds an A.B. from Dartmouth College and an MBA from the Amos Tuck School of Business Administration at Dartmouth College, where he graduated first in his class.

KENNETH W. ODER, age 63, has been a member of the Board of Directors since March 6, 2008. Among many qualifications, Mr. Oder brings to our Board significant knowledge and expertise about our business as a result of his prior employment with us as a senior executive. From 1993 to September 2000, Mr. Oder served as our Executive Vice President of Labor Relations, Human Resources, Legal and Public Affairs. During his tenure as a Safeway Executive Vice President, Mr. Oder participated in most major decisions affecting the Company, including the development of annual business plans, budgeting, overall business strategy and mergers, acquisitions and sales of business units. Mr. Oder’s duties in managing Safeway’s Legal, Information Technology, Public Affairs, Labor and Human Resources departments included the negotiation of all of the Company’s labor agreements, management of the compensation, benefits and employment policies covering all of the Company’s non-union employees, supervision of Company-wide public affairs activities, press relations and lobbying activities, management of all legal matters, oversight of the Company’s information technology programs and chairing the committee that made the investment decisions for the Company’s pension plan covering its non-union employees. Prior to joining Safeway, Mr. Oder was a partner at the law firm Latham & Watkins LLP from 1975 to December 1992, concentrating on business litigation and labor law. Over the course of his career at Latham & Watkins, Mr. Oder managed a wide array of cases on topics relevant to our business, including disputes about mergers and acquisitions, benefits plans, executive compensation, employment disputes, labor agreements and bankruptcy litigation, and he represented corporations in major commercial mediations and arbitrations. He also negotiated labor agreements on behalf of corporations, counseled corporations regarding the interpretation and compliance with labor agreements, represented corporations in labor arbitrations and designed and drafted benefits plans. Mr. Oder has been engaged in investment and philanthropic pursuits since leaving Safeway in September 2000. Mr. Oder holds B.A. and J.D. degrees from the University of Virginia.

T. GARY ROGERS, age 68, has been a member of the Board of Directors since March 15, 2011. Among many qualifications, Mr. Rogers brings to our Board significant experience in business management, leadership and operations as the former Chairman of the Board and Chief Executive Officer of Dreyer’s Grand Ice Cream, Inc., where he led the development of the nation’s largest ice cream company from 1977 to 2007. Mr. Rogers was named the Harvard Business School Business Leader of the Year in 2007, and he also previously won the award of Dairy Industry Executive of the Year, and is a member of the Bay Area Business Hall of Fame. Mr. Rogers founded and, from 1972 to 1977, was President of Vintage Management Company, a restaurant company in California and Texas. From 1968 to 1972, he served as an associate at McKinsey & Co., an international management consulting firm, where he specialized in corporate development and financial issues. Mr. Rogers also brings considerable directorial experience to the Board. Mr. Rogers is the former Chairman of Levi Strauss & Co. and of the Federal Reserve Bank of San Francisco. He is currently on the advisory boards of Shorenstein Properties, LLC and Stanislaus Food Products. Mr. Rogers also served previously on the boards of a number of other companies, including Foster Farms, The Wine Group, GardenAmerica, Il Fornaio and Marathon Meat. He also serves on a number of public service boards. Mr. Rogers holds a B.S. in Mechanical Engineering from the University of California at Berkeley and an MBA from Harvard Business School, where he was a Baker Scholar.

ARUN SARIN, age 56, has been a member of the Board of Directors since August 25, 2009. Among many qualifications, Mr. Sarin brings to our Board significant experience as a former senior executive of a large, global company, where he developed expertise in finance, marketing and operations. From April 2003 to July 2008, he was the Chief Executive Officer and a director of mobile phone company Vodafone Group Plc., a global mobile communications company with annual revenues of over $60 billion, over 60,000 employees globally and over 300 million customers. Mr. Sarin also brings considerable directorial and board committee experience to the Board, including as a director of a retail company. Mr. Sarin is a director of The Charles Schwab Corporation and Cisco Systems, Inc., and he serves on the Audit committees of each of these companies. He previously served as a member of the Court of Directors of the Bank of England, ending in 2009. From 1999 to 2003, he served as a director of The Gap, Inc. Mr. Sarin is currently a senior advisor to KKR. Mr. Sarin holds a Bachelor of Technology degree from the Indian Institutes of Technology in Kharagpur, India, a Masters in Engineering from the University of California at Berkeley and an MBA from the University of California at Berkeley.

MICHAEL S. SHANNON, age 52, has been a member of the Board of Directors since August 25, 2009. Among many qualifications, Mr. Shannon brings to our Board significant experience as a senior executive of multiple companies. Since 2005, Mr. Shannon has been a Managing Director of KSL Capital Partners, LLC, a private equity firm dedicated to investments in travel and leisure businesses, where Mr. Shannon manages $3.7 billion of committed capital. In 2004, Mr. Shannon founded KSL Resorts, a hotel management company. From 2004 to 2005, Mr. Shannon served as Chief Executive Officer of KSL Resorts. From 1992 through 2004, he was President and Chief Executive Officer of KSL Recreation Corporation, an owner and operator of resort properties. From 1986 to 1992, Mr. Shannon served as President and Chief Executive Officer of Vail Associates, Inc., owner of the Vail and Beaver Creek resorts in Colorado. Mr. Shannon also brings considerable directorial and board committee experience to the Board. He was a director of Conseco, Inc. from September 2003 to May 2009, where he served as Chair of the Human Resources and Compensation Committee and was a member of the Governance and Strategy and Executive committees. He also served as a director of TCA Cable TV, Inc., which was a public company prior to its acquisition by Cox Communications, and Startek, Inc. In addition, Mr. Shannon serves as a director of a number of privately held companies. As discussed earlier in this Proxy Statement, Mr. Shannon qualifies as an “audit committee financial expert.” Mr. Shannon holds a Bachelor’s in Business Administration from the University of Wisconsin and a Master of Management in Accounting and Finance from the Kellogg School of Management at Northwestern University.

WILLIAM Y. TAUSCHER, age 61, has been a member of the Board of Directors since May 12, 1998. Among many qualifications, Mr. Tauscher brings to our Board significant experience as a senior executive of multiple companies. Mr. Tauscher is the Chief Executive Officer of Blackhawk. He is also the Managing Member of The Tauscher Group, which invests and assists in the management of enterprises involved with home products, transportation, telecommunications and real estate, as well as the Chairman and Chief Executive Officer of Vertical Communications, Inc., a communications technology company, where he has served since 2004. Mr. Tauscher also brings considerable directorial experience to the Board. In addition to his current directorships with Vertical Communications and Blackhawk, Mr. Tauscher serves as a director of a number of other privately held companies. In addition, he served as Chairman of the Board and Chief Executive Officer of Foxmeyer from 1979 to 1986 and Chairman of the Board and Chief Executive Officer of Vanstar Corporation from 1987 until 1999. Mr. Tauscher holds a B.S. from Yale University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of our financial results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Executive Summary

During 2010, the Executive Compensation Committee of our Board of Directors noted the continuing difficult economic environment and the particular challenges faced by food retailers. With that backdrop, the Committee sought to compensate our executives in a way that would appropriately recognize their contributions to the Company during fiscal 2010, while remaining consistent with our pay-for-performance objectives and the best interests of our stockholders. In making fiscal year-end 2010 compensation decisions, the Committee considered our achievements in fiscal 2010 in light of the current recession and other challenges facing the industry, including:

•	Free Cash Flow: Free cash flow[2] continued to be strong, at $1,058 million.
•

Return of Cash to Stockholders and Debt Reduction: We returned approximately $621 million to our stockholders through stock repurchases and $168 million through dividends. At the same time, we reduced debt by $65 million.

•	Reduction in Operating Costs: Our cost-savings initiatives were very successful, resulting in $442 million in cost reduction/profit improvement.
•

Earnings Improvement: We improved our diluted earnings per share for both the third quarter and the fourth quarter of 2010 versus 2009. The fourth quarter of 2010 represented a 17% improvement over the fourth quarter of 2009 (on an adjusted basis).[3]

2 Calculated as net cash flow provided by operating activities, as adjusted to exclude payables related to third-party gift cards, net of receivables, less net cash flow used by investing activities. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less our commission, to card partners. Because this cash flow is temporary, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow.

Fiscal Year 2010 (in millions)
Net cash flow from operating activities, as reported	$1,849.7
Decrease in payables related to third-party gift cards, net of receivables	6.9

Net cash flow from operating activities, as adjusted	1,856.6
Net cash flow used by investing activities	(798.8)

Free cash flow	$1,057.8

3 The fourth quarter of 2009 has been adjusted to exclude the goodwill impairment charge, net of the associated tax benefit. The reconciliation follows:

(in millions, except per share amounts)	Fourth Quarter 2009
Net loss attributable to Safeway Inc., as reported	$(1,609.1)
Add goodwill impairment charge	1,974.2
Less tax benefit from goodwill impairment charge*	(156.0)

Net income, excluding goodwill impairment charge	$209.1

Diluted loss per share attributable to Safeway Inc., as reported	$(4.06)
Less goodwill impairment charge per diluted share, net of tax	4.59

Diluted earnings per share, excluding goodwill impairment charge	$0.53

Weighted shares outstanding used for diluted loss per share, as reported	396.7
Add common share equivalents	1.5

Weighted average shares outstanding used for diluted earnings per share, excluding goodwill impairment charge	398.2

*Represents the tax deduction from the impairment of goodwill that arose from taxable asset acquisitions, tax-affected at Safeway’s incremental rate of 38.6%.

Recognizing the Company’s achievements under the challenging circumstances of 2010, the Committee took the following compensation actions:

•	The Committee awarded bonuses under a “Will to Win” component of our operating performance bonus plan to select executives, ranging from 12% to 50% of the executive’s maximum bonus;
•	No bonus was paid under our capital performance bonus plan; and
•	In early 2011, the Committee deferred annual merit salary increases.

In addition, we continue to adhere to the following pay practices that our stockholders should note:

•	We currently do not have employment agreements with any executive officers;
•	We currently do not provide contractual change in control or severance benefits to any executive officer;
•

We have a policy that we will not enter into any severance agreement with an executive officer that provides severance benefits in excess of 2.99 times that executive’s most recent annual salary plus bonus, without stockholder approval;

•	We have a policy for recouping bonuses paid to executive officers under certain circumstances;
•	We do not make gross-up payments to cover our executives’ personal income taxes that may pertain to any of the moderate perquisites we offer;
•	We have officer and director equity ownership guidelines that we expect our officers and directors to meet within five years of accepting a covered position; and
•	Our insider trading policy prohibits our directors, named executive officers and other key executive officers from hedging the economic interest in the Company securities that they hold.

Compensation Objectives and Philosophy

Our compensation programs for our executive officers are designed to attract and retain excellent managers and to motivate these managers to increase the market value of our stock over the long term. In support of these principal objectives, our compensation programs are designed to:

•	Provide our executives with base salaries, retirement and other benefits and perquisites that are competitive with those provided by other companies with whom we compete for executive talent;
•	Pay annual bonuses that reward our executives for the attainment of our annual financial, operational and strategic goals, when met or exceeded;
•

Grant our executives equity-based compensation that will motivate them to improve our long-term performance and, specifically, to increase the market value of our stock price over time, in addition to helping retain those executives; and

•	Motivate our executives to improve their individual performances.

In comparison to similar companies, we believe our compensation programs place greater emphasis on the achievement of Company-wide goals, rather than on the achievement of individual goals. In addition, a large percentage of our executive compensation is tied to the appreciation of our stock price. We believe both of these points help align the interests of our executives with those of our long-term stockholders, promote the objective of compensating our executives for Company-wide performance and advance our objective of increasing stockholder returns.

Our principal compensation policies are:

•	To provide base salaries in the aggregate that are slightly below the median of our compensation peer group (described below);
•	To set target total cash compensation (salary + target bonus) at, or slightly below, the compensation peer group median to encourage strong performance;

•

To pay performance-based compensation and long-term equity compensation in excess of the compensation peer group median when we outperform others in the industry or other appropriate measurement groups; and

•

To subject a significant portion of each executive’s target total direct compensation (salary + target annual bonus + long-term equity grant value) to variability based on our financial performance. The components of total direct compensation that vary in value based on our financial performance are annual bonuses and long-term equity. In general, these portions of target total direct compensation are progressively greater for more highly-compensated positions.

The portions of 2010 target total direct compensation that were variable based on our financial performance for the named executive officers were as follows:

Named Executive Officer	2010 Variable Portion of Target Total Direct Compensation
Steven A. Burd	86%
Robert L. Edwards	80%
Diane M. Dietz	79%
Bruce L. Everette	79%
Larree M. Renda	79%

Our executive compensation program provides a mix of base salary, annual bonuses and long-term equity awards, and also has guidelines for minimum share ownership. We believe our approach of setting targets under our incentive compensation plans based on traditional, measurable metrics assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. The metrics that determine payouts for our executives under our incentive compensation plans are Company-wide metrics. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our long-term stockholders. These payouts are also subject to a cap on the maximum amounts that can be earned in any year. In addition, we believe the multi-year vesting of our equity awards and our share ownership guidelines properly account for the time horizon of risk. We believe this blend of compensation elements provides our executives with the appropriate incentives to create long-term value for our stockholders while taking thoughtful and prudent risks to grow the value of the Company.

Pay for Performance

We believe our compensation practices are closely tied to Company performance, aligning the interests of management with stockholders. Because some mechanical formulations of pay-for-performance reach different results, we offer some insight into how we assess our performance and compensate our executives accordingly.

Overall Performance

The last few years have been difficult for the economy generally, but the food retail industry has faced some additional challenges. Besides dealing with the recession generally, food retailers have faced a level of food deflation (defined as decrease in retail price per item) that has been unprecedented in recent memory. Normal inflation of 3% was replaced with deflation in excess of 1%. This deflation has had a pronounced impact on sales and profits in the industry. At the same time, the depressed economic environment temporarily drove a disproportionate number of shoppers to low-price operators, creating additional challenges for conventional food retailers. While other industries began a steady recovery in 2009 and 2010, it has taken more time for the conventional food retail industry to attain the same levels of improvement because of these deflationary and recessionary forces. Only in the latter half of the fourth quarter of 2010 did we see deflation easing. The Committee believes that we performed well given the challenge of these events.

In our 2010 fiscal year, we achieved a Total Shareholder Return (“TSR”) (stock price appreciation + dividends invested) of approximately 7.8%. Although this return is not as robust as those of non-food retailers, the Committee believes it represents a commendable return against the backdrop of deflation, the recession and other challenges that were facing the industry.

Moreover, the Committee believes our performance in 2009 and 2010 laid the groundwork for our future success. We engaged in a well-publicized campaign of lowering prices beginning in the second half of 2009 and continuing throughout most of 2010, an effort that hampered earnings in the near term but is expected to produce long-term benefits. Cost-savings initiatives were highly successful in offsetting the negative earnings effects of deflation.

The latter half of 2010 showed cause for optimism:

•	We had EPS improvements in both the third and fourth quarters, with fourth quarter earnings up 17% over the fourth quarter of 2009 (on an adjusted basis).
•

The figure we posted for identical-store sales growth, excluding fuel (an important measurement in our industry) for the fourth quarter of 2010 was our fourth quarter of improvement in a row and the best identical-store sales growth, excluding fuel, we have achieved since the first quarter of 2009.

•	Favorable trends in inflation/deflation and identical-store sales growth, excluding fuel, continued into the first part of the first quarter of 2011.
•	Business initiatives designed to produce income in future years were implemented and tested in 2010 and are ready for execution in 2011.

Peer Group Comparison

The Committee believes the most appropriate peer group against which to measure our performance is the group of publicly-traded multi-regional supermarkets. This group consists of The Great Atlantic & Pacific Tea Co. (A&P), The Kroger Co., Supervalu, Inc., Whole Foods Market IP, L.P. and Winn-Dixie Stores, Inc.

The Stock Performance Graph in our 2010 Annual Report on Form 10-K measures our performance against these five companies. These are the companies that have similarly faced the challenges in this industry.

Here is how we have performed against this peer group when examining TSR on a 1-, 3- and 5-year basis:

Company	1 Yr (12/31/2010)
Whole Foods	84.3%

Kroger	10.8%

Safeway	7.8%

Supervalu	(21.5%)

Winn-Dixie	(28.5%)

A&P	(98.2%)

Median	(6.8%)

Company	3 Yr (12/31/2010)
Whole Foods	25.5%

Kroger	(12.2%)

Safeway	(30.9%)

Winn-Dixie	(57.4%)

Supervalu	(69.7%)

A&P	(99.3%)

Median	(44.2%)

Company	5 Yr (12/31/2010)
Kroger	26.8%

Safeway	2.0%

Whole Foods	(29.6%)

Supervalu	(60.9%)

A&P	(76.5%)

Median	(29.6%)

Safeway’s TSR is above the median for this group in all three time periods.

We recognize that peer groups can be selected in different ways. For example, Institutional Shareholder Services (“ISS”) uses a four-digit Global Industry Classification (“GICS”) Group to measure our relative TSR.

Safeway’s GICS group (number 3010), numbering 26 companies, contains mostly companies other than national food retail chains. The group includes three drug store chains, three convenience store chains, four club/supercenter chains, one food service company, one food wholesale distributor and seven local grocery companies whose numbers of stores range from six to 200 (compared to our approximately 1,700). The pressures of the recession and food deflation fell unequally on this group. Large food retailers have high fixed costs and low variable costs. Therefore, the forces of recession and deflation hurt them more than others in the group. For these reasons, we believe that the most appropriate and direct peer group against which to assess our performance is the group of six companies shown in the charts above.

As shown in the table above, Safeway consistently performed above the median of the multi-regional supermarket group

Structure of Performance Compensation

Our principal methods of providing incentive compensation for short- and long-term performance are through annual cash bonuses and long-term equity granted in the form of stock options and/or restricted stock, respectively. As discussed below, annual bonuses are paid in the form of an operating performance bonus (which constitutes 85% of the maximum possible bonus for our Chairman, President and Chief Executive Officer (“CEO”)) and a capital performance bonus (which constitutes 15% of the CEO’s maximum possible bonus).

For long-term performance, the CEO has historically received an annual stock option grant. These are time-vested options, so that the CEO prospers only when and to the same extent as stockholders. The options have a ten-year term, which is consistent with 80% of the large companies issuing options, and they have a five-year vesting schedule, which is longer than 86% of the large companies issuing options.4 Some stockholder activists and others have recently criticized time-vested stock options, arguing that executives can often get paid simply because the market as a whole goes up, not because of any outstanding performance. (Of course, stockholders are also achieving gains at the same time.) These observers have expressed a preference for “performance shares.” Typically, these are grants of stock that vest over time (usually over a three-year period) only if certain performance measurements are met, such as EPS or revenue growth, or TSR compared to a designated peer group. These performance measures may or may not drive stockholder value and may or may not align long-term compensation with a company’s overall financial performance. Our long term incentive plan reflects our continuing belief that time-vested stock options best align the interests of management and their actual pay with our long-term stockholders and their interests in the appreciation of our stock; still, we continue to evaluate the program based on competitive market trends, stockholder preferences and our own strategic business considerations.

As our long-term stockholders well know, we have confronted numerous situations in our recent history where we have had to endure short-term reductions in earnings in order to secure the long-term growth of the Company. Many times per year we have to make judgments about whether to reach agreements on labor negotiations or take a strike. For example, in late 2003, we had to make a decision about whether to take a strike in Southern California. The gap in wage/benefit rates between union and non-union retail workers was becoming so great that the Company’s long-term survival was at stake. We decided to take the strike rather than to give in to initial demands, a decision that assured the Company’s continued competitiveness. As another example, in 2009, we invested $400 million in price reductions, temporarily driving down our sales and earnings in order to position ourselves for long-term growth. In each of these cases, if management had been faced with a “performance vesting” event at the time of the decisions, the “performance share” structure would have encouraged management not to take steps that were in the long-term best interests of the Company and its stockholders, because those actions could not easily have been anticipated in pre-established goals, and taking

[4]	Survey of Frederic W. Cook & Co., Inc., “The 2010 Top 250: Long Term Incentive Grant Practices for Executives,” (October 2010).

these actions would likely have caused the Company to miss the performance milestones, resulting in the forfeiture of the shares.

We contrast performance shares and their possible unintended consequences with the holding of ten-year stock options, where the management incentives are to improve Company performance and the stock price over a very long term. This length of time encourages management to make decisions that may create performance setbacks in the near term while ultimately producing long-term benefits for our stockholders. The length of the vesting schedule diminishes the effects of short-term market swings. These effects, we believe, properly encourage management to generate long-term growth and stockholder value.

Other Performance Incentives

One important method of encouraging pay for performance is through the institution of stock ownership guidelines. We believe our guidelines are more demanding than those at many other companies and therefore provide additional incentives for management to improve the performance of the Company.

Our CEO is required to hold Safeway stock equal to ten times his salary. This is an unusually high multiple of salary. According to recent survey data, companies typically require a multiple of only five times salary, and a multiple as high as ten is required in only 7% of the companies surveyed.5 As of March 21, 2011, our CEO held approximately $26.9 million in Safeway stock, a multiple of about 18 times his salary. This investment overwhelmingly dwarfs his annual cash compensation and provides strong encouragement to improve the performance of the Company.

The stock ownership guidelines for our other named executive officers are also on the high end, tending to align more strongly the interests of management and stockholders. Our executive vice presidents are required to hold Safeway stock in an amount equal to at least four times their salary. Only 30% of the companies in a recent survey required their executive vice presidents to own stock at this high of a salary multiple.6

Performance Payouts

The Company’s philosophy is to provide base salaries and target total cash compensation (salary + target bonus) slightly below the median of the compensation peer group (target for us means 50% of maximum), but to provide incentive compensation that can be above the median when the Company outperforms its peers. For the three years prior to 2010, payments under the Operating Bonus Plan (defined below), expressed as a percent of maximum, were as follows:

•	2007 – 58%
•	2008 – 10%
•	2009 – 0%

According to data reviewed by the Committee, the Company’s actual total cash compensation (salary + bonus) paid to its executive officers in 2009 was at the 16th percentile of the compensation peer group, with the CEO at the 5th percentile. In addition, when evaluated based on the amount of compensation actually paid, rather than just targeted in advance of actual performance, the Company’s stock options granted in recent years had not provided significant value to our executives. Thus, the Company’s adherence to its pay for performance principles had caused 2009 actual earned compensation to be well below that of the compensation peer group.

[5]	See Equilar, Inc. “2010 Executive Stock Ownership Guidelines Report” (2010).
[6]	Ibid.

Our stockholders should also know that, at some point, the payment of low or no annual bonuses makes the Company vulnerable to the exodus of high-performing executives. Faced with this retention concern, early in 2010 the Committee approved, for 2010 only, a special bonus under the Operating Bonus Plan to create the possibility of bonus payments to recognize outstanding individual performance in the event the Company met the threshold for payment of bonuses under the Operating Bonus Plan but did not achieve target levels of performance under that plan. Called the “Will to Win” bonus, the plan contemplated individual bonuses of up to 50% of an individual’s maximum Operating Bonus Plan bonus based on specified criteria. The criteria included developing strategies for the Company that would be instrumental to the Company’s long-term success, identifying and implementing significant additional cost savings opportunities for the Company and executing in a superior fashion the Company’s strategies and initiatives. Bonus recipients were expected to influence a significant portion of the Company’s business, develop stretch goals for their organization, personally determine the path to achieve goals, operate with a strong sense of urgency and manage execution at a granular level. Early in 2011, the Committee assessed performance against the Will to Win criteria and awarded Will to Win bonuses under the Operating Bonus Plan to select executives to reward their 2010 performance and their role in positioning the Company for future success. The CEO received a $750,000 bonus, and 79 other employees out of an eligible group of 192, received bonuses in ranges equal to 12% to 50% of such employee’s maximum payout under the Operating Bonus Plan. No bonus was paid under the Capital Bonus Plan (defined below).

With respect to long-term incentives, the Summary Compensation Table on page 39 reflects the grant of stock options that were awarded in March 2010. The CEO received a grant of 1,000,000 options, vesting over five years and expiring after ten years. Based on data provided to the Committee, this grant represented a long-term incentive program (“LTIP”) value below the median of the compensation peer group. The Committee believes this was an appropriate incentive award under the circumstances.

CEO Year-over-Year Pay Comparison

Although the Committee believes the CEO’s efforts in successfully navigating the Company through this difficult period might have justified an increase in compensation, his total compensation in 2010 as shown in our Summary Compensation Table is essentially unchanged from his 2009 compensation. (It reflects a 0.8% increase.)

As for incentive compensation, our CEO received a higher bonus for performance in 2010 than he did in 2009. In large part, this was due to the fact that, in adherence to our pay for performance objectives, the CEO (and other executive officers) received a 0% bonus in 2009 under our Operating Bonus Plan. The CEO did receive a bonus under the Capital Bonus Plan in 2009, but only 15% of his bonus potential is attributable to the Capital Bonus Plan, and he did not receive the maximum bonus under that plan.

As previously noted, Mr. Burd’s actual total cash compensation for 2009 (salary + bonus) was at only the 5th percentile of the compensation peer group. The Committee determined that he was entitled to a larger bonus for performance in 2010 under the Will to Win bonus program and awarded a bonus of $750,000.

Regarding his incentive compensation under the LTIP, Mr. Burd received a stock option grant in 2009 that the Company valued at $6,922,200. The 2010 grant was valued at $7,100,000. This increase was due largely to the increase in the strike price of the options, from $18.28 in 2009 to $24.67 in 2010. Black-Scholes methodology places a higher value on options when they have a higher strike price. (If the 2010 grant had been at the 2009 share price, the value of the option award would have been $5.4 million instead of $7.1 million.) As noted above, Mr. Burd’s option grant in 2010 placed him below the median for the compensation peer group.

In evaluating our pay for performance practices, our stockholders should understand that ISS and others value stock option awards by using different Black-Scholes methodologies from those employed by the Company. For example, the ISS methodology uses different factors from those used by the Company on many of the Black-Scholes inputs, but has traditionally produced a valuation similar to our valuation. However, the Committee believes the calculation under the ISS methodology for the CEO’s 2010 stock option grant is likely to produce a valuation that is millions of dollars higher than our more accurate valuation.

Year	SWY Calculation of CEO Option Award	ISS Calculation of CEO Option Award
2009	$6,922,200	$ 7,158,179
2010	$7,100,000	$10,716,400 (est.)

We have not changed our methodology for calculating Black-Scholes values from 2009 to 2010, and neither has ISS (we believe). However, the disparity in the 2010 calculations arises from some unusual inputs that ISS uses for its calculation. The two factors most responsible for the disparity between our calculation and ISS’s calculation are the Black-Scholes inputs for expected life of the option (which also affects the risk-free rate assumption) and for volatility. We believe the assumptions used by us are in accordance with customary practices, and that ISS’s assumptions are not.7

The Committee believes that the result reached by ISS is an aberration and does not accurately reflect an increase in the CEO’s stock option award or his total compensation from 2009 to 2010. As noted above and in the Summary Compensation Table, the Committee believes the CEO’s 2010 stock option grant has essentially the same value as the 2009 grant. Accordingly, the Committee believes the CEO’s compensation in 2010 is generally equivalent to his compensation in 2009, and that the Committee’s pay-for-performance objectives have been met.

CEO Pay over the Last Five Years

Over the last five years, Mr. Burd has received a substantial portion of his compensation in stock options. The realizable pay from these stock options has been far less than the grant values reported in our Proxy Statements. This is not surprising, because while our TSR over the last five years has been slightly positive, the median TSR for the multi-regional supermarket group has been a negative 29.6%. The Company will have to

[7]

Our expected life assumption is 6.5 years, based on the SEC’s safe harbor, SEC Bulletin No. 107. ISS’s expected life assumption is the full term of the option – ten years. A recent survey of 682 companies shows that the median expected life is 5.3 years. See http://www.towerswatson.com/united-states/newsletters/insider/3106#. Particularly in the case of our CEO, who is 61 years old, we believe our assumption on expected life of the option is more reasonable. Vesting of the CEO’s stock options will cease when he retires, and our stock option plan requires him to exercise his vested options within 12 months after his retirement.

Our volatility assumption is based on observed historical volatility for periods preceding the measurement date and estimates of implied volatility based on open interests in traded option contracts on Safeway common stock. ISS’s volatility assumption is based on historical three-year stock price volatility measured on a daily basis from the date of the grant. We are not aware of any company that uses a formulation like ISS’s. Like us, many companies use a combination of historical and current volatilities, and some use current volatilities exclusively.

In prior years, our assumption on volatility produced a lower input than ISS’s, which helped to offset the disparity in the expected life assumption. In the past year, however, the implied volatility used in our calculation decreased significantly from the 2009 grant to the 2010 grant, while the historical volatilities used by ISS remained relatively constant. This eliminated the offset effect, producing greater valuations for ISS under both factors. This situation caused the ISS valuation to exceed ours by a much wider margin than in previous years.

demonstrate outstanding performance in the future in order for Mr. Burd to realize the option grant values that have been reported in our Proxy Statements. Below are certain noteworthy points:

•	Over the last five years, Mr. Burd has received 62% of his total compensation in stock options. All of these options are still held.
•

At roughly the current stock price of $22/share, Mr. Burd’s realizable pay from these awards (“in the money” options, both vested and unvested) is $3.7 million, which represents 9% of the grant values.

•

At roughly the current stock price of $22/share, the Company’s stock price would have to increase by 53% for Mr. Burd’s gain on these options to equal the grant values, which were below median for our compensation peers in each of the five years.

Calculations using ISS’s methodology show essentially the same thing: the Company will have to demonstrate outstanding performance for Mr. Burd’s gains to equal the grant values. This data reinforces the Committee’s determination that its pay-for-performance objectives are being met.

Compensation Peer Group

As mentioned above, to determine competitive compensation practices, we collect data about the compensation practices at a group of peer companies. This peer group, which is subject to change from time to time based upon industry conditions and availability of data, currently consists of 20 companies, including major grocery retailers, other major retailers and other companies in the food and consumer products industries. Our current compensation peer group is:

Best Buy Co., Inc.

Colgate-Palmolive Company

Costco Wholesale Corporation

CVS Caremark Corporation

Fortune Brands, Inc.

The Gap, Inc.

General Mills, Inc.

The Home Depot, Inc.

J.C. Penney Company, Inc.

Kohl’s Corporation

The Kroger Co.

Limited Brands, Inc.

Lowe’s Companies, Inc.

Macy’s, Inc.

McDonald’s Corporation

Office Depot, Inc.

Staples, Inc.

SuperValu Inc.

Target Corporation

Walgreen Co.

All of these companies, in both the grocery industry and the non-grocery industries, were selected for the compensation peer group because they were considered to be significant competitors with respect to the individuals with the talent and experience needed to serve in our executive officer positions. The selected companies generally have annual sales in excess of $10 billion and a market capitalization of more than $5 billion. Peer group data is collected for executive positions so we can determine appropriate ranges of base salary levels and annual increases to attract and retain qualified executives. In general, we use the medians for comparable positions in the peer group as our competitive benchmarks. On some compensation matters, we look to a smaller group of peer companies that typically might include The Great Atlantic & Pacific Tea Company, Inc., The Kroger Co., SuperValu Inc., Whole Foods Market IP, L.P. and Winn-Dixie Stores, Inc.

Elements of Compensation

The major elements of compensation for our executive officers are:

•	Base salary;
•	Annual bonus;
•	Equity awards, and
•	Retirement benefits

We also provide certain other benefits and perquisites to our executive officers, at levels we believe to be moderate and market competitive (as detailed below).

We believe each of these elements forms an integral part of the overall compensation program and, taken together, these elements serve to achieve our compensation objectives, as follows:

Element	Purpose	Characteristics
Base Salaries

Form a stable part of the compensation package that is not dependent upon our performance; provide a degree of financial certainty our executives seek when they are considering whether to join or remain with us

Based on competitive levels; subject to modification for individual performance; not based on Company performance

Annual Bonuses	Reward our executives for meeting or exceeding our annual performance objectives, which, when accomplished, should have the effect of increasing our stock price over time	Opportunities based on the officer’s base salary and competitive levels of total cash compensation; actual earned awards based on achievement against specified goals

Equity Awards	Reward for long-term performance and increases in our stock price; incentive for our executives to increase our market value; retention through service-based vesting

Annual grants of equity under long-term incentive program with grant values based upon various factors, including the officer’s base salary, competitive levels of long-term incentive compensation and Company performance over the last several years; actual pay delivery based on stock price appreciation and continued service

Retirement Benefits

Form a stable part of the compensation package that is not dependent upon our performance; provide a degree of financial certainty our executives seek when they are considering whether to join or remain with us

Based on competitive levels; not performance-based

Perquisites	Reflect security, efficiency or competitive compensation to our executive officers	Based on competitive levels; not performance-based

Other Benefits

Form a stable part of the compensation package that is not dependent upon our performance; provide a degree of financial certainty our executives seek when they are considering whether to join or remain with us

Based on competitive levels; not performance-based

How Compensation is Determined

Base Salaries

The executives we want to attract and retain expect to be paid a base salary that is comparable to the base salaries being paid by companies with which we compete for executive talent. For this reason, the base salaries for executive officers, including our CEO, are based on competitive salary levels and are subject to modification for individual performance.

Base salaries are evaluated annually for all executive officers. Together with competitive data, individual factors are also considered, in a subjective manner, in setting base salaries, including the executive’s experience, achievements, leadership, teamwork and value to the Company. Consideration of these individual factors encourages our executives to improve their individual performances.

The base salary of our CEO is determined annually by our Board of Directors. Early in each fiscal year, Mr. Burd proposes written objectives to the Executive Compensation Committee against which his performance in the fiscal year should be measured. At the end of each fiscal year, our Lead Independent Director (currently, Paul Hazen) collects information regarding Mr. Burd’s performance and discusses relevant issues and matters with him. The Lead Independent Director then reports his findings and discussions to the Executive Compensation Committee, which reviews Mr. Burd’s salary each year. The Committee periodically obtains information regarding the compensation of the CEOs of our peer group companies. The Committee then meets, without Mr. Burd present, and makes a recommendation to the Board regarding Mr. Burd’s base salary for the next fiscal year. The Board subsequently meets, without Mr. Burd present, and conducts a formal performance review of Mr. Burd and sets his base salary for the next fiscal year.

With respect to our Executive Vice Presidents, the Committee obtains compensation data concerning comparable positions at our peer group companies, which it reviews with Mr. Burd. Mr. Burd assesses the individual performance of each executive and proposes the base salaries for each of the Executive Vice Presidents. The Committee then sets these salaries. The procedure is similar for our other executive officers. As in its other work, the Committee is assisted by its independent compensation consultant.

As CEO, Mr. Burd’s duties and responsibilities are unique compared to those of the other named executive officers. These responsibilities include overall responsibility for the strategic direction, management and operation of the Company. As a result, Mr. Burd’s base salary, bonus and equity compensation are materially greater than those of the other named executive officers.

Bonuses

The primary purpose of our bonus programs is to motivate our executives to meet or exceed Company-wide performance goals, particularly on a short-term basis, which is intended to increase our market value. We believe bonus programs at certain levels are necessary for competitive purposes to attract and retain desirable executives, and the fact that executives must be employed by us at the end of the fiscal year in order to be eligible for a bonus assists in retention.

We have two bonus plans: the Operating Bonus Plan and the Capital Bonus Plan. All executive officers participate in the Operating Bonus Plan. Only those executive officers who participate in capital investment decisions participate in the Capital Bonus Plan. The executive officers currently participating in the Capital Bonus Plan include the CEO, the four Executive Vice Presidents, the Senior Vice President of Real Estate and Engineering and the Senior Vice President of Supply Operations. Bonuses are typically paid in March, after the results of the prior fiscal year have been certified by the Committee.

Operating Bonus Plan

Under the 2001 Amended and Restated Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the “Operating Bonus Plan”), the Committee sets an operating performance threshold for a fiscal year at the beginning of that fiscal year. If that threshold is not met, no bonuses are paid under the Operating Bonus Plan. If that threshold is met, each participating executive officer is eligible to receive his or her maximum bonus amount (as described below), and the Committee examines the extent to which the threshold has been exceeded, considers other performance criteria for the fiscal year, particularly earnings per share or operating profit and identical-store sales or volume growth, and determines the amount of the bonuses to be paid under the Operating Bonus Plan. The Operating Bonus Plan is intended to encourage our executive officers to meet or exceed our annual operational goals. With respect to our 2010 fiscal year, operating profit was selected as the operating performance threshold under the Operating Bonus Plan and was set at $574 million (subject to adjustments for unusual items).

We undertake an annual planning process that culminates in the adoption and approval of an operating plan for the Company. The operating plan includes a target level for operating performance for the following fiscal year. The specific elements of our operating performance that can be used to establish the operating performance threshold, as set forth in the Operating Bonus Plan, are identical-store sales growth, operating profit and improvement in working capital. Each year, the Committee sets an operating performance threshold based upon one or more of the above factors. If the operating performance threshold is met, the Committee determines the amount of any operating bonuses to be paid, in terms of a percentage of the maximum bonus amount allowed (which can include 0%). The target level for Company operating performance generally produces an Operating Bonus Plan payment of 50% of the maximum bonus amount allowed. In determining the amount of bonus payment for each executive officer, the Committee generally considers major performance objectives for the Company, such as identical-store sales or volume growth and earnings per share or operating profit, because these factors are most indicative of overall Company performance.

Upon hire or promotion (and subject to adjustment periodically), each executive officer is assigned a percentage of base salary that represents such officer’s maximum bonus payment under the Operating Bonus Plan. For example, for our 2010 fiscal year, the CEO was eligible to earn a maximum bonus payment under the Operating Bonus Plan equal to 170% of his annual base salary. Thus, if the Committee determined to pay 100% of the maximum bonus under the Operating Bonus Plan award for that fiscal year, the CEO would be paid a bonus equal to 170% of his annual base salary (but in no event more than $3 million); if the Committee determined to pay 50%, the CEO would be paid a bonus equal to 85% of his annual base salary. For other executive officers, the percentage of annual base salary is smaller, due to our belief that higher ranking officers should have more of their compensation at risk. These percentages are established based on a review of competitive compensation levels and may be modified by individual or Company-specific circumstances. Individual factors are considered in a subjective manner, including the executive’s experience, achievements, leadership, teamwork and value to the Company, in establishing these percentages. We generally do not set individual performance targets for our executive officers under our bonus plans. The actual bonuses payable to each executive may be less (but not more) than the maximum bonus amount determined pursuant to the Company performance criteria.

Faced with retention concerns after recent years of low or no annual bonuses under the Operating Bonus Plan, early in 2010 the Committee approved a special bonus under the Operating Bonus Plan to create the possibility of bonus payments to recognize outstanding individual performance in the event the Company met the operating performance threshold for payment of bonuses under the Operating Bonus Plan but did not achieve target levels of performance. Called the “Will to Win” bonus, the plan contemplated individual bonuses of up to 50% of an individual’s maximum Operating Bonus Plan bonus based on specified criteria. The criteria included developing strategies for the Company that would be instrumental to the Company’s long-term success, identifying and implementing significant additional cost savings opportunities for the Company and executing in a superior fashion the Company’s strategies and initiatives. Bonus recipients were expected to influence a significant portion of the Company’s business, develop stretch goals for their organization, personally determine the path to achieve goals, operate with a strong sense of urgency and manage execution at a granular level.

Based on our actual results for our 2010 fiscal year, which reflected operating profit of $1,159 million, our performance exceeded the threshold of operating profit performance under the Operating Bonus Plan. The target levels under the Operating Bonus Plan (i.e., for payment of 50% of the maximum bonus) were set at the beginning of the year, when it was estimated that recessionary and deflationary effects would dissipate more quickly than they did. Consequently, the Company did not reach the targets for volume growth and earnings per share that were originally in the plan. However, based on an evaluation of the Will to Win bonus criteria and appreciating the Company’s commendable performance against difficult obstacles in the industry, the Committee awarded Will to Win bonuses to 80 employees in ranges equal to 12% to 50% of such employee’s maximum bonus payout.

Capital Bonus Plan

Because the successful investment of capital is an important part of our business, we have a second bonus plan for measuring performance in this area. The executive officers who are responsible for making capital investment decisions, including the CEO, are eligible for capital performance-based bonus awards under the Amended and Restated Capital Performance Bonus Plan for Executive Officers and Key Employees of Safeway Inc. (the “Capital Bonus Plan”). This bonus compensation is contingent on the achievement of one or more objectively determinable performance goals, such as operating profit, as well as certain recent capital investments, such as new stores or remodel capital investment projects, achieving targeted rates of return on invested capital. Capital performance generally is measured in periods occurring during the first and third fiscal years following the completion of a particular project.

Under the Capital Bonus Plan, in addition to one or more objectively determinable performance goals, the Committee establishes targeted rates of return early in the fiscal year with respect to projects that will be reaching the first or third anniversaries of their completion dates during such fiscal year. These targeted rates of return will generally correspond to the expected internal rate of return at the time the capital project is approved by the Company. The threshold under the Capital Bonus Plan will represent a lesser rate of return, and the maximum will represent a greater rate of return. With respect to first- and third-year projects, if both the performance goal(s) and the capital performance threshold are met for the year of measurement, the CEO and other participating executive officers will be eligible to receive a bonus. Because capital investment is a significant part of our business, the Capital Bonus Plan is intended to encourage our executive officers to make prudent capital investment decisions that produce superior returns.

As described above with respect to the Operating Bonus Plan, each participating executive officer has a bonus potential under the Capital Bonus Plan that is expressed as a percentage of that officer’s annual base salary. This percentage is established at a level intended to emphasize the importance of successful returns on capital spending to the Company. For example, in the case of the named executive officers who participate in the Capital Bonus Plan, the maximum bonus payable to each such officer under the Capital Bonus Plan is 30% of such officer’s annual base salary (but in no event more than $500,000 in the case of the CEO and $350,000 in the case of the other named executive officers). These percentages are established based on a review of competitive compensation levels, as may be modified by individual or Company-specific circumstances. Individual factors are considered in a subjective manner, including the executive’s experience, achievements, leadership, teamwork and value to the Company. If the performance goal(s) or the return on invested capital performance threshold for a performance period is not met, no bonuses are paid under the Capital Bonus Plan for that period. If both the performance goal(s) and the return on invested capital performance threshold for a performance period are met under the Capital Bonus Plan, then the Committee examines the extent to which the performance threshold has been exceeded and determines the percentage of the maximum bonus that is payable to the eligible executive officers for that fiscal year based on a pre-established formula. The payout percentage under the Capital Bonus Plan is generally the result of a mathematical straight-line calculation. The actual bonuses payable to each executive may be less (but not more) than the maximum bonus amount determined pursuant to the formula, as the Committee retains the discretion to reduce or eliminate the bonus amount otherwise payable.

With respect to our 2010 fiscal year, operating profit was selected as the objectively determinable performance goal under the Capital Bonus Plan and was set at $500 million (subject to adjustments for unusual items). The threshold for return on invested capital performance was set at 18.5% as the weighted-average return on assets for first-year projects, and 25.6% as the weighted-average return on assets for third-year projects. The target performance (i.e., for payment of 50% of the maximum bonus) was set at 19.2% as the weighted-average return on assets for first-year projects, and 27.1% as the weighted-average return on assets for third-year projects. Based on the results measured for our 2010 fiscal year, which reflected operating profit of $1,159 million and weighted-average returns on assets of 15.5% on first-year projects and 21.3% on third-year projects, our invested capital performance did not meet the thresholds for weighted-average return on assets for either first-year or third-year projects, although it did substantially exceed our average cost of capital. As a result, no capital performance-based bonuses were paid to our executive officers or other employees eligible for a bonus under the Capital Bonus Plan for 2010 invested capital performance.

We believe the target total cash compensation (base salary + target bonus) for our executive officers averages below the median of our peer group. Target bonus is the amount that normally would be awarded for meeting goals and is generally 50% of the maximum bonus award.

Equity

We have historically granted to our executive officers two forms of equity compensation: (1) stock options; and (2) restricted stock. We also have granted to certain of our executive officers restricted stock awards with respect to the stock of Blackhawk.

Stock Options

Under the LTIP, the Committee has historically made annual grants of stock options to all executive officers based upon various factors, including the officer’s base salary, competitive levels of long-term incentive compensation and Company performance over the prior several years. The Committee determines appropriate amounts of long-term incentive compensation to be paid to the CEO, the Executive Vice Presidents and the Senior Vice Presidents by examining competitive data ranges of compensation levels around the median compensation peer group level and the value of Company stock options, and taking into account recent Company performance. The Committee also considers individual factors, in a subjective manner, in determining amounts of long-term incentive compensation, including the executive’s experience, achievements, leadership, teamwork and value to the Company. Our total direct compensation to executives in 2010 (total cash + the grant date value of these equity awards) was below the median of the peer group.

All of our stock option grants to our executive officers since 2003 have vested at the rate of 20% per year over five years. From 2003 through 2008, stock options were granted with a term of six years. Beginning in 2009, stock options were granted with a term of ten years to provide a longer period for measuring and rewarding performance. Our options are granted with a per share exercise price equal to the closing price of our stock on the grant date, as determined under our equity plan (currently the 2007 Equity Plan). In a healthy economic environment, we believe stock options provide an incentive for our executives to increase the Company’s market value, as represented by our stock price.

A table elsewhere in this Proxy Statement shows the stock option grants made to the named executive officers in the 2010 fiscal year.

On March 15, 2011, the Board of Directors approved a new equity-based plan, subject to the approval of our stockholders. See “Proposal 4, Approval of Safeway Inc. 2011 Equity and Incentive Award Plan” for a description of this new equity plan.

Restricted Stock

Historically, we have made restricted stock awards only on certain occasions. These occasions were to attract certain new executive officers and to retain certain executive officers integral to our success at times when our existing compensation programs were insufficient to ensure retention. (Restricted stock in our Blackhawk subsidiary was awarded for the reasons described in the next section.) In recent years, however, stock options have not provided sufficient value to our executive officers to act as strong motivation and retention vehicles. As a result, for LTIP grants made in the 2010 fiscal year, each executive officer was allowed to choose a mix of stock options and restricted stock in increments of 25%. Each executive’s award could be 25% restricted stock, or 50%, 75%, 100% or 0%. For an executive who chose to receive restricted stock, the number of shares of restricted stock granted in lieu of options was based on an exchange ratio of 3.25 options for one share of restricted stock. This exchange ratio was chosen to approximate an equivalent grant date value for any mix of options and restricted stock that an executive might elect. Both types of awards are subject to the standard five-year vesting schedule. Many of our compensation peers also have moved away from granting all of their long-term incentive value in stock options toward grants with a portion of the value in restricted stock and/or performance stock or cash.

A table elsewhere in this Proxy Statement shows the restricted stock grants made to the named executive officers in the 2010 fiscal year.

Restricted Stock of Blackhawk

Blackhawk is engaged in businesses related to, but different from, our food retail business. Blackhawk’s businesses include electronic gift cards, other prepaid electronic cards (telecom, attractions, etc.) and other products and services. Our Board of Directors believes Blackhawk is a high-growth business that, because of our ownership interest, could produce significant value to the Company and our stockholders.

In an effort to encourage the growth of Blackhawk for the benefit of the Company and our stockholders, and to retain executives viewed as important to our success, in 2006, the Committee approved a restricted stock program at Blackhawk. Restricted shares of Blackhawk Common Stock were awarded to key Blackhawk executives. In addition, restricted shares of Blackhawk Common Stock were awarded to our executives whom the Committee believes are particularly responsible for the continued and future growth of Blackhawk. In 2009, our Board approved an award of Blackhawk restricted stock to one of our named executive officers, Diane Dietz, who joined the Company in 2008. No grants of Blackhawk restricted stock were made to Safeway employees in 2010.

Retirement Plans

As noted above, we provide retirement benefits to our executive officers so our compensation package can be competitive with those retirement benefits provided by similar companies. Retirement benefits provide some degree of financial stability and certainty for our executives, helping to attract and retain desirable executives.

Retirement, or pension, benefits are provided to our executive officers under the Employee Retirement Plan (the “ERP”), a tax-qualified defined benefit pension plan, and the Retirement Restoration Plans, non-qualified and unfunded defined benefit plans (collectively, the “Retirement Plans”). The Retirement Restoration Plans provide benefits to certain employees, including executive officers, that cannot be paid under the ERP due to Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid under the ERP. The Retirement Restoration Plans also recognize all compensation deferred under our deferred compensation plans for purposes of determining such benefits.

In 2005, our Board approved the terms of a supplemental executive retirement agreement (the “SERP”) for our CEO. The Executive Compensation Committee previously approved and recommended the SERP. In making its recommendation, the Committee reviewed comparative data from approximately 150 public companies and from certain companies in the food industry. The Committee determined that Mr. Burd’s total retirement benefit under the Retirement Plans was below the level of retirement benefits provided to chief executive officers of the companies examined. In order to retain Mr. Burd’s services and to make his retirement benefits comparable to those of other chief executive officers, the Committee approved the SERP, which placed Mr. Burd approximately at the median of the executives examined.

No other executive officer has a supplemental retirement benefit other than the Retirement Restoration Plans.

For more detailed discussions of the Retirement Plans and the SERP, please see “Executive Compensation – Post-Employment Compensation – Pension Benefits” later in this Proxy Statement.

Tally Sheets

On at least an annual basis, the Committee reviews tally sheets for each of the named executive officers. These documents collect in one place the total compensation received by each named executive officer, and the compensation each named executive officer would receive under various events, including retirement, termination and change in control. The Committee reviews these tally sheets so it understands how these various events would affect the compensation received by these officers; however, the Committee has not historically used tally sheets to generally evaluate how each compensation element fits into our overall compensation objectives.

Other Elements of Compensation

Deferred Compensation Plans

We have two deferred compensation plans in which eligible officers, including executive officers, may participate. The plans allow the officer to defer salary or bonus and to have these funds mirror the investment performance of a selection of mutual funds. We do not contribute funds to the individual accounts of our executive officers under the deferred compensation plans. We are responsible for making payments under the plans on designated distribution dates.

For more detailed discussions of the deferred compensation plans, please see “Executive Compensation – Post-Employment Compensation – Non-Qualified Deferred Compensation” later in this Proxy Statement.

Perquisites

Corporate Aircraft.  Based on the analysis of an independent security advisor, our Board has directed that Mr. Burd will ordinarily use Company aircraft for all air travel, both business and personal, including his immediate family when they are accompanying him. The Board has set guidelines to limit the incremental cost to the Company of the corporate aircraft based on Mr. Burd’s personal use. Incremental cost is calculated on the basis of our variable operating costs, including fuel costs, mileage, trip-related maintenance, on-board catering, landing/ramp fees and other variable costs. Making Company aircraft available to Mr. Burd allows him to efficiently and securely conduct business during both business and personal trips. The Board believes that the value to the Company of making Company aircraft available to Mr. Burd, in terms of safety, security and efficiency, is greater than the incremental cost we incur to make the aircraft available to Mr. Burd. Other executive officers are generally discouraged from making personal use of Company aircraft, either by taking personal trips or by having non-business passengers accompany them on business trips.

Company-Provided Automobile.  For security purposes, we provide ground transportation for Mr. Burd’s commuting and business purposes. The commuting use is reflected as a perquisite for calculating Mr. Burd’s compensation in the tables set forth in this Proxy Statement. No other executive officer makes use of Company-provided ground transportation for non-business purposes.

Home Security System.  For security reasons, we have installed home security systems at Mr. Burd’s residences. No other executive officer has a Company-provided home security system.

Financial Planning.  We make available to our executive officers the services of a financial planning firm. The firm offers services, paid for by us, valued at $15,000 for the executive’s first year with the firm, and $10,000 for each year after the first year. The executive is responsible for income taxes on any services provided through this program. Some executives, including Mr. Burd, have decided not to participate in this program.

We believe the perquisites described above are necessary and appropriate for reasons of Company security, efficiency or to provide competitive compensation to our executive officers. As noted above, we do not make gross-up payments to cover our executives’ personal income taxes that may pertain to any of the perquisites we offer.

Death Benefits

We provide modest death benefits to executives who are Senior Vice Presidents or higher under the Retirement Restoration Plans. Approximately 40 of our current executives are eligible for these death benefits. (For a detailed description of these benefits, please see “Executive Compensation – Post-Employment Compensation – Pension Benefits” later in this Proxy Statement.) We believe these benefits help make our overall compensation package competitive and that they are reasonable within the overall structure of our compensation programs. In December 2008, our Board amended the special death benefit under the Retirement Restoration Plans to eliminate the post-retirement death benefit for any current employees below the level of Senior Vice President who are promoted to the position of Senior Vice President or higher on or after December 15, 2008 and for any new employees who join the Company on or after December 15, 2008.

Other Employee Benefits

We also provide other customary employee benefits so that our overall compensation package is competitive. We pay for life insurance for each corporate employee (including executive officers) in an amount equal to two times annual salary, up to a maximum of $1 million. The employee is responsible for the income tax for any amount exceeding $50,000 in coverage. We offer medical plans, dental plans, vision plans and disability insurance plans, for which executives are charged the same rates as all other employees.

Change in Control

We have not historically entered into severance or change in control agreements with our executive officers providing for cash payments in the event of the executive’s termination, whether such termination is voluntary, for cause or otherwise. We believe that equity-based compensation motivates our executive officers to increase the market value of our stock and sufficiently aligns our executives’ interests with those of the Company and our stockholders.

Our equity plans provide that all unvested stock options and restricted stock accelerate and vest in the event the Company undergoes a change in control. In keeping with our belief that our employees are directly responsible for the market value of our Common Stock, we believe it is appropriate to reward our employees with the full value of their equity awards in the event of a change in control of the Company. The outstanding shares of restricted Blackhawk Common Stock do not accelerate in the event of a change in control of the Company or Blackhawk.

Other Compensation Policies

Timing of Stock Option Grants

It has been our long-standing practice to set the exercise price for stock options at the closing trading price for our Common Stock on the date of grant. Our policy is to select option grant dates for existing executive officers under the LTIP program that are the first day of our insider trading window period after the Committee meeting approving such grants, with the exercise price to be set at the closing trading price on that day.

Our policy is that option grant dates for newly hired executive officers are the first business day of the calendar month following the first date of employment. Our policy for newly promoted executive officers is that option grant dates are the first day of our insider trading window period following the fiscal quarter in which such promotion occurred.

The Committee has the sole authority to make stock option grants to executive officers. The Committee generally will authorize grants to such officers only at a meeting, and the option grant dates selected will be no earlier than the date of the meeting.

Equity Ownership Guidelines

As discussed above, we have established guidelines for stock ownership by our executive officers. We believe these guidelines, which are set forth in our Corporate Governance Guidelines, further link the interests of our executives and stockholders. Under these guidelines, the multiple of annual base salary to be owned in stock depends on the executive’s role in the Company, as follows:

Position	Multiple of Base Salary
CEO	10x
Executive Vice President	4x
Senior Vice President	2x

The executive officers have until the year 2011 or five years from the date of assuming the position (whichever is later), to meet these guidelines.

Deductibility of Compensation

Section 162(m) of the Code limits the deductibility of compensation paid to certain of the named executive officers to $1 million annually. Compensation that is “qualified performance-based compensation” generally is not subject to the $1 million deduction limit. Thus, amounts paid under our bonus plans and stock options granted pursuant to the LTIP will generally be fully deductible for tax purposes. Salary and restricted stock awards, including Blackhawk restricted stock, are subject to the Section 162(m) $1 million deduction limit. We consider the tax deductibility of any element of executive compensation as a factor in our overall compensation program. It is our intent to qualify all compensation paid to our top executives, where practicable under our compensation policies, for deductibility under the Section 162(m) limits in order to maximize our income tax deductions. However, the Executive Compensation Committee may approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid.

Recoupment Policy

In 2009, we adopted a policy that if an executive officer engages in ethical misconduct that causes a material restatement of our financial statements that affects a financial metric used to calculate bonuses, then the Executive Compensation Committee will have the discretion to determine whether recoupment of the portion of any bonus paid to an executive officer within the preceding three years that would not have been paid had there been no ethical misconduct and no restatement of the financials is appropriate under the particular facts and circumstances. The recoupment policy does not apply if the Committee determines that, after making appropriate adjustments to the performance targets for the affected years, any changes in bonus amounts payable based on the restated financial results effectively offset one another.

The following Report of the Executive Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee of our Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the 2010 10-K, for filing with the SEC.

Executive Compensation Committee:

Michael S. Shannon, Chair

Paul Hazen

Frank C. Herringer

Kenneth W. Oder

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executive officers for the fiscal years ended January 1, 2011, January 2, 2010 and January 3, 2009. The named executive officers are our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers. Columns specified in the SEC rules are omitted where there is no amount to report.

Name and Principal Position	Year	Salary (1)		Stock Awards (2)(3)		Option Awards (2)(4)		Non-Equity Incentive Plan Compensation (5)			Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)		All Other Compensation (7)		Total
Steven A. Burd, Chairman, President and Chief Executive Officer (9)	2010 2009 2008	$ $ $	1,491,173 1,449,000 1,467,442	$ $ $	370,050 491,611 —	$ $ $	7,100,000 6,922,200 8,780,100	$ $ $	750,000 358,627 399,944	(8)	$ $ $	1,090,548 1,508,505 2,490,234	$ $ $	193,132 171,952 389,555	$ $ $	10,994,903 10,901,895 13,527,275

Robert L. Edwards, Executive Vice President and Chief Financial Officer	2010 2009 2008	$ $ $	675,254 638,305 646,429	$ $ $	2,239,271 120,978 —	$ $ $	— 2,042,049 2,396,967	$ $ $	320,746 157,981 216,722		$ $ $	42,977 61,932 —	$ $ $	33,017 1,866 —	$ $ $	3,311,266 3,023,111 3,260,118

Diane M. Dietz, Executive Vice President and Chief Marketing Officer (10)	2010 2009	$ $	685,076 670,001	$ $	559,812 1,005,280	$ $	1,570,875 2,042,049	$ $	325,411 165,825		$ $	18,386 5,719	$ $	9,979 1,960	$ $	3,169,539 3,890,834

Bruce L. Everette, Executive Vice President, Retail Operations	2010 2009 2008	$ $ $	654,310 638,471 646,596	$ $ $	— 120,978 —	$ $ $	2,094,500 2,042,049 2,449,648	$ $ $	310,797 158,021 216,778		$ $ $	448,564 230,725 104,154	$ $ $	2,156 1,866 —	$ $ $	3,510,327 3,192,110 3,417,176

Larree M. Renda, Executive Vice President, President, Safeway Health, Inc.	2010 2009 2008	$ $ $	687,098 670,465 678,999	$ $ $	559,812 127,027 —	$ $ $	1,570,875 2,042,049 2,572,569	$ $ $	326,371 165,940 227,641		$ $ $	340,611 163,942 7,126	$ $ $	19,979 57,687 10,000	$ $ $	3,504,746 3,227,110 3,496,335

(1)	This amount is the named executive officer’s base compensation, which consists of the regular weekly base salary rate, excluding moving expenses, bonus pay and other payments that are not considered part of the computation of regular weekly salary rate, multiplied by the number of weeks worked during 2010, 2009 and 2008 (52 weeks, 52 weeks and 53 weeks, respectively). This amount also includes amounts earned but deferred at the election of the executive officer under our Executive Deferred Compensation Plans. See the discussion of the Executive Deferred Compensation Plans under “Executive Compensation – Post-Employment Compensation – Non-Qualified Deferred Compensation” later in this Proxy Statement.
(2)	The amount shown is the aggregate grant date fair value and does not reflect compensation actually received by the named executive officer.
(3)	This amount consists of the aggregate grant date fair value of grants of our restricted stock and restricted Common Stock of Blackhawk in fiscal years 2010, 2009 and 2008, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, “Compensation – Stock Compensation.” The value of Blackhawk restricted stock for purposes of computing the grant date fair value in fiscal year 2009 is based on an independent valuation, using methodologies described in footnote 11 on page 46 of this Proxy Statement. No grants of Blackhawk restricted stock were made to any of the named executive officers in 2010 or 2008.
(4)	This amount consists of the aggregate grant date fair value of grants of stock options in fiscal years 2010, 2009 and 2008, as applicable, computed in accordance with FASB ASC Topic 718. All options granted to the named executive officers in 2010, 2009 and 2008 have an exercise price equal to the closing sale price of our Common Stock on the date of grant and become exercisable in annual cumulative installments of 20% of the number of options granted over a five-year period. Options granted to the named executive officers in 2010 and 2009 have a ten-year term. Options granted to the named executive officers in 2008 have a six-year term. Actual gains, if any, on stock option exercises are dependent on several factors, including the future performance of our Common Stock, overall market conditions and the continued employment of the named executive officer. There can be no assurance that the amounts reflected in such calculation will be achieved. Also see Note I to the Consolidated Financial Statements in the 2010 10-K for an explanation of the assumptions made by us in the valuation of these stock option awards.
(5)	This amount consists of the cash bonuses awarded under our Operating Bonus Plan and our Capital Bonus Plan to each of the named executive officers for 2010, 2009 and 2008, as applicable. The amounts disclose the actual bonuses earned for 2010, 2009 and 2008 performance which were paid in March 2011, April 2010 and March 2009, respectively, and do not reflect the amounts shown in the Grants of Plan-Based Awards Table below. These amounts also include amounts earned but deferred at the election of the executive officer under our Executive Deferred Compensation Plans. Additional explanation of the non-equity incentive plan compensation amounts paid can be found under the caption, “Compensation Discussion and Analysis–Elements of Compensation–Bonuses” earlier in this Proxy Statement.

(6)	This amount shows the change in pension value in fiscal years 2010, 2009 and 2008, as applicable. There were no above-market or preferential earnings for any of the named executive officers in fiscal years 2010, 2009 or 2008 under our Executive Deferred Compensation Plans.
(7)	This amount consists of all other compensation for the named executive officers. Included are amounts reflecting the aggregate incremental cost to the Company of providing personal use of Company aircraft to the named executive officers. Such aggregate incremental cost is calculated on the basis of the additional variable operating costs to us, including fuel costs, mileage, trip-related maintenance, on-board catering, landing/ramp fees and other miscellaneous variable costs, resulting from such personal use. Fixed costs, which do not change based on usage, such as aircraft purchase costs, pilot salaries and the cost of maintenance not related to trips, are excluded from the calculation of incremental cost. Pursuant to a resolution of the Board of Directors, Mr. Burd, as our Chief Executive Officer, is to use Company aircraft for all air travel, both business and personal, for security reasons. For 2010, our aggregate incremental cost related to Mr. Burd’s personal use of Company aircraft was $166,958. There were no incremental costs for personal use of Company aircraft for the other named executive officers. In 2010, this amount also includes $2,041 with respect to Mr. Burd’s commuting use of a Company-leased automobile, calculated by allocating the total costs associated with operating the vehicle on a proportionate basis between Mr. Burd’s business and personal uses. No other named executive officer makes use of a Company-provided automobile for non-business purposes. This amount further includes the 2010 capitalized amount of $6,645 related to security equipment installed in Mr. Burd’s residences, as well as $3,628 for service, repair, parts and back-up equipment required for the installation of the security equipment. The monthly maintenance charges related to Mr. Burd’s home security are paid by Mr. Burd and are not reimbursed by us. No other named executive officer has a Company-provided home security system. For Ms. Renda, 2010 includes our cost for financial planning services provided by a financial planning firm. Included for all named executive officers are dividends earned on restricted stock during 2009 and 2010.
(8)	Mr. Burd elected to forgo $200,000 of the cash bonus he earned and otherwise would have been awarded under the Capital Bonus Plan.
(9)	Mr. Burd also serves on the Board; however, he does not receive additional compensation for his service as a director.
(10)	Ms. Dietz was not a named executive officer in fiscal year 2008. Accordingly, 2008 compensation information is not provided for Ms. Dietz.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information for each named executive officer with respect to all grants of plan-based awards in the fiscal year ended January 1, 2011. We do not grant performance-based awards under any equity incentive plan. Columns specified in the SEC rules are omitted where there is no amount to report.

	Date of Executive Compensation Committee Action	Grant Date(1)	Plan(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)						All Other Stock Awards: Number of Shares of Stock or Units(6)	All Other Option Awards: Number of Securities Underlying Options(7)	Exercise or Base Price of Option Awards ($/Sh)(8)	Grant Date Fair Value of Stock and Option Awards(9)
Name				Threshold (4)		Target (4)		Maximum (5)
Steven A. Burd	2/16/2010	3/5/2010	2007 Equity Plan								1,000,000	$24.67	$7,100,000
	2/16/2010	3/5/2010	2007 Equity Plan							15,000			$370,050
			Operating Bonus Plan		$0		$1,267,497		$2,534,994
			Capital Bonus Plan		$0		$223,676		$447,352

Robert L. Edwards	2/16/2010	3/5/2010	2007 Equity Plan							90,769			$2,239,271
			Operating Bonus Plan		$0		$320,746		$641,491
			Capital Bonus Plan		$0		$101,288		$202,576

Diane M. Dietz	2/16/2010	3/5/2010	2007 Equity Plan								221,250	$24.67	$1,570,875
	2/16/2010	3/5/2010	2007 Equity Plan							22,692			$559,812
			Operating Bonus Plan		$0		$325,411		$650,822
			Capital Bonus Plan		$0		$102,761		$205,523

Bruce L. Everette	2/16/2010	3/5/2010	2007 Equity Plan								295,000	$24.67	$2,094,500
			Operating Bonus Plan Capital Bonus Plan	$ $	0 0	$ $	310,797 98,147	$ $	621,595 196,293

Larree M. Renda	2/16/2010	3/5/2010	2007 Equity Plan								221,250	$24.67	$1,570,875
	2/16/2010	3/5/2010	2007 Equity Plan							22,692			$559,812
			Operating Bonus Plan		$0		$326,371		$652,743
			Capital Bonus Plan		$0		$103,065		$206,129

(1)	In accordance with our policy regarding the timing of stock option grants, the grant date for fiscal year 2010 grants under our LTIP program was the first day of our insider trading window period after the Executive Compensation Committee meeting at which such grants were approved.
(2)	We maintain the Operating Bonus Plan, the Capital Bonus Plan, the 2007 Equity Plan and a Blackhawk Network Holdings, Inc. 2006 Restricted Stock Plan for Safeway Executives (the “Blackhawk Plan”). Additional descriptions of each plan can be found below this table.
(3)	Payouts under the non-equity incentive plans were based on performance in 2010. The information in the Threshold, Target and Maximum columns reflects the range of possible payouts when the performance goals were set in February and March 2010. The amounts actually paid under the Operating Bonus Plan and Capital Bonus Plan for 2010 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(4)	Pursuant to the Operating Bonus Plan and Capital Bonus Plan, performance below a specific threshold will result in no payment with respect to that performance goal. Performance at or above these minimums would result in a payment from $0 up to the maximum bonus amounts. The target levels under the Operating Bonus Plan (i.e., for payment of 50% of the maximum bonus) were for volume change of 0.0% (excluding fuel) and earnings per share of $1.82. Target performance under the Capital Bonus Plan for the 2010 fiscal year (i.e., for payment of 50% of the maximum bonus) was set at 19.2% as the weighted-average return on assets for first-year projects and 27.1% as the weighted-average return on assets for third-year projects.
(5)	Pursuant to the Operating Bonus Plan and Capital Bonus Plan, the amounts shown in this column for Mr. Burd represent 200% of his base compensation for 2010. The amounts shown in this column for Mr. Edwards, Ms. Dietz, Mr. Everette and Ms. Renda represent 125% of their base compensation for 2010.
(6)	Represents restricted stock granted to the named executive officers during 2010 pursuant to the 2007 Equity Plan. Such restricted stock awards vest in annual installments of 20%, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant.
(7)	Represents options granted to the named executive officers during 2010 pursuant to the 2007 Equity Plan. Such option awards have a ten-year term and become exercisable in annual installments of 20%, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant.
(8)	Represents the fair market value of our Common Stock on the date of grant, based on the closing market price of our Common Stock on such date as reported in The Wall Street Journal.
(9)	See Note I to the Consolidated Financial Statements in the 2010 10-K for an explanation of the assumptions made in the valuation of these stock and option awards.

Description of the Operating Bonus Plan

For a description of the Operating Bonus Plan, please see “Proposal No. 5: Re-Approval of the 2001 Amended and Restated Operating Performance Bonus Plan For Executive Officers of Safeway Inc.” later in this Proxy Statement.

Description of the Capital Bonus Plan

Bonus Awards

Eligibility.  Our executive officers and key employees who are responsible for making capital investment decisions are eligible to receive bonus awards under the Capital Bonus Plan. The maximum bonus amount for each executive officer for each fiscal year is equal to a pre-established percentage (up to 30%), determined by the Committee, of such executive officer’s annual base compensation, up to a maximum bonus of $350,000 ($500,000 in the case of the CEO).

Business Criteria.  Each executive officer’s bonus under the Capital Bonus Plan is contingent on the achievement of one or more objectively determinable performance goals, such as operating profit, as well as certain recent capital investments, such as new stores or remodel capital investment projects, achieving targeted rates of return on invested capital. Capital performance generally is measured in periods occurring during the first and third fiscal years following completion of a particular project.

Bonus Amount.  The actual bonus amount for each executive officer is based on the achievement of specified levels at or above the performance target, but we have retained the discretion to reduce or eliminate the bonus amount otherwise payable to an executive officer (including the CEO). Prior to the payment of a bonus award to an executive officer, the Committee must certify in writing the level of the performance goals attained.

Adjustments to Performance Components

The Capital Bonus Plan provides that for each fiscal year, the Committee may provide for adjustments (as determined in accordance with generally accepted accounting principles (“GAAP”)) to the extent applicable or, if not applicable, in accordance with our accounting practices, as in effect on the first day of the relevant performance period) to any of the performance components for one or more items of gain, loss, profit or expense (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal or discontinued operation of a segment of a business (whether or not such segment qualifies as a “business segment” under GAAP), (iii) related to a change in accounting principle under GAAP, or (iv) attributable to the business operations of any entity acquired by us during such fiscal year.

General

Base Compensation Adjustments.  Any change in eligibility or annual base compensation effected after the first day of the fiscal year is taken into account, on a proportionate basis, in computing any bonus award for the fiscal year.

Method of Payment.  Each bonus under the Capital Bonus Plan will be paid in cash.

Amendment.  The Capital Bonus Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) of the Code with respect to bonus awards that the Committee determines should be “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code, no action of the Board may modify the performance targets after the commencement of the fiscal year with respect to which such bonus awards relate.

Description of the 2007 Equity Plan

In May 2007, our stockholders approved the 2007 Equity Plan. No awards have been made under the 1999 Equity Plan since the 2007 Equity Plan became effective.

General Nature and Purpose.  The principal purpose of the 2007 Equity Plan is to provide additional incentive for our directors, key employees and consultants (and the employees and consultants of our subsidiaries) to further our growth, development and financial success, and the growth, development and financial success of our subsidiaries, by personally benefiting through the ownership of our Common Stock, or other rights that recognize such growth, development and financial success. The 2007 Equity Plan provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments.

Administration of the 2007 Plan.  The Executive Compensation Committee is the administrator of the 2007 Equity Plan. The Committee has the power to: select which directors, employees and consultants are to receive awards and the terms of such awards, consistent with the 2007 Equity Plan; determine whether options are to be non-qualified stock options or incentive stock options, or whether awards are to be “qualified performance-based compensation” under Section 162(m) of the Code; construe and interpret the terms of the 2007 Equity Plan and awards granted pursuant to the 2007 Equity Plan; adopt rules for the administration, interpretation and application of the 2007 Equity Plan; interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the 2007 Equity Plan; and amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award (except in certain limited circumstances).

Awards Under the 2007 Equity Plan.  The 2007 Equity Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Award Limits.  The 2007 Equity Plan provides that (i) awards covering not more than 2,000,000 shares may be granted to any of our executive officers in any calendar year or to any employee (other than an executive officer) in the calendar year of his or her hiring, and awards covering not more than 800,000 shares may be granted to any employee (other than an executive officer) in any subsequent year, and (ii) awards covering not more than 800,000 shares may be granted to any consultant in any year, in each case, subject to adjustment under certain circumstances in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2007 Equity Plan. In addition, certain employees — those whose compensation in the year of grant is, or in a future calendar year may be, subject to the limitation on deductibility under Section 162(m) of the Code — may not receive cash-settled performance awards in any calendar year having an aggregate maximum amount payable in excess of $5,000,000.

Counting of Shares Subject to Awards.  The number of shares of Common Stock available for issuance under the 2007 Equity Plan will be reduced by (i) 2.5 shares for each one share delivered in settlement of any “full value award” granted under the 2007 Equity Plan, which is any award other than a stock option or stock appreciation right, and (ii) one share for each share delivered in settlement of all other awards granted under the 2007 Equity Plan. In the event of any termination, expiration, lapse or forfeiture of an award granted under the 2007 Equity Plan, any shares subject to the award at such time will again be made available for future grants under the 2007 Equity Plan. The add back of shares due to the replenishment provisions under the 2007 Equity Plan will be 2.5 shares for each share subject to a full value award that is surrendered or repurchased pursuant to the terms of the 2007 Equity Plan. In no event, however, will any shares of Common Stock again be available for future grants under the 2007 Equity Plan if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code.

See “Proposal 4, Approval of Safeway Inc. 2011 Equity and Incentive Award Plan,” for a description of the new equity-based plan we are requesting our stockholders to approve at the Annual Meeting.

Description of the Blackhawk Plan

Under the terms of the Blackhawk Plan, we may grant restricted stock awards to certain of our executives. The restricted stock awards are in the form of shares of Blackhawk Common Stock.

Purchase Price.  The purchase price of the restricted shares of Blackhawk Common Stock is par value ($0.001 per share). The restricted shares are nontransferable and are subject to repurchase rights (described below).

Vesting.  An executive’s restricted shares are subject to time-based vesting. The executive must remain employed by us or one of our subsidiaries until the restricted shares vest. The initial awards generally were 20% vested on the grant date (on or about February 24, 2006) and vested in additional cumulative 20% installments on January 31 of each subsequent year through 2010. The subsequent award made in May 2009 imposed a similar vesting schedule.

Repurchase of Unvested Shares.  Following an executive’s termination of employment, Blackhawk has the right to repurchase any restricted shares that remain unvested at the original par value purchase price.

Fair Market Value.  Blackhawk obtains a periodic appraisal of the fair market value of the restricted shares, which is determined by an independent valuation firm. The appraisal is based on the value of Blackhawk after the application of any appropriate discounts.

Restrictions on Vested Shares.  Safeway, Blackhawk and the executives are parties to a stockholders’ agreement that restricts the sale or disposition of the restricted shares held by the executives. The agreement prohibits an executive’s sale or disposition of the restricted shares without our consent. An executive’s vested restricted shares are subject to certain put and call rights in the event of termination and certain other circumstances.

Corporate Transactions.  An executive’s restricted shares will continue to be subject to vesting following a spin-off, change in ownership or control or initial public offering of Blackhawk.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for each named executive officer with respect to: (1) each grant of options to purchase our Common Stock that was made at any time, had not been exercised and remained outstanding at January 1, 2011; and (2) each award of restricted stock that was made at any time, had not vested and remained outstanding at January 1, 2011. Columns specified in the SEC rules are omitted where there is no amount to report.

	OPTION AWARDS (1)						STOCK AWARDS (2)
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Steven A. Burd	823,200	205,800	(3)		$23.01	2/15/2012	17,880	(9)		$402,121	(9)
	600,000	400,000	(4)		$35.37	2/26/2013	15,000	(10)		$337,350	(10)
	400,000	600,000	(5)		$29.94	2/25/2014
	200,000	800,000	(7)		$18.28	3/2/2019
	0	1,000,000	(8)		$24.67	3/5/2020

Robert L. Edwards	218,400	54,600	(3)		$23.01	2/15/2012	4,400	(9)		$98,956	(9)
	163,800	109,200	(4)		$35.37	2/26/2013	90,769	(10)		$2,041,395	(10)
	109,200 59,000	163,800 236,000	(5) (7)	$ $	29.94 18.28	2/25/2014 3/2/2019

Diane M. Dietz	117,200 59,000 0	175,800 236,000 221,250	(6) (7) (8)	$ $ $	26.82 18.28 24.67	8/1/2014 3/2/2019 3/5/2020	4,620 22,692 100,200	(9) (10) (11)	$ $ $	103,904 510,343 946,890	(9) (10) (11)

Bruce L. Everette	6,000	0			$2.38	8/27/2011	4,400	(9)		$98,956	(9)
	50,000	0			$45.67	12/4/2011
	223,200	55,800	(3)		$23.01	2/15/2012
	167,400 111,600 59,000 0	111,600 167,400 236,000 295,000	(4) (5) (7) (8)	$ $ $ $	35.37 29.94 18.28 24.67	2/26/2013 2/25/2014 3/2/2019 3/5/2020

Larree M. Renda	6,000	0			$2.38	8/27/2011	4,620	(9)		$103,904	(9)
	234,400	58,600	(3)		$23.01	2/15/2012	22,692	(10)		$510,343	(10)
	175,800	117,200	(4)		$35.37	2/26/2013
	117,200	175,800	(5)		$29.94	2/25/2014
	59,000	236,000	(7)		$18.28	3/2/2019
	0	221,250	(8)		$24.67	3/5/2020

(1)	Reflects all options held by the named executive officers as of January 1, 2011. Option awards become exercisable in annual installments of 20%, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant. The exercise price of all options is equal to the fair market value of our Common Stock on the date of grant, based on the closing market price of our Common Stock for such date as reported in The Wall Street Journal.
(2)	Reflects all unvested restricted stock awards held by the named executive officers as of January 1, 2011.
(3)	Options vest 20% per year with vesting dates of 2/15/2007, 2/15/2008, 2/15/2009, 2/15/2010 and 2/15/2011.
(4)	Options vest 20% per year with vesting dates of 2/26/2008, 2/26/2009, 2/26/2010, 2/26/2011 and 2/26/2012.
(5)	Options vest 20% per year with vesting dates of 2/25/2009, 2/25/2010, 2/25/2011, 2/25/2012 and 2/25/2013.
(6)	Option vests 20% per year with vesting dates of 8/1/2009, 8/1/2010, 8/1/2011, 8/1/2012 and 8/1/2013.

(7)	Options vest 20% per year with vesting dates of 3/2/2010, 3/2/2011, 3/2/2012, 3/2/2013 and 3/2/2014.
(8)	Options vest 20% per year with vesting dates of 3/5/2011, 3/5/2012, 3/5/2013, 3/5/2014 and 3/2/2015.
(9)	Represents shares of Common Stock of Safeway Inc. granted to the named executive officers on March 4, 2009 pursuant to the 2007 Equity Plan. Restricted stock vests 33 1/3% per year with vesting dates of 3/4/2010, 3/4/2011 and 3/4/2012.
(10)	Represents shares of Common Stock of Safeway Inc. granted to the named executive officers on March 5, 2010 pursuant to the 2007 Equity Plan. Restricted stock vests 20% per year with vesting dates of 3/5/2011, 3/5/2012, 3/5/2013, 3/5/2014 and 3/5/2015.
(11)	Represents shares of Common Stock of Blackhawk granted to Ms. Dietz on May 13, 2009 pursuant to the Blackhawk Plan. Such restricted stock award was 20% vested on the date of grant. The remaining 80% vests in annual installments of 20% on 5/13/2010, 5/13/2011, 5/13/2012 and 5/13/2013. The value of Blackhawk restricted stock was estimated to be $9.45 per Blackhawk share based on the most recent valuation provided by an independent valuation firm using standard methodologies for valuing non-public businesses. The valuation firm applied discounts and weightings to enterprise valuations determined under several scenarios and, in some scenarios, applied an additional discount for the lack of marketability of the shares.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired by each named executive officer during fiscal year 2010 upon the exercise of options and the number of shares of restricted stock held by each named executive officer that vested during fiscal year 2010. Value realized represents long-term gain over many years, and we do not consider it to be part of fiscal year 2010 compensation for the named executive officers who exercised options or for whom restricted stock vested in 2010.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
Steven A. Burd	1,029,167	$4,344,423	(1)	108,940	$969,913	(5)
Robert L. Edwards	663,962	$2,954,831	(2)	35,600	$304,609	(5)
Diane M. Dietz	—	$—		35,710	$307,316	(6)
Bruce L. Everette	269,474	$1,317,728	(3)	35,600	$304,609	(5)
Larree M. Renda	282,974	$1,315,452	(4)	35,710	$307,316	(5)

(1)	This amount represents the difference between the closing market price of our Common Stock as reported in The Wall Street Journal on the option exercise date, and the option exercise price, multiplied by the number of shares of Common Stock covered by the exercised option. The closing market price of our Common Stock on the option exercise date was $23.33 per share. This option would have expired on March 18, 2011.
(2)	This amount represents the difference between the closing market price of our Common Stock as reported in The Wall Street Journal on the option exercise date, and the option exercise price, multiplied by the number of shares of Common Stock covered by the exercised option. The closing market prices of our Common Stock on the option exercise dates ranged from $22.55 to $24.48 per share. These options would have expired on March 24, 2010 and March 18, 2011.
(3)	This amount represents the difference between the closing market price of our Common Stock as reported in The Wall Street Journal on the option exercise date, and the option exercise price, multiplied by the number of shares of Common Stock covered by the exercised option. The closing market price of our Common Stock on the option exercise date was $23.00 per share. This option would have expired on March 18, 2011.
(4)	This amount represents the difference between the closing market price of our Common Stock as reported in The Wall Street Journal on the option exercise date, and the option exercise price, multiplied by the number of shares of Common Stock covered by the exercised option. The closing market prices of our Common Stock on the option exercise dates ranged from $22.50 to $23.21 per share. This option would have expired on March 18, 2011.

(5)	This amount represents the difference between $7.50, the estimated value of each share of Blackhawk restricted stock on January 31, 2010 based on an independent valuation, and the award price, multiplied by the number of shares of Blackhawk Common Stock covered by the vested award. Blackhawk restricted stock vested 20% on January 31, 2010.
(6)	This amount represents the difference between $7.50, the estimated value of each share of Blackhawk restricted stock on May 13, 2010 based on an independent valuation, and the award price, multiplied by the number of shares of Blackhawk Common Stock covered by the vested award. Blackhawk restricted stock vested 20% on May 13, 2010.

POST-EMPLOYMENT COMPENSATION

PENSION BENEFITS

The following table quantifies the benefits expected to be paid to the named executive officers under our Employee Retirement Plan (the “ERP”), a qualified defined benefit pension plan; our Retirement Restoration Plan and our Retirement Restoration Plan II (collectively, the “RRP”), non-qualified and unfunded defined benefit pension plans; and an agreement for a supplemental retirement benefit for Mr. Burd (the “SERP”), a non-qualified and unfunded defined benefit pension plan. The Retirement Restoration Plan II became effective on January 1, 2005, in connection with the passage of Code Section 409A. The terms of the plans are described below the table.

The following actuarial assumptions were employed to derive the calculations shown on the table below: (1) pension economic assumptions consistent with pension financial reporting for the 2010 fiscal year were used for calculations at the end of 2010; (2) demographic assumptions are also consistent with pension financial reporting, with the exception of modified retirement and pre-retirement decrements as required by SEC guidance; (3) a discount rate of 5.70%; (4) a cash balance interest crediting and annuity conversion interest rate of 4.35%; and (5) an account balance interest crediting rate of 3.05%.

Additional actuarial assumptions used include the following: (1) account balance annuity conversion rate – product of account balance and a factor of 1.00% at ages over 55; (2) mortality table for lump sum conversion – 2010 IRS Applicable Mortality Table; (3) retirement table for post-retirement mortality – RP2000 projected to 2017; (4) no pre-retirement mortality, turnover or disability; (5) retirement age of 65 for cash balance only participants (Ms. Dietz and Mr. Edwards), age 62 for participants in the ERP grandfather (Mr. Burd, Mr. Everette and Ms. Renda) and immediate retirement for Mr. Burd’s SERP.

Columns specified in the SEC rules are omitted where there is no amount to report.

Name	Plan Name(1)		Number of Years Credited Service (2)	Present Value of Accumulated Benefit (3)
Steven A. Burd	ERP		17.2		$826,979
	RRP		17.2		$4,692,856
	SERP	(4)	N/A		$14,850,258

Robert L. Edwards	ERP		5.8		$67,082
	RRP		5.8		$228,517

Diane M. Dietz	ERP RRP	(5)	1.4 1.4	$ $	10,443 13,662

Bruce L. Everette	ERP		34.1		$1,107,401
	RRP		34.1		$2,912,276

Larree M. Renda	ERP		27.4		$755,402
	RRP	(5)	27.4		$1,783,281

(1)

We provide our eligible executives with retirement benefits that are in addition to those provided to our employees generally. These retirement benefits are provided using a combination of a qualified defined benefit pension plan and non-qualified defined benefit pension plans. Mr. Burd is also covered by the SERP, an agreement for a supplemental retirement benefit. No other executive officer has a supplemental retirement benefit other than the RRP. Under the ERP, upon termination of employment for any reason (including in connection with a change in control), a participant may elect to receive his or her vested benefit via a lump sum payment or an annuity paid monthly. Under the RRP, upon termination of employment for any reason (including in connection with a change in control), a participant will receive his or her vested benefit via an annuity paid monthly. Under the ERP, in the event of termination of employment for any reason, a participant must have at least three years of service with us or must have reached age 55 to receive his or her accumulated benefits, and under the RRP, a participant must have reached age 55 to receive his or her accumulated benefits.

(2)	The number of years of credited service and the present value of accumulated benefits are calculated as of January 1, 2011, which is the measurement date used for reporting purposes in the 2010 10-K.
(3)	Account-based cash benefits were projected to the assumed retirement age using the appropriate interest rate. No future contributions were assumed. These projected accounts were converted to annuities at the assumed retirement age using the annuity conversion mortality and interest assumptions used in our financial disclosures (e.g., cash balance accounts are converted using the 2010 IRS Applicable Mortality Table and 4.35% interest). Employee contribution account balances were converted to annuities at current assumptions. Benefits payable at the assumed retirement age were converted to a present value at that date using the mortality and interest assumptions for annuity present values that were used in our financial disclosures (e.g., end of fiscal 2010 annuity was valued at assumed retirement age using RP2000 projected to 2017 mortality and 5.70% interest). The present value determined at the assumed retirement age was discounted back to the end of the 2010 fiscal year using the pension financial reporting discount rate.
(4)	Since benefits under this plan are not tenure-based, there are no creditable years of service related to this plan. Mr. Burd’s SERP benefit was valued by calculating the gross benefit payable at the assumed retirement age and offsetting ERP and RRP benefits that would be payable at the same age. The net SERP benefit was then valued as an immediately payable annuity using the assumptions described previously. Upon termination of employment for any reason other than for cause, Mr. Burd will receive his accumulated net SERP benefit as an annuity paid monthly (commencing within 90 days of the first day of the seventh month after such termination of employment for any reason or, if earlier, within 90 days of his death). In the event of a termination of Mr. Burd’s employment for cause, Mr. Burd would not receive a payment under the SERP. Cause is defined in the SERP as: (i) an act of fraud, dishonesty, misappropriation, illegal conduct or gross misconduct that has a material impact on our assets or reputation; or (ii) a conviction of, or plea of nolo contendere to, a felony or misdemeanor involving moral turpitude and materially impacting the Company.
(5)	These amounts were not vested as of January 1, 2011. In the event the named executive officer’s employment had been terminated as of January 1, 2011, voluntarily, involuntarily (with or without cause) or as a result of a change in control, the named executive officer would have received $0 under this benefit.

Description of Retirement Plans

Retirement, or pension, benefits are provided to our executive officers under the ERP, a qualified defined benefit pension plan, and the RRP (collectively, the “Retirement Plans”). The RRP provides benefits to certain employees, including executive officers, that cannot be paid under the qualified ERP due to Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid under the ERP. The RRP also recognizes all compensation deferred under our deferred compensation plans for purposes of determining such benefits.

Effective July 1, 1999, the ERP was amended to provide benefits primarily under a cash balance formula. Benefits accrued prior to the change were converted to an opening cash balance as of July 1, 1999, equal to the present value of accrued benefits on June 30, 1999. Future benefits under the cash balance formula are accrued by the addition of compensation-based credits and interest credits to each participant’s cash balance until retirement. Interest credits are based on the annual rate of return on 30-year treasury securities.

Under the ERP, the named executive officer becomes vested in his or her accrued benefits after three years of service or reaching age 55, whichever occurs first. If he or she has three years of service with us, vested benefits under the ERP are available following termination, regardless of age. Benefits under the RRP are available to participants who terminate employment at or after age 55, and benefit payments commence within 90 days of the first day of the seventh month after such termination of employment. The normal retirement benefit under the Retirement Plans is determined as a life annuity that is actuarially equivalent (based on the annual rate of return on 30-year treasury securities and mortality assumptions specified in the ERP) to the cash balance at retirement. Active participants as of June 30, 1999 are also eligible for a minimum benefit based on the benefit formulas under the Retirement Plans in effect prior to July 1, 1999, under which benefits continued to accrue through June 30, 2006.

For the purposes of the Retirement Plans, the compensation-based credits are determined as a percent of the annual compensation we pay to the executive officer, including any amounts deferred under our non-qualified deferred compensation plans (but only to the extent such deferrals do not exceed 200% of annual compensation when determined excluding deferrals), but excluding stock options and restricted stock and any special pay made solely in the discretion of the employer. The percentage applied to each year’s compensation increases with years of participation in the Retirement Plans (through December 30, 2008, from 6% upon commencement of participation to a maximum of 13% after completing 25 years of participation; and as of December 31, 2008, from 3% upon commencement of participation to a maximum of 6  1/2% after completing 25 years of participation). Compensation under the cash balance formula for the named executive officers generally corresponds with the aggregate of the earned salary, plus bonuses for each such person.

Under the ERP or Retirement Restoration Plan, the accumulated benefit of each of the named executive officers will be payable if the executive dies after becoming vested or if death occurs prior to vesting but while the executive is still an employee. Under the Retirement Restoration Plan II, accumulated benefits are payable only if death occurs after age 55 while still an employee. The executive officer’s beneficiary can receive the executive’s accumulated benefits in the form of a lump sum (ERP only), an annuity paid monthly or in installments (the required form of payment under the Retirement Restoration Plan II if the beneficiary is not the surviving spouse).

In addition, under the RRP, each of the named executive officers (as well as other executive officers of the Company) is entitled to payment of a special death benefit if any of such individuals dies while employed as an executive officer or after retiring as an executive officer, regardless of age. If any of the named executive officers dies while employed as an executive officer, then the executive officer’s beneficiary will receive an RRP death benefit in a single lump sum payment equal to four times the executive’s base salary at the time of death, up to a maximum of $4 million, less any amount otherwise payable by Company-provided life insurance. The life insurance beneficiaries of a named executive officer who retires after age 55 will be entitled to one of the following benefits at the time of the former executive officer’s death: (1) for death before age 70, the benefit is 100% of the former executive officer’s final average compensation at the time of retirement, with a maximum benefit of $1 million; or (2) for death after age 70, the benefit is 25% of the amount determined in (1) above. In December 2008, our Board amended the special death benefit to eliminate the post-retirement death benefit for any current employees below the level of Senior Vice President who are promoted to the position of Senior Vice President or higher on or after December 15, 2008 and for any new employees who join the Company on or after December 15, 2008.

Description of the SERP

In 2005, our Board approved the terms of an agreement for a supplemental retirement benefit for Mr. Burd. Under the terms of this agreement, Mr. Burd’s total retirement benefit is calculated as a percentage of his final average compensation (defined as the average of Mr. Burd’s base salary and bonus for the five consecutive years during his final ten years of service during which the total of his base salary and bonus is the highest). If Mr. Burd were to terminate employment with us at age 61 (his current age), he would be eligible to receive a retirement benefit equal to 56% of his final average compensation, and this percentage would increase by 1% for each full year of service thereafter, up to a maximum of 60% of his final average compensation. Any amount determined pursuant to this formula will be offset by Mr. Burd’s benefits under the Retirement Plans.

Upon termination of employment for any reason other than for cause, Mr. Burd will receive his accumulated net SERP benefit as an annuity paid monthly (commencing within 90 days of the first day of the seventh month after such termination of employment for any reason or, if earlier, within 90 days of his death). In the event of a termination of Mr. Burd’s employment for cause, Mr. Burd would not receive a payment under the SERP.

No other executive officer has a supplemental retirement benefit other than the RRP.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the non-qualified deferred compensation benefits for each of the named executive officers for the fiscal year ended January 1, 2011. No Company contributions were made for the named executive officers during the fiscal year ended January 1, 2011. Columns specified in the SEC rules are omitted where there is no amount to report.

Name	Aggregate Earnings in Last FY		Aggregate Balance at Last FYE
Steven A. Burd	$—		$—
Robert L. Edwards	$—		$—
Diane M. Dietz	$—		$—
Bruce L. Everette	$—		$—
Larree M. Renda	$108,011	(1)	$1,023,241	(2)

(1)	This amount reflects the credited earnings for Ms. Renda that accrued under our Executive Deferred Compensation Plan and Executive Deferred Compensation Plan II.
(2)	This amount reflects the aggregate balance as of January 1, 2011 that has previously been reported as compensation for Ms. Renda in the Summary Compensation Table in prior years.

Description of the Executive Deferred Compensation Plans

We have two deferred compensation plans that are non-qualified defined contribution plans: the Executive Deferred Compensation Plan and the Executive Deferred Compensation Plan II (collectively, the “Plan”), in which certain eligible officers, including executive officers, may participate. The Executive Deferred Compensation Plan was frozen as of December 31, 2004, and the Executive Deferred Compensation Plan II was adopted effective January 1, 2005, in connection with the passage of Section 409A of the Code. The Plan allows the officer to defer salary or bonus and to have these credited amounts mirror the investment performance of a selection of mutual funds. We do not credit matching contributions to the individual accounts of our executive officers under the Plan. We are responsible for making payments under the Plan on designated distribution dates.

Participants can defer up to 100% of base salary and up to 100% of bonus and a minimum of $5,000 for any plan year. The deferred amounts are credited to accounts established for the participants. Deferred amounts and credited earnings are held in a Rabbi Trust. Each participant is fully vested in the portions attributable to his or her own deferrals of salary and bonus.

At the time a participant makes a deferral election, he or she must elect when the amount attributable to such deferral election is to be distributed and whether such amount is to be paid in a lump sum or installments (provided the account balance is at least $50,000). Participants can schedule distributions to be paid while employed or upon retirement. If a participant terminates for reasons other than retirement (termination at age 55 or older) or disability, the participant’s account balance will be paid in a lump sum (commencing within 90 days of the first day of the seventh month after such termination of employment for any reason or if earlier, within 90 days of the date of the participant’s death). The Executive Compensation Committee may permit an early distribution to a participant upon his or her demonstration of need due to an unforeseeable emergency.

The table below shows the funds available under the Plan and the funds’ annual rate of return for the calendar year ended December 31, 2010. The performance results reported below are net of investment management fees. Participants can change investment allocations monthly. Any earnings or losses on each participant’s account are credited (or debited) with earnings (or losses) at the end of each month.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Funds American Asset Allocation	11.46%	T. Rowe Price Blue Chip Growth	15.51%
American Funds American Bond	5.46%	T. Rowe Price Equity-Income	14.49%
Davis Fundamental Value	12.48%	T. Rowe Price Mid Value	15.52%
Franklin Templeton International Value	7.39%	T. Rowe Price Small Company Value	20.69%
Jennison Capital Appreciation	11.21%	RCM/T. Rowe Price Science & Technology	23.94%
MFC Global Money Market	(0.51)%	UBS Large Cap	13.13%
MFC Global Smaller Company Growth	24.36%	Wellington Mid Cap Stock	22.41%
MFC Global 500 Index – Class B	14.22%	Western Asset High Yield	13.15%
PIMCO Total Return	7.06%

In the event of a change in control, the Board, in its discretion, may terminate the Plan during the period from 30 days prior to the change in control to 12 months following the change in control. If the Plan is terminated, all vested benefits must be distributed to the Plan participants within the 12-month period following termination of the Plan. We have the discretion to distribute such vested benefits in a lump sum payment or installments during that 12-month period.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

We generally have not entered into severance or change in control agreements with our executive officers providing for a cash payment in the event of a change in control or an executive’s termination of employment, whether such termination is voluntary, for cause or otherwise, and we do not currently have any such agreements in place with any of our executive officers.

No named executive officer currently has an employment agreement that provides a specific term of employment with us. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of our Board.

Under our Retirement Plans, in the event of a termination of employment of a named executive officer for any reason, including in connection with a change in control, the named executive officer is entitled to receive any vested retirement benefits that have accumulated as of the date of termination. For a discussion of the benefits that would be payable and the manner of payment to our named executive officers under the Retirement Plans and Mr. Burd’s SERP assuming a termination of employment as of January 1, 2011, see the section titled “Pension Benefits” above. Under our Executive Deferred Compensation Plans, in the event of a termination of employment of a named executive officer for any reason, including in connection with a change in control, the named executive officer is entitled to receive his or her account balance under such Plan as of the date of termination. For a discussion of the amounts payable and manner of payment to each of our named executive officers under our Executive Deferred Compensation Plans assuming a termination of employment as of January 1, 2011, see the section titled “Non-Qualified Deferred Compensation” above.

Acceleration of Options and Restricted Stock upon a Change in Control. In the event we undergo a change in control, the 1999 Equity Plan and the 2007 Equity Plan provide that unvested stock options and unvested restricted stock will accelerate and become vested. The Blackhawk restricted stock held by the named executive officers does not vest in the event of a change in control of the Company or Blackhawk. Below is a table that displays the 2010 fiscal year-end values of stock options and restricted stock that would vest upon a change in control.

Benefits Payable Upon Death. Under the ERP or Retirement Restoration Plan, the accumulated benefit of each of the named executive officers will be payable if the executive dies after becoming vested or if death occurs prior to vesting but while the executive is still an employee. Under the Retirement Restoration Plan II, accumulated benefits are payable only if death occurs after age 55 while still an employee. The executive officer’s beneficiary can receive the executive’s accumulated benefits in the form of a lump sum (ERP only), an annuity paid monthly or in installments (the required form of payment under the Retirement Restoration Plan II if the beneficiary is not the surviving spouse). In addition, under the RRP, each of the named executive officers (as well as other executives of the Company) is entitled to payment of a special death benefit if any of such individuals dies while employed as an executive officer or after retiring as an executive officer, regardless of age, as described in the section of this Proxy Statement titled “Pension Benefits” above.

Set forth in the table below are (i) the fiscal year-end values of stock options and restricted stock that would vest upon a change in control and (ii) the amount that would have been payable to the beneficiaries of each of our named executive officers pursuant to the special death benefit under the RRP had such benefit been triggered as of January 1, 2011.

Name	Value of Unvested Restricted Stock(1)	Value of Unvested Options(1)(2)	RRP Lump Sum Death Payment
Steven A. Burd	$739,471	$3,368,000	$3,000,000
Robert L. Edwards	$2,140,351	$993,560	$1,731,948
Diane M. Dietz	$614,247	$993,560	$1,760,404
Bruce L. Everette	$98,956	$993,560	$1,630,500
Larree M. Renda	$614,247	$993,560	$1,762,316

(1)	Based on the fiscal year-end closing price of our Common Stock of $22.49 as of December 31, 2010.
(2)	Includes only the value of stock options for which the exercise price was below $22.49 as of fiscal year-end 2010.

Operating Bonus Plan and Capital Bonus Plan. In the event an executive officer’s employment terminates on or after the last day of the fiscal year and before actual bonuses are paid, whether due to resignation, retirement, disability or otherwise, the Executive Compensation Committee retains the discretion to determine whether the executive is entitled to a bonus payout based on that fiscal year’s results under the Operating Bonus Plan and the Capital Bonus Plan. The estimated payout under these plans is described in the “Grants of Plan-Based Awards Table” earlier in this Proxy Statement.

Perquisites. No perquisites, described in footnote 7 to the Summary Compensation Table in this Proxy Statement, continue after termination of employment.

COMPENSATION RISK MANAGEMENT

Earlier this year, management assessed our compensation policies and practices to determine whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on us. The Executive Compensation Committee reviewed and agreed with management’s conclusion that our compensation policies and practices do not create such risks. In doing so, management and the Committee considered various features of our compensation policies and practices that discourage excessive or unnecessary risk taking, including but not limited to the following:

•	appropriate pay philosophy, compensation peer group and other market comparability data and market positioning to align with and support business objectives;
•

effective balance in: (i) cash and equity pay mix, (ii) short- and longer-term performance focus, (iii) corporate, business unit and individual performance focus and measurement; and (iv) financial and non-financial performance measurement together with top management and Board discretion to manage pay appropriately;

•	equity grant guidelines, equity ownership guidelines and incentive plan recoupment policy; and
•	Executive Compensation Committee oversight of our compensation policies and practices.

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY VOTE”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis (“CD&A”) section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 20.

Our compensation programs for our executive officers are designed to attract and retain excellent managers and to motivate these managers to increase the market value of our stock over the long term. The Executive Compensation Committee believes our executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the long-term interests of our stockholders. In the CD&A, we have provided stockholders with a description of our compensation programs, including the philosophy underpinning the programs, the elements of the compensation programs and how our compensation programs are administered. Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with an operating metric or as a function of our stock price. We have chosen the selected metrics to align employee compensation, including compensation for the named executive officers, to our business strategy.

Recommendation

Our Board believes that the information provided within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation programs are designed appropriately and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution will be submitted for a stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of Safeway approve, on an advisory basis, the compensation of Safeway’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement.

Although the resolution is non-binding, the Board will take into account the result of the advisory vote when making future compensation decisions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF A STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(“FREQUENCY VOTE”)

Background

The Dodd-Frank Act also enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

While we will continue to monitor developments in this area, the Board currently plans to seek an advisory vote on executive compensation every year. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between Safeway and our stockholders on the compensation of our named executive officers.

The Board’s determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual frequency vote is not meaningful, is burdensome or is more frequent than recommended by leading corporate governance practices.

The following resolution will be submitted for a stockholder vote at the annual meeting:

RESOLVED, that an advisory stockholder vote to approve the compensation paid to Safeway’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of the Proxy Statement, be submitted to Safeway’s stockholders every: (i) one year, (ii) two years, or (iii) three years.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on this proposal at the Annual Meeting at which a quorum is present is required for the approval of the vote regarding the frequency of an advisory vote on the compensation of our named executive officers. Abstentions will have the same effect as voting against this proposal. With respect to this item, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. However, while our Board will take into account the result of the vote when determining the frequency of future say-on-pay votes, because this vote is advisory and not binding on the Company, the Executive Compensation Committee or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR “EVERY YEAR” AS THE FREQUENCY FOR WHICH STOCKHOLDERS SHALL HAVE AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THE PROXY STATEMENT.

DIRECTOR COMPENSATION

We believe that compensation for non-employee directors should be competitive and should encourage ownership of our Common Stock. Our compensation program for non-employee directors is intended to provide a competitive total compensation package designed in a manner consistent with conventional practices.

Compensation.  From January 1, 2010 through March 31, 2010, each non-employee director received a pro rata portion of an annual fee of $145,000 for service on the Board. Effective April 1, 2010, the annual fee was increased to $175,000. Each of the Lead Independent Director and the chair of the Audit Committee receives an additional annual fee of $25,000. Each other member of the Audit Committee receives an annual fee of $15,000. The chairs of the Executive Compensation Committee and the Nominating and Corporate Governance Committee receive an annual fee of $15,000. Each other member of these committees receives an annual fee of $10,000. Each member of the Executive Committee, except Mr. Burd and, commencing March 9, 2010, Mr. Tauscher, receives an annual fee of $15,000. All fees are payable quarterly.

Deferred Stock Units.  Under the Deferred Compensation Plan for Safeway Non-Employee Directors II, as adopted in late 2006 and amended in 2007 (the “Directors Deferred Compensation Plan”), for years prior to 2008, 50% of the fees each director received were automatically deferred into stock units based on an equivalent number of shares of Common Stock that could have been purchased with the deferred compensation. Starting with the 2008 plan year, $20,000 of the fees each director receives and 50% of the balance of such fees will automatically be deferred into stock units. Deferral of the 2010 increase in the annual fee will commence in 2011. These deferred amounts are payable only upon the director’s termination of service as a director. In addition, a non-employee director may elect to defer, until a specified calendar year or until retirement from the Board, all or any portion of the remainder of the director’s cash compensation. The director may elect to have such compensation credited to a cash credit account that accrues interest at the prime rate or a stock credit account. None of our non-employee directors has elected to have compensation credited to a cash credit account. Non-employee directors’ stock accounts are credited with additional stock units relating to the payment of dividends based on an equivalent number of shares of Common Stock that could have been purchased with the dividend payable on the number of shares to which the director’s stock units are then equivalent. All distributions of a director’s cash or stock credit account are made in cash.

Stock Ownership Requirements.  Our Corporate Governance Guidelines provide that by the date that is the later of (i) five years from the date on which a non-employee director is elected to the Board or (ii) December 4, 2009, that director must achieve (and thereafter maintain) a level of Company stock ownership of not less than five times the amount of the annual retainer earned for service on the Board. The shares may be acquired by a director by purchasing shares of our Common Stock or by deferring his or her compensation under the terms of the Directors Deferred Compensation Plan.

The following table shows all cash and non-cash compensation provided in fiscal year 2010 to each of our non-employee directors who served as directors during fiscal year 2010. We do not award annual options or provide non-equity compensation or pension benefits to our non-employee directors. Columns specified in the SEC rules are omitted where there is no amount to report. No amounts are reported for Mr. Rogers because he did not serve as a director during fiscal year 2010.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total (4)
Janet E. Grove	$22,500	$191,709	$—	$214,209
Mohan Gyani	$22,500	$192,176	$—	$214,676
Paul Hazen	$22,500	$243,360	$—	$265,860
Frank C. Herringer	$22,500	$179,798	$—	$202,298
Robert I. MacDonnell(5)	$4,039	$76,665	$—	$80,704
Kenneth W. Oder	$22,500	$193,333	$—	$215,833
Arun Sarin	$98,562	$100,695	$—	$199,257
Michael S. Shannon	$105,584	$108,082	$—	$213,666
Rebecca A. Stirn (5)	$11,731	$57,477	$—	$69,208
William Y. Tauscher (6)	$13,555	$20,619	$—	$34,174
Raymond G. Viault(5)	$4,039	$66,685	$—	$70,724

(1)	Consists of the fees earned in cash through December 31, 2010.
(2)	Except for Mr. MacDonnell, Ms. Stirn, Mr. Tauscher and Mr. Viault, represents the total fees earned in stock units in fiscal year 2010 pursuant to the Directors Deferred Compensation Plan through December 31, 2010, including dividends, based on the December 31, 2010 closing price of our Common Stock. For Mr. MacDonnell, Ms. Stirn and Mr. Viault, represents the total fees earned in stock units pursuant to the Directors Deferred Compensation Plan through May 19, 2010 (the date of Mr. MacDonnell’s, Ms. Stirn’s and Mr. Viault’s retirement from the Board), including dividends, based on the average closing price of our Common Stock during December 2009, as specified in the Directors Deferred Compensation Plan. For Mr. Tauscher, represents the total fees earned in stock units pursuant to the Directors Deferred Compensation Plan through March 9, 2010 (the date Mr. Tauscher became a non-independent member of the Board of Directors), including dividends, based on the average closing price of our Common Stock during December 2009. Each director's stock credit account is credited, as of the last day of the calendar quarter, with a Common Stock equivalent equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the average of the closing prices of our Common Stock on each business day during the last month of the calendar quarter with the amount of the compensation deferred during the quarter under the Directors Deferred Compensation Plan. This amount also includes the total dividends paid during the year. As of the date any dividend is paid to holders of Common Stock, the director’s stock credit account is credited with additional Common Stock equivalents equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the closing price of our Common Stock on such date with the dividend paid on the number of shares of Common Stock to which the director’s stock credit account is then equivalent. As of January 1, 2011, the following numbers of shares were owned by each of the directors in his or her stock credit account: Ms. Grove, 41,530 shares; Mr. Gyani, 38,653 shares; Mr. Hazen, 75,629 shares; Mr. Herringer, 20,521 shares; Mr. Oder, 22,168 shares; Mr. Sarin, 5,860 shares; and Mr. Shannon, 6,257 shares. These share amounts do not include the quarterly dividends that were paid on January 13, 2011. Mr. MacDonnell’s, Ms. Stirn’s and Mr. Viault’s stock credit accounts were paid out in cash following the termination of their service as directors in accordance with the terms of the Directors Deferred Compensation Plan. Mr. Tauscher’s stock credit account was paid out in cash following the change in Mr. Tauscher’s status to a non-independent director in accordance with the terms of the Directors Deferred Compensation Plan.

(3)	Prior to February 2010, each new director received an initial grant of stock options to purchase 20,000 shares of our Common Stock, which vested ratably over three years. There were no grants of options made to directors in connection with their Board service during fiscal year 2010. The following numbers of Safeway stock options were outstanding and held by each of the following directors serving as such as of January 1, 2011: Ms. Grove and Messrs. Gyani, Herringer, Oder, Sarin and Shannon, 20,000; Mr. Hazen, 8,000; and Mr. Tauscher, 114,700. In May 2001, Mr. Tauscher received an automatic grant of an option to purchase 100,000 shares of Common Stock in accordance with our director compensation program then in effect. The option had an exercise price of $50.44 and vested ratably over three years. The following numbers of Blackhawk stock options were outstanding and held by each of the following directors serving as such as of January 1, 2011: Mr. Gyani, Mr. Hazen, Mr. Sarin and Mr. Tauscher, 100,000. Such stock options vest ratably over five years.
(4)	The directors received no perquisites or other personal benefits in fiscal year 2010.
(5)	Mr. MacDonnell, Ms. Stirn and Mr. Viault did not stand for reelection at our 2010 Annual Meeting of Stockholders. Accordingly, Mr. MacDonnell’s, Ms. Stirn’s and Mr. Viault’s service as directors terminated on May 19, 2010.
(6)	Mr. Tauscher became a non-independent director effective as of March 9, 2010.

The following Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of five independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is available on our Web site, www.safeway.com/investor_relations. The members of the Audit Committee are: Mohan Gyani, Chair; Janet E. Grove; Kenneth W. Oder; Arun Sarin; and Michael S. Shannon. The Audit Committee selects our independent auditors, subject to stockholder ratification.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to express an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance).

Our independent auditors also provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent auditors that firm’s independence. The Audit Committee also considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the 2010 10-K for filing with the Securities and Exchange Commission.

Audit Committee:

Mohan Gyani, Chair

Janet E. Grove

Kenneth W. Oder

Arun Sarin

Michael S. Shannon

INDEPENDENT AUDITORS’ FEES AND SERVICES

The following table summarizes the aggregate fees billed to Safeway by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) for professional services rendered for fiscal years 2010 and 2009.

	2010	2009
Audit Fees(1)	$5,612,000	$4,937,000
Audit-Related Fees(2)	$602,000	$542,000
Tax Fees(3)	$1,520,000	$1,731,000
All Other Fees(4)	$—	$13,000

(1)	Audit Fees represent fees for professional services provided in connection with the audit of our consolidated annual financial statements and internal control over financial reporting and reviews of our quarterly financial statements, as well as audits of subsidiary financial statements (including statutory audits), regulatory filings, consents and other SEC matters.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In 2010 and 2009, this category consisted primarily of services related to employee benefit plan audits.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax planning and advice. Fees for tax compliance services totaled $301,000 and $220,000 in 2010 and 2009, respectively. Tax compliance services included federal, state, local and international income tax return assistance, sales and use tax return assistance and assistance with tax audits. Fees for tax planning and advice services totaled $1,219,000 and $1,511,000 in 2010 and 2009, respectively.
(4)	All Other Fees consisted of services related to technical training in 2009.

Pre-Approval Process and Policy

All of the services performed by the independent auditors in 2010 and 2009 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee in 2003. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform. The policy also requires that, each year, a description of the services expected to be performed by the independent auditors for that fiscal year in each of the specified categories be presented to the Audit Committee for pre-approval. Any pre-approval is detailed as to the particular service or category of services and generally is subject to a budget.

Any requests for audit, audit-related, tax and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to each member of the Audit Committee. That member must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Periodically, the Audit Committee reviews the status of services and fees incurred year-to-date against the original pre-approved services and fee levels and the forecast of remaining services and fees for the fiscal year. Any proposed services exceeding the pre-approved fee levels will require separate pre-approval by the Audit Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 1, 2011 about equity awards under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	33,435,426	$26.2667	9,985,542
Equity compensation plans not approved by security holders	0	N/A	0

Total	33,435,426	$26.2667	9,985,542

(1)	Reflects securities to be issued under the 1999 Equity Plan and the 2007 Equity Plan. Includes shares issuable under the 1999 Equity Plan pursuant to awards of stock options made under prior plans we maintained, which were consolidated into the 1999 Equity Plan upon approval by our stockholders.

PROPOSAL 4

APPROVAL OF THE SAFEWAY INC. 2011 EQUITY AND INCENTIVE AWARD PLAN

At the Annual Meeting, our stockholders are being asked to approve the Safeway Inc. 2011 Equity and Incentive Award Plan (the “2011 Plan”), as adopted by our Board of Directors on March 15, 2011, subject to approval by our stockholders.

The 2011 Plan will be effective upon approval by our stockholders. Approval of the 2011 Plan by our stockholders will be considered approval of the 2011 Plan for purposes of Sections 162(m) and 422 of the Code.

The 2011 Plan authorizes the issuance of 20,000,000 shares of our Common Stock, pursuant to awards granted under the 2011 Plan, in order to ensure that we can continue to grant stock options, restricted stock and other stock-related awards to employees at levels determined appropriate by the Board. Under the 2011 Plan, no awards may be granted to our Chief Executive Officer.

We intend to continue to grant awards under the 2007 Equity Plan. The Board anticipates that the 2011 Plan, along with the 2007 Equity Plan, will provide for an adequate reserve of shares of Common Stock for at least the next several years. The number of shares authorized for issuance under the 2011 Plan would represent 5.4% of our issued and outstanding shares of Common Stock as of March 21, 2011.

The principal features of the 2011 Plan, as it is proposed, are summarized below, but the summary is qualified in its entirety by reference to the 2011 Plan itself. Copies of the 2011 Plan will be available at the Annual Meeting and may also be obtained by sending a written request to the Company’s Secretary.

Purpose of the 2011 Plan

The purpose of the 2011 Plan is to provide additional incentive for our directors and key employees (other than our Chief Executive Officer) and consultants (and the employees and consultants of our subsidiaries) to further the growth, development and financial success of the Company and our subsidiaries by personally benefiting through the ownership of the Company’s Common Stock, or other rights which recognize such growth, development and financial success. Our Board also believes the 2011 Plan will enable us to obtain and retain the services of directors, employees and consultants who are considered essential to our long-term success by offering them an opportunity to own stock and other rights that reflect our financial success. The 2011 Plan is also designed to permit us to make cash- and equity-based awards intended to be “qualified performance-based compensation” under Section 162(m) of the Code and, accordingly, to be eligible for deductibility by the Company.

Our Chief Executive Officer will not be eligible to participate in the 2011 Plan, and no awards may be granted under the 2011 Plan to our Chief Executive Officer.

Securities Subject to the 2011 Plan

The maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2011 Plan is 20,000,000 shares.

The number of shares of Common Stock available for issuance under the 2011 Plan will be reduced by (i) 2.5 shares for each one share of Common Stock delivered in settlement of any “full value award” granted under the 2011 Plan, which is any award other than a stock option or stock appreciation right, and (ii) one share for each share of Common Stock delivered in settlement of all other awards granted under the 2011 Plan.

The 2011 Plan counts shares on a “gross” basis and does not allow the re-grant of shares (i) withheld or tendered in payment of the tax withholding obligations of an award, (ii) withheld or tendered in payment of the exercise price of an option, (iii) subject to a stock appreciation right that are not issued in connection with the stock settlement of such award, or (iv) purchased on the open market with cash proceeds from the exercise of an option. In the event of any termination, expiration, lapse or forfeiture of an award (other than a full value award) granted under the 2011 Plan, any shares subject to the award at such time will again be made available for future grants under the 2011 Plan. The add back of shares due to the replenishment provisions of the 2011 Plan will be 2.5 shares for each share subject to a full value award granted under the 2011 Plan that is forfeited, expires or is settled in cash. Any shares repurchased by the Company at the same price paid for such shares will be made available for issuance again under the 2011 Plan. The payment of dividend equivalents in cash in connection with any award under the 2011 Plan will not be counted against the shares available for issuance under the 2011 Plan. In no event will any shares of Common Stock again be available for future grants under the 2011 Plan if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code.

To the extent permitted by applicable law and any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2011 Plan.

The shares of Common Stock covered by the 2011 Plan may be treasury shares, authorized but unissued shares or shares purchased in the open market. For purposes of the 2011 Plan, the fair market value of a share of Common Stock as of any given date will be the closing sales price for a share of Common Stock on the stock exchange or national market system on which the Common Stock is listed on such date or, if there is no closing sales price for the Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal. The closing sales price for a share of Common Stock on the NYSE on March 21, 2011 was $22.69, as reported in The Wall Street Journal.

Eligibility

Our employees and consultants (and the employees and consultants of our majority-owned subsidiaries) and our directors will be eligible to receive awards under the 2011 Plan. However, our Chief Executive Officer will not be eligible to receive awards under the 2011 Plan. As of March 21, 2011, there were approximately 9,500 eligible employees and consultants, and we currently have ten directors, eight of whom are non-employee directors. No employee, director or consultant will be entitled to participate in the 2011 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees, directors and consultants who are selected to receive grants by the administrator may participate in the 2011 Plan.

Awards under the 2011 Plan

The 2011 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options (“NQSOs”).  NQSOs will provide for the right to purchase shares of Common Stock at a specified price that is not less than the fair market value of a share of Common Stock on the date of grant, and usually will become exercisable (as determined by the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. NQSOs may be granted for any term specified by the administrator, but the term may not exceed ten years.

Incentive Stock Options (“ISOs”).  ISOs will be designed to comply with the applicable provisions of Section 422 of the Code, and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price that is not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to our employees and employees of our subsidiary corporations and must not be exercisable after a period of ten years measured from the date of grant. However, if subsequently modified, ISOs may cease to qualify for treatment as ISOs and be treated as NQSOs. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee (including all options granted under the 2011 Plan and all other option plans of the Company or any parent or subsidiary corporation) may for the first time become exercisable as ISOs during any one calendar year may not exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation, the 2011 Plan provides that the exercise price of an ISO must be at least 110% of the fair market value of a share of Common Stock on the date of grant, and the ISO must not be exercisable after a period of five years measured from the date of grant. Like NQSOs, ISOs usually will become exercisable (as determined by the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals.

Stock Appreciation Rights (“SARs”).  SARs provide for the payment of an amount to the holder based upon the excess (if any) of the fair market value of our Common Stock over the exercise price of the SAR. The exercise price of a SAR must be at least 100% of the fair market value of a share of Common Stock on the date of grant. SARs under the 2011 Plan will be settled in cash or shares of Common Stock, or in a combination of both, at the election of the administrator. SARs may be granted in connection with stock options or other awards, or separately. SARs may be granted for any term specified by the administrator, but the term may not exceed ten years.

Restricted Stock.  Restricted stock may be issued at such price, if any, as may be determined by the administrator and may be made subject to such restrictions (including service vesting or vesting based on the satisfaction of pre-established performance goals), as may be determined by the administrator. Restricted stock typically may be repurchased by us at the original purchase price, if any, or is forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares lapse. A holder of restricted stock, unlike a holder of options or restricted stock units, generally will have voting rights and may receive dividends prior to the time when the restrictions lapse.

Deferred Stock Awards.  Deferred stock awards provide for the deferred issuance to the holder of the award of shares of Common Stock, subject to any conditions determined by the administrator. Deferred stock may not be sold or otherwise hypothecated or transferred until shares of Common Stock have been issued under the deferred stock award. Deferred stock will not be issued until the deferred stock award has vested, and a holder of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Restricted Stock Units (“RSUs”).  RSUs provide for the issuance to the holder of shares of Common Stock, subject to vesting conditions (including vesting based on continued service or the satisfaction of pre-established performance goals). The issuance of shares of Common Stock pursuant to RSUs may be delayed beyond the time at which the RSUs vest. RSUs may not be sold, or otherwise hypothecated or transferred, and a holder of RSUs will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. RSUs generally will be forfeited, and the underlying shares of stock will not be issued, if the applicable vesting conditions are not met.

Dividend Equivalents.  Dividend equivalents represent the right to receive the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares of Common Stock. Dividend equivalent rights may be granted in connection with full value awards granted under the 2011 Plan. No dividend equivalent will be paid with respect to stock options or SARs. Dividend equivalents with respect to a performance-based vesting award that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent the award vests and the performance conditions are satisfied. Dividend equivalents may be paid in cash or shares of Common Stock, or in a combination of both, at the election of the administrator.

Performance Awards.  Performance awards may be granted by the administrator to employees, consultants or directors based upon, among other things, the contributions, responsibilities and other compensation of the particular recipient. Generally, the amount paid or distributed under performance awards will be based on specific performance goals and may be paid in cash or in shares of Common Stock, or in a combination of both, at the election of the administrator. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of Common Stock, or in a combination of both.

Stock Payments.  Stock payments may be authorized by the administrator in the form of Common Stock or an option or other right to purchase shares of Common Stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation — including, without limitation, salary, bonuses, commissions and directors’ fees — that would otherwise be payable in cash to the employee, director or consultant.

Section 162(m) “Performance-Based” Awards.  The administrator may designate employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such employees and other eligible employees awards under the 2011 Plan that are paid, vest or become exercisable upon the achievement of specified performance goals which are related to one or more performance criteria, as applicable to the Company or any subsidiary, division, operating unit or individual. These performance criteria include: net earnings (either before or after interest, taxes, depreciation and amortization); gross or net sales or revenue; net income (either before or after taxes); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital; return on stockholders’ equity; return on sales; gross or net profit or operating margin; costs; funds from operations; expense; working capital; earnings per share; price per share of Common Stock; FDA or other regulatory body approval for commercialization of a product; market share; identical-store sales; and identical-store sales, excluding fuel.

Performance goals established based on the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group. Except as provided by the administrator, the achievement of each performance goal will be determined in accordance with generally accepted accounting principles to the extent applicable. At the time of grant, the administrator may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments will be based on one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal of a business or segment of a business; or items related to discontinued operations that do not qualify as a segment of a business under GAAP.

Award Limits.  The 2011 Plan provides that (i) awards covering not more than 2,000,000 shares may be granted to any executive officer of the Company in any calendar year or to any employee (other than an executive officer) in the calendar year of his or her hiring, and awards covering not more than 800,000 shares may be granted to any employee (other than an executive officer of the Company) in any subsequent year, and (ii) awards covering not more than 800,000 shares may be granted to any consultant in any year, in each case, subject to adjustment under certain circumstances in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2011 Plan, as described below. In addition, certain employees — those whose compensation in the year of grant is, or in a future calendar year may be, subject to the limitation on deductibility under Section 162(m) of the Code — may not receive cash-settled performance awards in any calendar year having an aggregate maximum amount payable in excess of $5,000,000.

Vesting and Exercise of Awards

The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award may accelerate. No portion of an award which is not vested at the holder’s termination of employment, termination of directorship or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.

Generally, an option or SAR may only be exercised while such person remains our employee, director or consultant (or an employee or consultant of one of our subsidiaries) or for a specified period of time (up to the remainder of the award term) following the holder’s termination of employment, directorship or the consulting relationship, as applicable. An award may be exercised for any vested portion of the shares subject to such award until the award expires.

Full value awards made under the 2011 Plan generally will be subject to vesting over a period of not less than (i) three years from the grant date of the award if it vests based solely on employment or service with the Company or one of its subsidiaries, or (ii) one year following the commencement of the performance period, for full value awards that vest based upon the attainment of performance goals or other performance-based objectives. However, full value awards covering up to an aggregate of 5% of the total number of shares available for awards under the 2011 Plan may be granted without respect to such minimum vesting provisions.

Upon the grant of an award (other than a full value award), the administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events. Following the grant of an award, the administrator may also provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, in connection with a change in control or in connection with a holder’s termination of employment or service by reason of the holder’s retirement, death, disability or termination without cause. In addition, at any time and for any reason, the administrator may also provide that the period during which outstanding awards will vest or become exercisable will accelerate, in whole or in part, with respect to an aggregate number of shares not to exceed 5% of the total number of shares available for awards under the 2011 Plan.

Only whole shares of Common Stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following: the delivery of certain shares of Common Stock owned by the holder; the surrender of shares of Common Stock which would otherwise be issuable upon exercise or vesting of the award; the delivery of property of any kind which constitutes good and valuable consideration; with respect to options, a sale and remittance procedure pursuant to which the holder will place a market sell order with a broker with respect to the shares of Common Stock then issuable upon exercise of the option, provided the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or any combination of the foregoing.

Transferability of Awards

Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, NQSOs may be transferred without consideration to certain family members and trusts or an entity owned by these family members and trusts with the administrator’s consent. Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.

Forfeiture and Claw-Back Provisions

In the event a holder of an award (i) terminates service with the Company prior to a specified date or within a specified time following receipt or exercise of the award, (ii) the Company terminates the holder’s service for “cause,” or (iii) the holder engages in certain competitive activities with the Company, the administrator has the right to require the holder, either pursuant to an award agreement or a separate written or electronic instrument, to repay any proceeds, gains or other economic benefit actually or constructively received by the holder. The administrator also may terminate the award, and any unexercised portion of the award (whether or not vested) will be forfeited by the holder.

In addition, all awards (including any proceeds, gains or other economic benefit actually or constructively received by the holder upon any receipt or exercise of any award or upon the receipt or resale of any shares of Common Stock underlying the award) will be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable award agreement.

2011 Plan Benefits

No awards will be granted under the 2011 Plan until the 2011 Plan is approved by our stockholders. The future benefits that will be received under the 2011 Plan by our current directors, executive officers and all eligible employees are not currently determinable.

Adjustments for Stock Splits, Recapitalizations, Mergers and Equity Restructurings

In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off or other transaction that affects our Common Stock, the administrator of the 2011 Plan will equitably adjust any or all of the following in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan or with respect to any award: the number and kind of shares of Common Stock (or other securities or property) with respect to which awards may be granted or awarded under the 2011 Plan; the limitation on the maximum number and kind of shares that may be subject to one or more awards granted to any one individual during any calendar year; the number and kind of shares of Common Stock (or other securities or property) subject to outstanding awards under the 2011 Plan; and the grant or exercise price with respect to any outstanding award.

In the event of an Equity Restructuring (as defined in the 2011 Plan) that affects our Common Stock in the manner described below, the administrator will make the following adjustments to outstanding awards under the 2011 Plan: the number and type of securities subject to each outstanding award and the exercise price or grant price of such awards; and/or other equitable adjustments that the administrator in its discretion may deem appropriate to reflect the equity restructuring with respect to the aggregate number and kind of shares that may be issued under the 2011 Plan (including, but not limited to, adjustments of the limitations on the maximum number and kind of shares which may be issued under the 2011 Plan, adjustments of the award limit, and adjustments of the manner in which shares subject to full value awards will be counted).

Change in Control

In the event of a Change in Control (as defined in the 2011 Plan), each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable prior to the consummation of the transaction constituting a Change in Control, for a period of 15 days following notice to the award recipient. The administrator may also grant awards under the 2011 Plan which provide for immediate accelerated vesting upon the consummation of a Change in Control or the occurrence of a subsequent event, such as the termination of the participant’s employment or service.

Administration of the 2011 Plan

The Executive Compensation Committee is the administrator of the 2011 Plan. The Committee is expected to consist solely of two or more directors, each of whom is intended to qualify as a “non-employee director,” as defined in Rule 16b-3, and a majority of whom are intended to qualify as “outside directors” for purposes of Section 162(m) of the Code. The Committee may delegate its authority to grant awards to one or more committees consisting of one or more members of the Board or one or more of our officers. Any such committee will not be delegated the authority to grant awards to the Company’s officers, individuals whose compensation in the year of grant is, or in a future calendar year may be, subject to the limitation on deductibility under Section 162(m) of the Code or our officers who are delegated authority as a member of such committee. The administrator has the power to: select which directors, employees and consultants are to receive awards and the terms of such awards, consistent with the 2011 Plan; determine whether options are to be NQSOs or ISOs, or whether awards are to be “qualified performance-based compensation” under Section 162(m) of the Code; construe and interpret the terms of the 2011 Plan and awards granted pursuant to the 2011 Plan; adopt rules for the administration, interpretation and application of the 2011 Plan; interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the 2011 Plan; and amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award (except in certain limited circumstances).

The 2011 Plan also authorizes the administrator to make such modifications to the terms and conditions of awards, including the adoption of a subplan, as may be deemed advisable to ensure compliance with applicable foreign laws and listing standards, provided any such action does not violate any other applicable law or require stockholder approval.

Amendment and Termination of the 2011 Plan

Our Board of Directors and the Executive Compensation Committee may amend the 2011 Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the NYSE (or any other market or stock exchange on which the Common Stock is at the time primarily traded).

Additionally, stockholder approval will be specifically required to increase the maximum number of shares of Common Stock which may be issued under the 2011 Plan, change the eligibility requirements or decrease the exercise price of any outstanding option or stock appreciation right granted under the 2011 Plan.

Our Board of Directors and the Executive Compensation Committee may suspend or terminate the 2011 Plan at any time. However, in no event may an award be granted pursuant to the 2011 Plan on or after the tenth anniversary of the effective date of the 2011 Plan.

Prohibition on Repricing

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the administrator will not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding award to reduce its price per share, including any amendment to reduce the exercise price per share of outstanding options or SARs. Furthermore, no award will be canceled and replaced with the grant of an award having a lesser price per share without the further approval of the stockholders of the Company, which includes the cancellation of outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.

Federal Income Tax Consequences Associated with the 2011 Plan

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee, director or consultant granted an award under the 2011 Plan. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and U.S. federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of U.S. federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice, and a holder of an award should rely on the advice of his or her legal and tax advisors.

Non-Qualified Stock Options.  If an optionee is granted a NQSO under the 2011 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of Common Stock at such time, less the exercise price paid. The optionee’s basis in the stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally should be the fair market value of the Common Stock on the date the optionee exercises such option. Any subsequent gain or loss generally should be taxable as a capital gain or loss.

Incentive Stock Options.  No taxable income should be recognized by the optionee at the time of the grant of an ISO, and no taxable income should be recognized for regular U.S. federal income tax purposes at the time the option is exercised; however, the excess of the fair market value of the Common Stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee should recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For U.S. federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition should result.

Upon a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares should be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition should be recognized as a capital gain or loss by the optionee.

We should not be entitled to any U.S. federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then generally we (or our subsidiary corporation) should be entitled to a U.S. federal income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Stock Appreciation Rights.  No taxable income generally should be recognized upon the grant of a SAR, but, upon exercise of the SAR, the cash or the fair market value of the shares received should be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock.  In general, a recipient of restricted stock should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture” and non-transferable, within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date), the participant should recognize ordinary income equal to the fair market value of the Common Stock on the date the restrictions lapse, less the amount the participant paid, if any, for such restricted stock. A recipient of restricted stock may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the fair market value of the Common Stock on the date of transfer, less the amount paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the recipient should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units and Deferred Stock.  A recipient of restricted stock units or a deferred stock award generally should not have ordinary income upon grant of restricted stock units or deferred stock. When the shares of Common Stock are delivered under the terms of the award, the recipient should recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards.  A recipient of a dividend equivalent award or a performance award generally should not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of Common Stock, the participant should recognize ordinary income equal to the value received.

Stock Payments.  A participant who receives a stock payment generally should recognize taxable ordinary income in an amount equal to the fair market value of the shares of Common Stock received.

Tax Deductions and Section 162(m) of the Code.  Except as otherwise described above with respect to incentive stock options, we (or our subsidiary corporation) generally should be entitled to a U.S. federal income tax deduction when and for the same amount the recipient recognizes as ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and SARs should satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is not less than the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2011 Plan may be “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described previously.

The 2011 Plan is structured in a manner that is intended to provide the Committee with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. In the event the Committee determines that it is in the Company’s best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code.  Certain awards under the 2011 Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

Vote Required

In accordance with NYSE listing requirements, approval of the 2011 Plan requires an affirmative vote of the holders of a majority of the shares of Common Stock cast on such proposal, in person or by proxy, provided the total vote cast on the proposal represents more than 50% of the outstanding shares of Common Stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our Common Stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of NYSE Votes Cast. Abstentions will have the effect of a vote against this proposal. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against this proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL IN ORDER TO: (i) ENABLE US TO PROVIDE ADDITIONAL INCENTIVE FOR OUR EMPLOYEES TO FURTHER THE GROWTH, DEVELOPMENT AND SUCCESS OF THE COMPANY BY PERSONALLY BENEFITING THROUGH THE OWNERSHIP OF THE COMPANY’S STOCK, THEREBY ALIGNING THE INTERESTS OF OUR EMPLOYEES WITH THE INTERESTS OF OUR LONG-TERM STOCKHOLDERS, (ii) ENABLE US TO ATTRACT AND RETAIN THE SERVICES OF EMPLOYEES WHO ARE ESSENTIAL TO OUR-LONG TERM SUCCESS BY OFFERING THEM AN OPPORTUNITY TO OWN STOCK AND OTHER RIGHTS THAT REFLECT OUR FINANCIAL SUCCESS AND (iii) ENABLE THE COMPANY TO COMPENSATE OUR EMPLOYEES IN WAYS OTHER THAN EXCLUSIVELY THROUGH CASH COMPENSATION.

PROPOSAL 5

RE-APPROVAL OF THE 2001 AMENDED AND RESTATED OPERATING PERFORMANCE

BONUS PLAN FOR EXECUTIVE OFFICERS OF SAFEWAY INC.

At the Annual Meeting, stockholders are being asked to re-approve the 2001 Amended and Restated Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the “Amended Bonus Plan”). The original Bonus Plan was approved by the stockholders in May 1994 and re-approved by the stockholders in May 1999. The Amended Bonus Plan was approved by the Board of Directors and the stockholders in March 2001 and May 2001, respectively, and was re-approved by the stockholders in May 2006. Section 162(m) of the Code requires that certain executive compensation plans be re-approved by the stockholders after five years in order to continue qualification of compensation awarded under such plans as performance-based compensation pursuant to Section 162(m). Accordingly, the Board is seeking the stockholders’ re-approval of the Amended Bonus Plan in order for all bonuses paid under the plan to continue to satisfy the requirements for qualified performance-based compensation under the Internal Revenue Service’s regulations under Section 162(m) and, accordingly, to be eligible for deductibility by the Company.

Description of the Amended Bonus Plan

There are currently 13 executive officers eligible to participate in the Amended Bonus Plan. The following information is only a summary of certain provisions of the Amended Bonus Plan and is qualified in its entirety by reference to the provisions of the Amended Bonus Plan. Copies of the Amended Bonus Plan will be available at the Annual Meeting and may also be obtained by sending a written request to the Company’s Secretary.

Bonus Awards

Eligibility.  Each of our executive officers (including our CEO) is eligible for a bonus award for each fiscal year in an amount equal to a pre-established percentage, determined by the Executive Compensation Committee, of the amount obtained by multiplying the executive officer’s regular weekly base salary rate by the number of weeks during a pre-established plan year that the executive served as an executive officer, up to a maximum bonus of $3 million in the case of the CEO and $1.5 million in the case of the other executive officers. An executive officer is defined as an officer subject to Section 16(a) of the Securities Exchange Act of 1934.

Business Criteria.  Each executive officer’s bonus is based on a pre-established objectively determinable performance target which includes one or more of the following components: (i) identical-store sales; (ii) operating profit; and (iii) working capital. For purposes of such goal, identical-store sales and operating profit include all of our operations.

Bonus Amount.  The bonus award for any executive officer is based on the achievement of specified levels above the performance target (along with other major performance objectives for the Company), but the Committee, in its discretion, may reduce the amount payable to any executive officer. Prior to the payment of a bonus award to an executive officer, the Committee must certify in writing the level of the performance goals attained.

Adjustments to Performance Components

The Amended Bonus Plan provides that for each fiscal year, the Committee may provide for adjustments (as determined in accordance with GAAP) to any of the performance components for one or more items of gain, loss, profit or expense (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations not qualifying as a business segment under GAAP, or (v) attributable to the business operations of any entity acquired by us during such fiscal year.

General

Base Salary Adjustments.  Any change in base salary affected after the first day of the fiscal year may be taken into account, on a proportionate basis, in computing any bonus award for the fiscal year.

Method of Payment.  Each bonus award may be paid, at the option of the recipient, in cash or in stock, or in any combination of cash and stock. Stock bonuses are awarded in accordance with the provisions of the 2007 Equity Plan.

Accounting Practices.  The components of a performance target will be determined in accordance with our accounting practices in effect on the first day of the fiscal year, subject to the adjustments described above.

Amendment.  The Amended Bonus Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) of the Code with respect to bonus awards that the Committee determines should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, no action of the Board may modify the performance targets, target bonus awards or the percentages to be used to determine such bonus awards after the commencement of the fiscal year with respect to which such bonus awards relate.

Board Recommendation

The Board of Directors believes it is in the best interests of the Company to qualify performance-based compensation for deductibility under Section 162(m) in order to maximize the Company’s income tax deductions. The re-approval of the Amended Bonus Plan is necessary to qualify performance-based compensation for such deductibility.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL, and your proxy will be so voted unless you specify otherwise.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2011

The Audit Committee has selected, and the Board of Directors has ratified, the firm of Deloitte & Touche LLP, which has served as our independent auditors since 1987, to serve as our independent registered public accounting firm for fiscal year 2011. A representative of Deloitte & Touche is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Audit Committee, although the Audit Committee will not be required to select different independent auditors. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of Deloitte & Touche LLP. See “Report of the Audit Committee” earlier in this Proxy Statement for more information regarding our independent auditors.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL, and your proxy will be so voted unless you specify otherwise.

STOCKHOLDER PROPOSAL

The following stockholder proposal is included in this Proxy Statement exactly as submitted by the stockholder proponent. We have not corrected punctuation, grammar or spelling.

PROPOSAL 7

STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

Mrs. Evelyn Y. Davis, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who is the owner of 800 shares of our Common Stock, has given notice that she intends to present the following resolution for action at the Annual Meeting:

RESOLVED: “That the stockholders of Safeway, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.” “In addition, many corporations have adopted cumulative voting.” “Last year the owners of 81,802,051 shares, representing approximately 27.2% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Board Recommendation

Our Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

Safeway’s present system for election of directors, which is like that of most major publicly traded corporations, allows all stockholders to vote on the basis of their share ownership. This procedure ensures that each director is elected by stockholders representing a majority of all shares voted. Our Board of Directors believes this voting system is the most fair and the most likely to produce an effective board of directors that will represent the interests of all of our stockholders.

In contrast, cumulative voting could promote special interest representation on the Board and would permit stockholders representing less than a majority of all shares to elect a director. This proposal would potentially allow a small stockholder group to have a disproportionate effect on the election of directors, possibly leading to the election of directors who advocate the positions of the groups responsible for their election rather than positions that are in the best interests of all stockholders. Furthermore, our Board believes cumulative voting may interfere with the continuing efforts of our Nominating and Corporate Governance Committee to develop and maintain a diverse Board of Directors comprised of individuals with the wide range of knowledge, experience and expertise necessary to best serve the Company. Most companies have eliminated cumulative voting, and most states that once mandated cumulative voting in corporate elections have repealed this requirement.

Our Board has taken a number of steps to achieve greater accountability to stockholders, and it does not believe cumulative voting enhances that accountability. Currently, all but two of our directors are independent. Our Board has a robust process to ensure the nomination and election of independent directors. Procedures adopted by the Nominating and Corporate Governance Committee include an examination of the candidate’s qualifications in light of our standards for overall structure and composition of the Board and the minimum director qualifications, as set forth in our Corporate Governance Guidelines and the Committee’s charter, in addition to the candidate’s independence as set forth in our Director Independence Standards and the NYSE listing standards. The Nominating and Corporate Governance Committee also considers candidates for director recommended by any stockholder who is, and has been for a period of at least six months, the beneficial owner of more than 1% of the outstanding shares of our Common Stock. Candidates nominated by stockholders will be evaluated in the same manner as any candidate identified by a Committee member. In addition, our Board has taken a number of other steps to increase accountability to stockholders. The following practices adopted by the Board demonstrate the Board’s commitment to sound corporate governance:

•	The annual election of all directors;
•	A majority voting standard for the election of directors;
•	Director nomination procedures and qualification criteria for director candidates;
•	A policy to submit any stockholder rights plan to a stockholder vote;
•

A By-Law providing that the amendment of any stockholder rights plan that has the effect of extending the term of the stockholder rights plan shall require the approval of three quarters of the independent members of the Board, and further providing that any stockholder rights plan adopted after the effective date of the By-Law will expire if not so amended no later than one year following the later of the date of its adoption and the date of its last such amendment, in each case where the plan or amendment was not approved or ratified by our stockholders; and

•	A policy regarding stockholder communications with the Board, the Lead Independent Director, any Board committee or any individual director.

The proponent of this proposal has offered no evidence that cumulative voting would produce a more qualified or effective Board of Directors for the Company. Accordingly, the Board believes the present method of voting, which includes the majority vote standard, not only best promotes the election of directors who will represent the interests of our stockholders as a whole, but also ensures that individual stockholders have a meaningful voice in whether any particular director nominee is elected to the Board.

This proposal was rejected by our stockholders at each of the 12 annual meetings at which it has been presented.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL, and your proxy will be so voted unless you specify otherwise.

GENERAL

Stockholder Proposals for 2012 Proxy Statement

Stockholder proposals for inclusion in the 2012 Proxy Statement must be received at our principal executive offices on or before December 2, 2011. In addition, all stockholder proposals for inclusion in the 2012 Proxy Statement must comply with the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934. Our By-Laws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Corporate Secretary in writing 90 to 120 days prior to the first anniversary of the date of the prior year’s annual meeting or, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than 120 days prior to the actual meeting date and no later than 90 days prior to the actual meeting date (or, if later, the 10th day following public disclosure of the date of the annual meeting). Such notice must set forth certain information specified in our By-Laws.

Fiscal Year 2010 Annual Report

Our Annual Report to Stockholders for the fiscal year ended January 1, 2011 is being made available along with this Proxy Statement.

By Order of the Board of Directors,

Robert A. Gordon

Secretary

Dated: April 1, 2011

SAFEWAY INC. 2011 EQUITY AND INCENTIVE AWARD PLAN

Safeway Inc., a Delaware corporation (the “Company”), by resolution of its Board of Directors, hereby adopts the Safeway Inc. 2011 Equity and Incentive Award Plan (the “Plan”). The Plan will become effective upon the approval of the Company’s stockholders (the “Effective Date”).

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

The Chief Executive Officer of the Company shall not be eligible to be granted any Awards under the Plan.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 10.5, the term “Administrator” shall refer to such person(s) unless the Committee has revoked such delegation.

1.2. “Award” shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Dividend Equivalents Award, a Deferred Stock Award, a Stock Payment Award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

1.3. “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

1.4. “Award Limit” shall mean 2,000,000 shares of Common Stock for grants to any executive officer of the Company in any calendar year or to any Employee (other than an executive officer of the Company) in the calendar year of his or her hiring, 800,000 shares of Common Stock for grants to any Employee (other than an executive officer of the Company) in any calendar year following his or her hiring and 800,000 shares of Common Stock for grants to any Consultant in any calendar year, in each case as adjusted pursuant to Section 11.3; provided, however, that each share of Common Stock subject to an Award shall be counted as one share against the Award Limit. Solely with respect to Performance Awards granted pursuant to Section 8.2(b) and payable solely in cash, “Award Limit” shall mean $5,000,000.

1.5. “Board” shall mean the Board of Directors of the Company.

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1.6. “Change in Control” shall mean the occurrence of any of the following transactions or events occurring on or after the Effective Date:

(a) any “person” (as defined below) or “group” (as defined in Section 13(d)(3) of the Exchange Act and the rules thereunder), together with all affiliates of such person or group, shall become the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 25% or more of the combined voting power of the Company’s then outstanding voting securities, other than an Exempt Person; provided, however, that, notwithstanding the foregoing, a Change in Control shall not occur under this subsection (a) by reason of a person or group (together with the affiliates thereof) becoming the beneficial owner of 25% or more of the outstanding voting securities of the Company solely as a result of an acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportionate number of voting securities beneficially owned by such person or group (together with the affiliates thereof) to 25% or more of the voting securities of the Company then outstanding; and, provided, further, that if a person or group (together with the affiliates thereof) shall become the beneficial owner of 25% or more of the voting securities of the Company then outstanding solely as a result of an acquisition of voting securities by the Company and shall, after such acquisition by the Company, become the beneficial owner of additional voting securities of the Company (other than pursuant to a dividend or distribution paid or made by the Company in voting securities or pursuant to a split or subdivision of the outstanding voting securities), then a Change in Control shall occur under this subsection (a) unless, upon becoming the beneficial owner of such additional voting securities, such person or group (together with the affiliates thereof) does not beneficially own 25% or more of the voting securities then outstanding;

(b) during any 12-month period beginning on or after the Effective Date, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director during such 12-month period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of: (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, if, as a result of the transaction, the Company’s voting securities outstanding immediately before the transaction (or the securities into which such voting securities are converted as a result of the transaction) fail to represent, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company (or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) immediately after the transaction; and

(d) the Company’s stockholders approve a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date on which the ownership of such person or group is measured were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders. For all purposes of this Plan, any calculation of the number of securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding voting securities of which any person or group is the

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beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. For purposes of this definition of “Change in Control,” “person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, association or other entity.

1.7. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8. “Committee” shall mean the Executive Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9. “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

1.10. “Company” shall mean Safeway Inc., a Delaware corporation.

1.11. “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any Subsidiary; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.12. “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.13. “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 8.5 of the Plan.

1.14. “Director” shall mean a member of the Board.

1.15. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 8.3 of the Plan.

1.16. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

1.17. “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

1.18. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.

1.19. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.20. “Exempt Person” shall mean any of the following:

(a) a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company,

(b) the Company or a Subsidiary, and

(c) a person that is owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their beneficial ownership of the voting securities of the Company.

No person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such person’s status or authority as such, to be the beneficial owner of any securities that are beneficially owned, including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

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1.21. “Fair Market Value” means, as of any date:, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or any national market system, including without limitation any market system of The NASDAQ Stock Market, the value of a share of Common Stock shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date, or if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a share of Common Stock shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on the date in question, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a share of Common Stock shall be established by the Administrator in good faith.

1.22. “FDA” means the United States Food and Drug Administration.

1.23. “Fiscal Year” means the fiscal year of the Company.

1.24. “Full Value Award” means any Award other than an Option or a Stock Appreciation Right.

1.25. “Holder” shall mean a person who has been granted an Award.

1.26. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.27. “Non-Employee Director” shall mean a member of the Board who is not an Employee.

1.28. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.29. “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

1.30. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 8.2 of the Plan.

1.31. “Performance Criteria” means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales,

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(x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, and (xvi) price per share of Common Stock, (xvii) FDA or other regulatory body approval for commercialization of a product, (xviii) market share, (xix) identical store sales, and (xx) identical store sales excluding fuel, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

(b) The Committee may, in its discretion, at the time of grant, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; or (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”).

1.32. “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

1.33. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

1.34. “Plan” shall mean the Safeway Inc. 2011 Equity and Incentive Award Plan, as amended from time to time.

1.35. [Reserved]

1.36. [Reserved]

1.37. “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan that is subject to repurchase or forfeiture.

1.38. “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Section 8.6.

1.39. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.40. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.41. “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.42. “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to an Employee, Consultant or Non-Employee Director in cash, awarded under Article VIII of the Plan.

1.43. “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty

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percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.44. “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.45. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.46. “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment or service with the Company or any Subsidiary. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, without limitation, the question of whether a Termination of Consultancy resulted from a discharge for cause. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing. For purposes of the Plan, the engagement of a Holder as a Consultant to a Subsidiary shall be deemed to be terminated in the event that the Subsidiary engaging such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

1.47. “Termination of Directorship” shall mean the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

1.48. “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, and (b) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for cause; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

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ARTICLE II.

SHARES SUBJECT TO PLAN

2.1. Shares Subject to Plan.

(a) Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be equal to 20,000,000 shares (the “Authorized Shares”). The aggregate number of shares of Common Stock available for issuance under the Plan pursuant to this Section 2.1 shall be reduced by 2.5 shares for each share of Common Stock delivered in settlement of any Full Value Award.

(b) If any shares of Common Stock subject to an Award that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part), the shares of Common Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full Value Award is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the shares of Common Stock available under the Plan shall be increased by 2.5 shares for each share of Common Stock subject to such Full Value Award that is forfeited, expired or settled in cash. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares of Common Stock authorized for grant under Section 2.1(a) and will not be available for future grants of Awards: (i) shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares purchased on the open market with the cash proceeds from the exercise of Options. Any shares repurchased by the Company under Section 7.5 at the same price paid by the Holder so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(b), no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

2.2. Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market.

2.3. Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article XI, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee, Consultant or Non-Employee Director during any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE III.

GRANTING OF AWARDS

3.1. Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

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3.2. Provisions Applicable to Covered Employees.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee, including Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Fiscal Year in question or any other designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Fiscal Year or other designated fiscal period or period of service (including any applicable adjustments), (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Fiscal Year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Fiscal Year or other designated fiscal period or period of service. Following the completion of each Fiscal Year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such Fiscal Year or other designated fiscal period or period of service. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Fiscal Year or other designated fiscal period or period of service.

(d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4. Vesting Limitations.

(a) Full Value Awards made under the Plan shall become vested over a period of not less than (a) three years from the grant date of the Award for all Full Value Awards that vest based solely on employment or service with the Company or one of its Subsidiaries, or (b) one year following the commencement of the Performance Period, for Full Value Awards that vest based upon the attainment of Performance Goals or other performance-based objectives; provided, however, that, notwithstanding the foregoing, an aggregate number of shares of Common Stock equal to five percent of the Authorized Shares may be granted subject to Full Value Awards granted under the Plan without respect to the minimum vesting provisions of this Section 3.4.

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(b) Following the grant of an Award, the Administrator, in its discretion and on whatever terms and conditions it selects, may provide that the period during which an Award vests or becomes exercisable will accelerate, in whole or in part, in connection with a change in ownership control or a Holder’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by reason of the Holder’s retirement, death, disability or termination without cause. In addition, the Administrator may accelerate the vesting or exercisability of an aggregate number of shares of Common Stock not to exceed five percent of the Authorized Shares at any time and for any reason. Except as permitted under this Section 3.4(b), the Administrator shall not accelerate the vesting or exercisability of any Award after the grant date of such Award. Nothing in this Section 3.4(b) shall be construed to limit or restrict the Administrator’s authority to establish the terms of an Award at the time of grant, including the events or conditions upon which the vesting or exercisability of an award may accelerate.

3.5. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

3.6. No Awards Granted to Chief Executive Officer of the Company. Notwithstanding any other provision of the Plan, the Chief Executive Officer of the Company shall not be eligible to be granted any Awards under the Plan and no Awards shall be granted to the Chief Executive Officer of the Company under the Plan.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,

CONSULTANTS AND NON-EMPLOYEE DIRECTORS

4.1. Eligibility. Any Employee or Consultant selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Non-Employee Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

4.2. Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a Subsidiary Corporation.

4.4. Granting of Options to Employees and Consultants.

(a) The Administrator shall from time to time, in its discretion, and, subject to applicable limitations of the Plan:

(i) Select from among the Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees or Consultants;

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(iii) Subject to Section 4.2 and Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code); and

(iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of an Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5. Granting of Options to Non-Employee Directors. The Administrator shall from time to time, in its discretion, and subject to applicable limitations of the Plan:

(a) Select from among the Non-Employee Directors (including Non-Employee Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Non-Employee Directors; and

(c) Subject to the provisions of Article V, determine the terms and conditions of such Options, consistent with the Plan.

ARTICLE V.

TERMS OF OPTIONS

5.1. Option Price. The price per share of Common Stock subject to each Option granted to Employees, Non-Employee Directors and Consultants shall be set by the Administrator; provided, however, that:

(a) In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);

(b) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(c) In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

5.2. Option Term. The term of an Option granted to an Employee, Consultant or Non-Employee Director shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any

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Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code). Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.

5.3. Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no Option granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the Option was granted. At any time after grant of an Option, the Administrator may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests, subject to Section 3.4(b).

(b) No portion of an Option granted to an Employee, Consultant or Non-Employee Director which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option, subject to Section 3.4(b).

(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.

5.4. Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

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6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. Such rules may provide that for administrative convenience an Option may not be exercised during such period (not exceeding 10 days) as is specified in advance by the Administrator. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

6.3. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any federal, state or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

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(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.4. Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5. Ownership and Transfer Restrictions. The Administrator, in its discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

6.6. Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1. Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee, Consultant or Non-Employee Director who the Administrator determines should receive such an Award.

7.2. Award of Restricted Stock.

(a) The Administrator may from time to time, in its discretion:

(i) Select from among the Employees, Non-Employee Directors or Consultants (including Employees, Non-Employee Directors or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of an Employee, Consultant or Non-Employee Director to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3. Rights as Stockholders. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

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7.4. Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance and individual performance; provided, however, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise, subject to Section 3.4(b).

7.5. Repurchase of Restricted Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise, subject to Section 3.4(b).

7.6. Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8. Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,

STOCK PAYMENTS, RESTRICTED STOCK UNITS

8.1. Eligibility. Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent Awards, Stock Payment Awards, Deferred Stock Awards and/or Restricted Stock Unit Awards may be granted to any Employee, Consultant or Non-Employee Director whom the Administrator determines should receive such an Award.

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8.2. Performance Awards.

(a) Any Employee, Consultant or Non-Employee Director selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Consultant or Non-Employee Director.

(b) Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any Covered Employee in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to Covered Employees shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum aggregate amount of all Performance Awards granted to a Covered Employee under this Section 8.2(b) during any calendar year shall not exceed the Award Limit. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of GAAP.

8.3. Dividend Equivalents. Any Employee, Consultant or Non-Employee Director selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Full Value Award is granted and the date such Full Value Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.4. Stock Payments. Any Employee, Consultant or Non-Employee Director selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.5. Deferred Stock. Any Employee, Consultant or Non-Employee Director selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.6. Restricted Stock Units. Any Employee, Consultant or Non-Employee Director selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify

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such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee, Consultant or Non-Employee Director, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed.

8.7. Term. The term of a Performance Award, Dividend Equivalent Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award shall be set by the Administrator in its discretion.

8.8. Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment Award or shares distributed pursuant to a Restricted Stock Unit Award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.9. Exercise upon Termination of Employment, Termination of Consultancy or Termination of Directorship. A Performance Award, Dividend Equivalent Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award is exercisable or distributable only while the Holder is an Employee, Consultant or Non-Employee Director, as applicable; provided, however, that the Administrator in its discretion may provide that the Performance Award, Dividend Equivalent Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award may be exercised or distributed subsequent to a Termination of Employment, Termination of Directorship or Termination of Consultancy following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and, provided, further, that, except with respect to Performance Awards granted to Covered Employees, the Administrator in its discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a Change in Control, or because of the Holder’s retirement, death or disability or termination without cause, or otherwise, subject to Section 3.4(b).

8.10. Form of Payment. Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1. Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Employee, Consultant or Non-Employee Director selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

9.2. Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

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(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3. Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the ISAR is granted. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine; provided, however, that unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the ISAR was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Consultant or Non-Employee Director; provided, that the Administrator may provide that ISARs may be exercised following a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, or following a Change in Control, or because of the Holder’s retirement, death or disability or termination without cause, or otherwise, subject to Section 3.4(b).

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4. Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

ADMINISTRATION

10.1. Committee. The Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3, and a majority of whom are intended to qualify as “outside directors” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board. For purposes of any action taken with respect to Section 162(m) of

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the Code, such actions shall be taken solely by Non-Employee Directors who qualify as “outside directors” for purposes of Section 162(m) of the Code, or by a subcommittee of the Committee comprised solely of Non-Employee Directors who qualify as “outside directors” for purposes of Section 162(m) of the Code.

10.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, to delegate authority in accordance with Section 10.5 and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Committee.

10.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5. Delegation of Authority to Grant Awards. To the extent permitted by applicable law, the Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee or committees consisting of one or more members of the Board and/or one or more officers of the Company; provided, however, that the authority to grant awards to the following individuals may not be delegated: (a) individuals who are subject to the reporting rules under Section 16(a) of the Exchange Act, (b) individuals who are Covered Employees, and (c) individuals who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1. Transferability of Awards.

(a) Except as otherwise provided in Section 11.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator,

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pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.1(a), the Administrator, in its discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); (iii) any transfer of a Non-Qualified Stock Option to a Permitted Transferee shall be without consideration; and (iv) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any federal, state, local and foreign tax and securities laws applicable to transferable Non-Qualified Stock Options.

11.2. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, or the Executive Compensation Committee of the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) result in a material change in eligibility requirements. Except as provided in Section 11.12, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

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(b) The expiration of ten (10) years from the date the Plan is first approved by the Company’s stockholders.

11.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 11.3(d), in the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock, then the Administrator shall equitably adjust any or all of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards;

(iii) [Reserved]

(iv) The grant or exercise price with respect to any Award.

(b) Subject to Section 11.3(d), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide for the replacement of such Award with other rights or property selected by the Administrator in its discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(iii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iv) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(v) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

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(vi) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vii) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c) Subject to Sections 11.3(d) and 3.2, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Awards which are granted to Covered Employees and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(e) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f) No action shall be taken under this Section 11.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(g) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.3(a) and 11.3(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 11.3(g) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

For purposes of this Section 11.3(g), “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of

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Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.4. Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. No Awards may be granted or awarded prior to such stockholder approval. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan.

11.5. Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.6. Prohibition on Repricing. Subject to Section 11.3, the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 11.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.7. Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Employment, Termination of Directorship or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in

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any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Employment, Termination of Directorship or Termination of Consultancy for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.8. Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.9. Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.10. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.11. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

11.12. Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

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11.13. Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

11.14. No Rights to Awards. No Holder or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Holders or any other persons uniformly.

11.15. Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any affiliate of the Company.

11.16. Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any affiliate of the Company except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.17. Expenses. The expenses of administering the Plan shall be borne by the Company and its affiliates.

*  *  *  *  *

I hereby certify that the foregoing Safeway Inc. 2011 Equity and Incentive Award Plan was duly adopted by the Board of Directors of Safeway Inc. on                                         , 2011.

Executed on this      day of                                         , 2011.

Corporate Secretary

*  *  *  *  *

I hereby certify that the foregoing Safeway Inc. 2011 Equity and Incentive Award Plan was approved by the stockholders of Safeway Inc. on                                         , 2011.

Executed on this      day of                                         , 2011.

Corporate Secretary

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THE 2001 AMENDED AND RESTATED OPERATING

PERFORMANCE BONUS PLAN

FOR EXECUTIVE OFFICERS OF SAFEWAY INC.

Safeway Inc., a Delaware corporation (the “Company”), previously adopted The Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the “Plan”). The objectives of the Plan are to motivate and reward executives to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives.

Under the terms of the Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Plan. The Board of Directors of the Company has adopted this amendment and restatement of the Plan, effective with respect to bonuses for fiscal years beginning on or after December 31, 2000, subject to approval of this amendment and restatement of the Plan by the stockholders of the Company.

ARTICLE I.

DEFINITIONS

Section 1.1 – Base Compensation. “Base Compensation” shall mean the Participant’s regular weekly base salary rate, excluding moving expenses, bonus pay and other payments which are not considered part of regular weekly salary rate, multiplied by the number of weeks the Participant is eligible, including up to six weeks of Paid Leave of Absence. Any changes in the Participant’s regular weekly base salary rate effected during the fiscal year of the Company shall be taken into account, on a proportionate basis, in computing any bonus award for the fiscal year.

Section 1.2 – Paid Leave of Absence. “Paid Leave of Absence” shall mean a period of time during which a Participant performs no duties due to an illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which the Participant is so paid or so entitled to payment by the Company, whether direct or indirect, but excluding vacation time.

Section 1.3 – Participant. “Participant” shall mean the Company’s Chief Executive Officer (“CEO”) and any other Executive Officer (including the Senior Vice President – Supply). “Executive Officer” shall mean any officer of the Company subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.

ARTICLE II.

BONUS AWARDS

Section 2.1 – CEO. The CEO is eligible for a bonus award under this Section 2.1. For each fiscal year of the Company, the Executive Compensation Committee of the Board (the “Committee”) shall establish an objectively determinable performance target under this Section 2.1, which shall include one or more of the following components of overall Company performance: (i) identical store sales, (ii) operating profit, and (iii) working capital, in each case as determined in accordance with the Company’s accounting practices, as in effect on the first day of such fiscal year, and which may also provide for adjustments in accordance with Section 2.4. Achievement of specified levels above the performance target will result in a bonus award to the CEO not to exceed a percentage of Base Compensation determined by the Committee, up to a maximum bonus award of $3.0 million, paid in accordance with Article III. The Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. At the discretion of the Committee, however, the Committee may reduce the bonus amount payable to the CEO1. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the fiscal year to which such bonus award relates.

[1]	Per amendment dated 3/26/2002

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Section 2.2 – Executive Officers. Each Executive Officer (including the Senior Vice President – Supply, but excluding the CEO) is eligible for a bonus award under this Section 2.2. Achievement of specified levels above the performance target described under Section 2.1 will result in a bonus award to an Executive Officer not to exceed a percentage of such Executive Officer’s Base Compensation determined by the Committee, up to a maximum bonus award of $1.5 million, paid in accordance with Article III. For each Executive Officer, the Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. At the discretion of the Committee, however, the Committee may reduce the bonus amount payable to any Executive Officer. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the fiscal year to which such bonus award relates.

Section 2.3 – Senior Vice President – Supply. The Senior Vice President – Supply is eligible for a bonus award under this Section 2.3. For each fiscal year of the Company, the Committee shall establish an objectively determinable performance target under this Section 2.3, which shall include one or more of the following components of performance for the Supply Division: (i) Supply Division operating income, (ii) plant performance, (iii) third party sales income contribution, (iv) working capital, and (v) identical store sales, in each case as determined in accordance with the Company’s accounting practices, as in effect on the first day of such fiscal year, and which may also provide for adjustments in accordance with Section 2.4. Achievement of specified levels above the performance target will result in a bonus award not to exceed a percentage of Base Compensation determined by the Committee, up to a maximum bonus award of $550,000, paid in accordance with Article III. The Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Supply Division for the fiscal year to which such bonus award relates.

Section 2.4 – Adjustments to Performance Components. For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with generally accepted accounting principles (“GAAP”), to any of the performance components under Section 2.1, 2.3 or 5.3 for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (v) attributable to the business operations of any entity acquired by the Company during the fiscal year.

ARTICLE III.

PAYMENT OF BONUS AWARD

Section 3.1 – Form of Payment. Each Participant’s bonus award may be paid, at the option of the Participant, in cash or in stock, or in any combination of cash and stock. Stock bonuses shall be paid in accordance with the provisions of the Safeway Inc. 2007 Equity and Incentive Award Plan.

Section 3.2 – Timing of Payment. Unless otherwise directed by the Committee, each bonus award shall be paid as soon as practicable after the end of the fiscal year to which such bonus award relates, but in no event earlier than the January 1 closest to the end of the fiscal year to which such bonus award relates nor later than the March 15 next following the end of the fiscal year to which such bonus award relates.

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ARTICLE IV.

SECTION 162(m)

Section 4.1 – Qualified Performance Based Compensation. The Committee, in its discretion, may determine whether a bonus award should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and may take such actions which it may deem necessary to ensure that such bonus award will so qualify.

Section 4.2 – Performance Goals. With respect to any bonus award which the Committee determines should qualify as performance-based compensation, any of the performance targets described in Sections 2.1 and 2.3, if applicable to such bonus award, shall be established in writing before the first day of the fiscal year to which such bonus award relates; provided, however, that, to the extent permitted under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, such performance targets may be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed.

ARTICLE V.

TRANSFERS, TERMINATIONS AND NEW EXECUTIVE OFFICERS

Section 5.1 – Transfers. For a Participant who is transferred from one Executive Officer position to another during a fiscal year, the bonus award for the fiscal year will be the sum of the pro-rata bonus awards calculated for each position.

Section 5.2 – Terminations. Except as provided in Section 5.1 or as otherwise provided by the Committee, a Participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an Executive Officer at any time during a fiscal year shall not be eligible to receive a partial fiscal year bonus award, except when the reason for leaving the position is for reason of health or retirement; provided, however, that with respect to a Participant who leaves for reason of health or retirement, the Committee may determine that such Participant shall not receive a partial fiscal year bonus award.

Section 5.3 – New Executive Officers. A Participant who is transferred from a non-Executive Officer position to an Executive Officer position during a fiscal year, or who commences employment with the Company in an Executive Officer position during a fiscal year, shall be eligible for a bonus award for such fiscal year in accordance with Article II, unless the Committee determines, on the basis that the performance targets established under Article II are no longer substantially uncertain or otherwise, that such Participant shall be eligible for a bonus award for such fiscal year under this Section 5.3. In the event a Participant is eligible for a bonus award under this Section 5.3, for such fiscal year, the Committee shall establish an objectively determinable performance target under this Section 5.3, which shall relate to such Participant’s period of service as an Executive Officer during such fiscal year, and which shall include one or more of the performance components specified in Section 2.1 (and, if such a Participant is the Senior Vice President – Supply, one or more of the performance components under Section 2.3) and may also provide for adjustments in accordance with Section 2.4. Achievement of specified levels above the performance target will result in a bonus award to such Participant not to exceed a percentage of Base Compensation determined by the Committee, up to a maximum bonus award of $3.0 million (in the case of the CEO) or $1.5 million (in the case of any Executive Officer other than the CEO), paid in accordance with Article III. The Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. At the discretion of the Committee, however, the Committee may reduce the bonus payable to any such Participant (other than the CEO).

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Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the fiscal year to which such bonus award relates. With respect to any bonus award under this Section 5.3 which the Committee determines should qualify as performance-based compensation, any of the performance targets described in this Section 5.3, if applicable to such bonus award, shall be established in writing before the first day of such Participant’s employment in an Executive Officer position during the fiscal year to which such bonus relates; provided, however, that, to the extent permitted under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, such performance targets may be established in writing by the Committee after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has been established.

ARTICLE VI.

ADMINISTRATION

Section 6.1 – Committee

(a) The Committee shall consist of at least two persons appointed by and holding office at the pleasure of the Board.

(b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

Section 6.2 – Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee.

Section 6.3 – Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

ARTICLE VII.

OTHER PROVISIONS

Section 7.1 – Amendment, Suspension or Termination of the Plan. This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) with respect to bonus awards which the Committee determines should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, no action of the Board may modify the performance targets described in Sections 2.1 and 2.3 if applicable to such bonus awards, after the commencement of the year with respect to which such bonus awards relate.

Section 7.2 – Recoupment. The Committee shall, in appropriate circumstances, as determined by the Committee in its discretion, and to the extent permitted by applicable law, require an Executive Officer to reimburse the Company, and such Executive Officer shall reimburse the Company, for the bonus award(s) (or

4

that portion thereof) paid under the Plan that would not have been paid based upon restated financial results filed with the Securities and Exchange Commission, where:

(a) an Executive Officer engages in ethical misconduct that causes a material restatement of any of the Company’s financial statements filed with the Securities and Exchange Commission,

(b) the determination of the Company’s performance relative to the applicable performance targets for the awards described in Sections 2.1, 2.2 and 2.3 is affected by such restated financial results, and

(c) the Committee, in its discretion, determines that, after making appropriate adjustments to the performance targets for the affected years, any changes in bonus amounts payable based on the restated financial results would not have effectively offset one another.

Notwithstanding the foregoing, in no event shall an Executive Officer be required to reimburse the Company with respect to all or any portion of a bonus award paid either (i) more than three years prior to the date of the financial restatement or (ii) on or before December 31, 2008. Any recoupment under this Section 7.2 may be in addition to any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 9:00 p.m., Pacific time, on May 18, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/swy • Follow the steps outlined on the secured Web site.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.
1. Nominees:		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Steven A. Burd	☐	☐	☐	02 - Janet E. Grove	☐	☐	☐	03 - Mohan Gyani	☐	☐	☐

	04 - Paul Hazen	☐	☐	☐	05 - Frank C. Herringer	☐	☐	☐	06 - Kenneth W. Oder	☐	☐	☐

	07 - T. Gary Rogers	☐	☐	☐	08 - Arun Sarin	☐	☐	☐	09 - Michael S. Shannon	☐	☐	☐

	10 - William Y. Tauscher	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR the following Proposals:			The Board of Directors recommends a vote for an annual frequency:
	For	Against	Abstain		1 Yr	2 Yrs	3 Yrs	Abstain
2. Non- binding advisory vote on executive compensation (“ Say-on-Pay”).	☐	☐	☐	3. Non-binding advisory vote on the frequency of Say-on-Pay votes.	☐	☐	☐	☐
4. Approval of the 2011 Equity and Incentive Award Plan.	☐	☐	☐	The Board of Directors recommends a vote AGAINST the following Proposal:
5. Re-approval of the 2001 Amended and Restated Operating Performance Bonus Plan.	☐	☐	☐	7. Stockholder proposal requesting cumulative voting.		For ☐	Against ☐	Abstain ☐
6. Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011.	☐	☐	☐
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – D ON BOTH SIDES OF THIS CARD.

■	1 U P X	+
01ACGC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Safeway Inc.	+

For the Annual Meeting - May 19, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 1, 2011, appoints Steven A. Burd and Robert A. Gordon, and each or either of them as Proxies, with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Corporate Offices of Safeway Inc., 5918 Stoneridge Mall Road, Pleasanton, California on Thursday, May 19, 2011 at 1:30 p.m., Pacific time, or at any and all adjournments or postponements thereof, with all powers which the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED UNDER ITEM (1), “FOR” THE PROPOSALS DESCRIBED IN ITEMS (2), (4), (5) AND (6), FOR AN ANNUAL FREQUENCY DESCRIBED IN ITEM (3) AND “AGAINST” THE STOCKHOLDER PROPOSAL DESCRIBED IN ITEM (7), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ACCOMPANYING PROXY STATEMENT, AND, IN THE DISCRETION OF THE PROXIES, ON OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING. IF ANY OF THE NAMED NOMINEES SHOULD BECOME UNAVAILABLE PRIOR TO THE ANNUAL MEETING, THE PROXY WILL BE VOTED FOR ANY SUBSTITUTE NOMINEE OR NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

Safeway stockholders as of the close of business on March 21, 2011 are entitled to attend the Annual Meeting. See “Annual Meeting Admission” on page 3 of the Proxy Statement for details on admission procedures.

C	Non-Voting Items

Change of Address — Please print new address below.	Annual Report/Proxy Statement		Meeting Attendance
	Mark the box to the right if you would like to receive future delivery of proxy materials electronically.	☐	Mark the box to the right if you plan to attend the Annual Meeting.	☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – D ON BOTH SIDES OF THIS CARD.	+